UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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WAVE LIFE SCIENCES LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WAVE LIFE SCIENCES LTD.

(Incorporated in the Republic of Singapore)

(Company Registration Number 201218209G)

NOTICE OF 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TIME: 11:00 a.m., Eastern Time

DATE: August 12, 2020

PLACE: Wave Life Sciences Ltd., 733 Concord Avenue, Cambridge, MA 02138

To Our Shareholders:

You are cordially invited to attend the 2020 Annual General Meeting of Shareholders of Wave Life Sciences Ltd. to be held at 11:00 a.m., Eastern Time, on Wednesday, August 12, 2020 at 733 Concord Avenue, Cambridge, MA 02138. In this Notice, we refer to the 2020 Annual General Meeting of Shareholders as the “2020 AGM” and we refer to Wave Life Sciences Ltd. as “Wave,” the “Company,” “we,” “us” and “our.” Details regarding the 2020 AGM, the business to be conducted at the 2020 AGM, and information about Wave Life Sciences Ltd. that you should consider when you vote your shares are described in the attached proxy statement. The 2020 AGM is subject to the evolving COVID-19 situation, and shareholders should note that we may be required or it may be advisable to change our meeting arrangements for the 2020 AGM on short notice. Shareholders should refer to Wave’s website at https://ir.wavelifesciences.com/ and/or its announcements for the latest updates on the status of the 2020 AGM.

The 2020 AGM will be held for the following purposes:

As Special Business

1.	(a)	To elect Paul B. Bolno, M.D., MBA to serve on the Board of Directors;

(Ordinary Resolution 1(a))

(b)	To elect Mark H.N. Corrigan, M.D. to serve on the Board of Directors;

(Ordinary Resolution 1(b))

(c)	To elect Christian Henry to serve on the Board of Directors;

(Ordinary Resolution 1(c))

(d)	To elect Peter Kolchinsky, Ph.D. to serve on the Board of Directors;

(Ordinary Resolution 1(d))

(e)	To elect Amy Pott to serve on the Board of Directors;

(Ordinary Resolution 1(e))

(f)	To elect Adrian Rawcliffe to serve on the Board of Directors;

(Ordinary Resolution 1(f))

(g)	To elect Ken Takanashi to serve on the Board of Directors;

(Ordinary Resolution 1(g))

(h)	To elect Aik Na Tan to serve on the Board of Directors;

(Ordinary Resolution 1(h))

(i)	To elect Gregory L. Verdine, Ph.D. to serve on the Board of Directors;

(Ordinary Resolution 1(i))

(j)	To elect Heidi L. Wagner, J.D. to serve on the Board of Directors;

(Ordinary Resolution 1(j))

Subject to the passing of Ordinary Resolution 1(h), to note the retirement of Koji Miura at the conclusion of the 2020 AGM.

As Ordinary Business

2.

To approve the re-appointment of KPMG LLP to serve as our independent registered public accounting firm and independent Singapore auditor for the year ending December 31, 2020, and to authorize the Audit Committee of the Board of Directors to fix KPMG LLP’s remuneration for services provided through the date of our 2021 Annual General Meeting of Shareholders;

(Ordinary Resolution 2)

3.

To approve the Company’s payment of cash and equity-based compensation to non-employee directors for service on the Board of Directors and its committees, in the manner and on the basis as set forth under “Proposal 3: Non-Employee Directors’ Compensation” in the attached proxy statement;

(Ordinary Resolution 3)

As Special Business

4.

Pursuant to the provisions of Section 161 of the Singapore Companies Act (the “Singapore Companies Act”), Chapter 50, and also subject to the provisions of the Singapore Companies Act and our Constitution, authority be, and hereby is, given to our Board of Directors:

(a)	to:

(i)	allot and issue ordinary shares in our capital; and/or

(ii)

make or grant offers, agreements, options or other instruments (including the grant of awards or options pursuant to our equity-based incentive plans and agreements in effect from time to time) that might or would require ordinary shares to be allotted and issued, whether such allotment or issuance would occur during or after the expiration of this authority (including but not limited to, the creation and issuance of warrants, rights, units, purchase contracts, debentures or other instruments (including debt instruments) convertible into or exercisable for ordinary shares), at any time to and/or with such persons and upon such terms and conditions, for such purposes and for consideration as our directors may in their sole discretion deem fit, and with such rights or restrictions as our directors may think fit to impose and as are set forth in our Constitution; and

(b)

to allot and issue ordinary shares in our capital pursuant to any offer, agreement, option or other agreement made, granted or authorized by our directors while this resolution was in effect, regardless of whether the authority conferred by this resolution may have ceased to be in effect at the time of the allotment and issuance, and that such authority, if approved by our shareholders, shall continue in effect until the earlier of the conclusion of our 2021 Annual General Meeting of Shareholders or the expiration of the period within which our 2021 Annual General Meeting of Shareholders is required by law to be held;

(Ordinary Resolution 4)

5.	To approve, on a non-binding, advisory basis only, the compensation of our named executive officers:

“RESOLVED, on a non-binding, advisory basis only, that the compensation paid to the named executive officers of the Company, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”

This non-binding advisory resolution is being proposed to shareholders as required pursuant to the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” The shareholders’ vote on this proposal is solely advisory and non-binding in nature, will have no legal effect for purposes of Singapore law and will not be enforceable against our Company or our Board of Directors; and

(Non-Binding Advisory Resolution 5)

6.	To transact such other business as may properly come before the 2020 AGM and all adjournments or postponements thereof.

The Board of Directors recommends the approval of each of the first five proposals.

All of the above proposals should be read in conjunction with the attached proxy statement, which sets out the specific parameters of the proposals.

Each of the matters to be voted on at the 2020 AGM (other than Proposal 5, which is the only non-binding advisory resolution) may be passed by ordinary resolution pursuant to our Constitution.

Notes About the Annual General Meeting of Shareholders

Eligibility to Vote at 2020 AGM. The Board of Directors has fixed the close of business on June 17, 2020 as the record date for determining those shareholders who will be entitled to receive copies of this Notice and the attached proxy statement. However, under Singapore law, only registered holders of our ordinary shares (i.e., persons whose names appear on the Register of Members of the Company maintained in accordance with Section 190 of the Singapore Companies Act), or “shareholders of record,” on the date of the 2020 AGM, August 12, 2020, will be entitled to vote at the 2020 AGM. If you have sold or transferred any of your ordinary shares after June 17, 2020 and prior to the 2020 AGM, you should immediately forward this Notice and the attached proxy statement and proxy card to the purchaser or transferee of such shares, or to the bank, broker or agent through whom the sale of such shares was effected, for onward transmission to the purchaser or transferee. If you hold shares other than in registered form as a shareholder of record, and instead hold your shares as, or through, a participant in DTC (i.e., in “street name”), we understand that in order for your vote to be counted at the 2020 AGM, you must also have been a holder of shares at, and with effect from, June 17, 2020. As of June 17, 2020, we had 35,732,154 ordinary shares issued and outstanding.

Proxies. All shareholders of record as of the date of the 2020 AGM are cordially invited to attend the 2020 AGM or appoint a proxy to attend and vote in their place (referred to as a “legal proxy”). A legal proxy need not also be a shareholder of record. Whether or not you plan to attend the 2020 AGM, we urge you to vote and submit your proxy card by mail in order to ensure the presence of a quorum. A proxy card must be received by Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 not less than 48 hours before the time appointed for holding the 2020 AGM or within such other time as may be required by the Singapore Companies Act. Completion and submission of the proxy card shall not preclude a shareholder of record from attending and voting at the 2020 AGM. Any appointment of a legal proxy or proxies will be revoked if a shareholder of record attends and votes in person at the 2020 AGM, and in such event, we reserve the right to refuse to admit any person or persons appointed under the instrument of proxy or proxies to the meeting.

For the avoidance of doubt, the reference to “proxy” in this Notice does not mean a “legal proxy” entitled under Singapore law to attend and vote on behalf of a shareholder of record. The reference to “soliciting your proxy” means that a shareholder of record may appoint the persons identified on the proxy card as such shareholder’s legal proxies to vote in accordance with such shareholder’s instructions given via proxy or to authorize such persons to vote freely.

Beneficial or “Street Name” Holders. If your shares are held in “street name” (i.e., in the name of a bank, broker or other shareholder of record), you will receive instructions from the shareholder of record. You must follow the instructions of the shareholder of record in order for your shares to be voted. If your shares are not registered in your own name and you plan to vote your shares in person at the 2020 AGM, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the 2020 AGM in order to vote as a legal proxy.

Singapore Audited Accounts. At the 2020 AGM, our shareholders will have the opportunity to discuss and ask questions regarding our Singapore audited accounts for the fiscal year ended December 31, 2019, together with the directors’ statement and independent auditors’ report thereon, in compliance with the laws of Singapore. Shareholder approval of our Singapore audited accounts is not being sought by the attached proxy statement and will not be sought at the 2020 AGM.

COVID-19. The 2020 AGM is subject to the evolving COVID-19 situation, and shareholders should note that we may be required or it may be advisable to change our meeting arrangements for the 2020 AGM on short notice. Shareholders should refer to Wave’s website at https://ir.wavelifesciences.com/ and/or its announcements for the latest updates on the status of the 2020 AGM.

When you have finished reading the attached proxy statement, you are urged to vote in accordance with the instructions set forth in the proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the 2020 AGM, whether or not you can attend.

Thank you for your continued support of Wave Life Sciences Ltd.

BY ORDER OF THE BOARD OF DIRECTORS

June 26, 2020	Paul B. Bolno, M.D., MBA
Director, President and Chief Executive Officer

i

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 12, 2020

The Notice, this proxy statement and our 2019 annual report to shareholders are available for viewing, printing and downloading at https://materials.proxyvote.com/. You can elect to receive distributions of our proxy statements and annual reports to shareholders for future annual general meetings by electronic delivery. For specific instructions on making such an election, please refer to the instructions on the proxy card or voting instruction form.

At no charge, we are providing each person from whom a proxy is solicited a copy of, and access to, our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended, or our “2019 Form 10-K.” Additionally, you can find a copy of our 2019 Form 10-K on the website of the Securities and Exchange Commission, or the “SEC,” at www.sec.gov, or in the “For Investors & Media” section of our website at http://ir.wavelifesciences.com/ under the heading “Financial Information.” You may also obtain a printed copy of our 2019 Form 10-K, free of charge, from us by sending a written request to Investor Relations, Wave Life Sciences Ltd., 733 Concord Avenue, Cambridge, MA 02138 or by email to IR@wavelifesci.com. Exhibits to our 2019 Form 10-K will be provided upon written request and payment of an appropriate processing fee.

The information provided on our website (www.wavelifesciences.com) is referenced in this proxy statement for information purposes only. The information on our website shall not be deemed to be a part of or incorporated by reference into this proxy statement or any other filings we make with the SEC or any solicitation of proxies by us.

ii

WAVE LIFE SCIENCES LTD.

733 CONCORD AVENUE

CAMBRIDGE, MA 02138

PROXY STATEMENT FOR THE WAVE LIFE SCIENCES LTD.

2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 12, 2020

This proxy statement, along with the accompanying Notice of 2020 Annual General Meeting of Shareholders, or the “Notice,” contains information about the 2020 Annual General Meeting of Shareholders of Wave Life Sciences Ltd. (including any adjournments or postponements thereof), which we refer to in this proxy statement as the “2020 AGM.” We are holding the 2020 AGM at 11:00 a.m., Eastern Time, on Wednesday, August 12, 2020, at 733 Concord Avenue, Cambridge, MA 02138. The 2020 AGM is subject to the evolving COVID-19 situation, and shareholders should note that we may be required or it may be advisable to change our meeting arrangements for the 2020 AGM on short notice. Shareholders should refer to Wave’s website at https://ir.wavelifesciences.com/ and/or its announcements for the latest updates on the status of the 2020 AGM.

In this proxy statement, we refer to Wave Life Sciences Ltd. as “Wave,” the “Company,” “we,” “us” and “our.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the 2020 AGM.

On or about June 30, 2020, we intend to begin sending this proxy statement, the Notice and the enclosed proxy card to shareholders of record as of June 17, 2020.

Although not part of this proxy statement, we are also sending, along with this proxy statement, our 2019 annual report to shareholders, which includes our financial statements for the fiscal year ended December 31, 2019. Except as otherwise stated herein, all monetary amounts in this proxy statement have been presented in U.S. dollars.

IMPORTANT INFORMATION ABOUT THE

ANNUAL GENERAL MEETING OF SHAREHOLDERS AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Directors of Wave Life Sciences Ltd. (the “Board” or our “Board”) is soliciting your proxy to vote at the 2020 Annual General Meeting of Shareholders (the “2020 AGM”) to be held at 733 Concord Avenue, Cambridge, MA 02138 on Wednesday, August 12, 2020, at 11:00 a.m., Eastern Time, and any adjournments or postponements of the 2020 AGM. The 2020 AGM is subject to the evolving COVID-19 situation, and shareholders should note that we may be required or it may be advisable to change our meeting arrangements for the 2020 AGM on short notice This proxy statement, along with the Notice, summarizes the purposes of the meeting and the information you need to know to vote at the 2020 AGM.

We have made available to you on the Internet or have sent you this proxy statement, the Notice, the proxy card, and our 2019 annual report to shareholders because you owned ordinary shares of Wave Life Sciences Ltd. on the record date for determining those shareholders who will be entitled to receive copies of the Notice and this proxy statement. We intend to begin distributing the proxy materials to shareholders on or about June 30, 2020.

For the avoidance of doubt, the reference to “proxy” in this proxy statement does not mean a “legal proxy” entitled under Singapore law to attend and vote on behalf of a shareholder of record. The reference to “soliciting your proxy” means that a shareholder of record may appoint the persons identified on the proxy card as such shareholder’s legal proxy to vote in accordance with such shareholder’s instructions given via proxy or to authorize such persons to vote freely.

Who Can Vote?

The Board has fixed the close of business on June 17, 2020 as the record date for determining those shareholders who will be entitled to receive copies of the Notice and this proxy statement. However, under Singapore law, only registered holders of our ordinary shares, or “shareholders of record,” on the date of the 2020 AGM, August 12, 2020, will be entitled to vote at the 2020 AGM. If you have sold or transferred any of your ordinary shares after the record date of June 17, 2020 and prior to the 2020 AGM, you should immediately forward the Notice, this proxy statement and the proxy card to the purchaser or transferee of such shares, or to the bank, broker or agent through whom the sale of such shares was effected, for onward transmission to the purchaser or transferee. If you hold shares other than in registered form as a shareholder of record, and instead hold your shares as, or through, a participant in DTC (i.e., in “street name”), we understand that in order for your vote to be counted at the 2020 AGM (represented by a shareholder of record), you must also have been a holder of shares at, and with effect from, June 17, 2020 through the date of the 2020 AGM. As of June 17, 2020, we had 35,732,154 ordinary shares issued and outstanding.

All shareholders of record as of the date of the 2020 AGM are cordially invited to attend the 2020 AGM or appoint a legal proxy to attend and vote in their place. A legal proxy need not also be a shareholder of record. Whether or not you plan to attend the 2020 AGM, we urge you to vote and submit your proxy card by mail in order to ensure the presence of a quorum. A proxy card must be received by Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 not less than 48 hours before the time appointed for holding the 2020 AGM or within such other time as may be required by the Singapore Companies Act. Completion and submission of the proxy card shall not preclude a shareholder of record from attending and voting at the 2020 AGM. Any appointment of a legal proxy or proxies will be revoked if a shareholder of record attends and votes in person at the 2020 AGM, and in such event, we reserve the right to refuse to admit any person or persons appointed under the instrument of proxy or proxies to the meeting. Shareholders of record may change or revoke their legal proxies at any time before their shares are voted at the 2020 AGM. For instructions on how to change or revoke your legal proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each ordinary share that you own or represent as a legal proxy entitles you to one vote at the 2020 AGM. The Series A preferred shares of the Company are not entitled to vote on any of the matters being proposed at the 2020 AGM.

How Do I Vote?

If you are not planning to attend the 2020 AGM, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. You may specify whether your shares should be voted for, against or abstain for each nominee for director, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy card without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below, except as described under “Will My Shares be Voted if I Do Not Vote or Provide Voting Instructions?” Voting by proxy will not affect your right to attend the 2020 AGM. If you are a shareholder of record such that your shares are registered directly in your name through our transfer agent, Computershare Trust Company, N.A., or you have share certificates registered in your name, you may vote:

•

By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below.

•	In person at the meeting. If you attend the meeting, you may vote by completing a ballot, which will be available at the meeting.

A proxy card must be received by Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 not less than 48 hours before the time appointed for holding the 2020 AGM or within such other time as may be required by the Singapore Companies Act.

If your shares are held in “street name” (i.e., in the name of a bank, broker or other shareholder of record), you will receive instructions from the shareholder of record. You must follow the instructions of the shareholder of record in order for your shares to be voted. If your shares are not registered in your own name and you plan to vote your shares in person at the 2020 AGM, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the 2020 AGM in order to vote.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” each of the resolutions for the election of the nominees for director;

•

“FOR” the approval of the re-appointment of KPMG LLP as our independent registered public accounting firm and independent Singapore auditor for the year ending December 31, 2020 and the authorization of the Audit Committee of the Board of Directors to fix KPMG LLP’s remuneration for services provided through the date of our 2021 Annual General Meeting of Shareholders;

•

“FOR” the approval of cash and equity-based compensation to be paid to the non-employee members of the Board of Directors for service on the Board of Directors and its committees, as described under “Proposal 3: Non-Employee Directors’ Compensation”;

•	“FOR” the authorization of the Board of Directors to allot and issue ordinary shares of the Company; and

•	“FOR” the non-binding advisory resolution on compensation of our named executive officers, as disclosed in this proxy statement.

If any other matter is presented at the 2020 AGM, your proxy card provides that your shares will be voted by the proxy holder listed in the proxy card in accordance with the proxy holder’s judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the 2020 AGM, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before or at the 2020 AGM in any one of the following ways:

•

if you received a proxy card, by signing and submitting a new proxy card with a date later than your previously delivered proxy card, which must be received by Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 not less than 48 hours before the time appointed for holding the 2020 AGM or within such other time as may be required by the Singapore Companies Act; or

•	by attending and voting at the 2020 AGM in person. Any appointment of a legal proxy or proxies will be revoked if a shareholder of record attends and votes in person at the 2020 AGM.

Your most current vote is the one that will be counted.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card if you hold any of our ordinary shares in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote or Provide Voting Instructions?

If your shares are registered in your name or if you have share certificates, they will not be counted if you do not vote as described above under “How Do I Vote?”. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares without receiving instructions from you on Proposal 2: the approval of the re-appointment of KPMG LLP as our independent registered public accounting firm and independent Singapore auditor and the authorization of KPMG’s remuneration. We encourage you to provide voting instructions to your bank, broker or other nominee to ensure your shares will be voted at the 2020 AGM and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	Each nominee for director who receives the affirmative vote of a majority of the votes cast by the holders of ordinary shares voting either in person or by proxy at the 2020 AGM will be elected to serve until the next annual general meeting of shareholders (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee).

You may vote either “for” or “against” each of the nominees, or you may “abstain” from voting for one or more nominees. If you “abstain” from voting with respect to one or more nominees, your vote will have no effect on the election of such nominees. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name with respect to this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Approve the Re-Appointment of Independent Registered Public Accounting Firm and Independent Singapore Auditor and Authorize the Auditor’s Remuneration	The affirmative vote of a majority of the votes cast by holders of ordinary shares voting in person or by proxy at the 2020 AGM is required to approve the re-appointment of KPMG LLP as our independent registered public accounting firm and our independent Singapore auditor and to authorize the Audit Committee to fix the auditor’s remuneration (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal).

You may vote either “for” or “against” or “abstain” from voting on this proposal. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Proposal 3: Approve the Non-Employee Directors’ Compensation	The affirmative vote of a majority of the votes cast by holders of ordinary shares voting in person or by proxy at the 2020 AGM is required to approve the non-employee directors’ compensation (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal).

You may vote either “for” or “against” or “abstain” from voting on this proposal. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name with respect to this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 4: Authorize the Board to Allot and Issue Ordinary Shares of the Company	The affirmative vote of a majority of the votes cast by holders of ordinary shares voting in person or by proxy at the 2020 AGM is required to authorize the Board to allot and issue ordinary shares of the Company (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal).

You may vote either “for” or “against” or “abstain” from voting on this proposal. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name with respect to this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 5: Approve a Non-Binding Advisory Resolution on the Compensation of our Named Executive Officers	This non-binding advisory resolution is being proposed to shareholders as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” The shareholders’ vote on this proposal is solely advisory and non-binding in nature, will have no legal effect for purposes of Singapore law and will not be enforceable against our Company or our Board. For the avoidance of doubt, this is not an Ordinary Resolution.

The affirmative vote of a majority of the votes cast by holders of ordinary shares voting in person or by proxy at the 2020 AGM is required to approve, on a non-binding, advisory basis only, the compensation of our named executive officers, as described in this proxy statement (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal).

You may vote either “for” or “against” or “abstain” from voting on this proposal. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name with respect to this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Elections, a representative of Broadridge, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. However, Broadridge will forward to management any written comments you make, either on the proxy card or that you otherwise provide.

Where Can I Find the Voting Results of the 2020 AGM?

The preliminary voting results will be announced at the 2020 AGM, and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days after the 2020 AGM. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the 2020 AGM?

In order to hold the meeting, there must be a quorum. The presence, in person or by proxy, of at least two shareholders holding in aggregate at least a majority of all issued and outstanding ordinary shares entitled to vote at the 2020 AGM is necessary to constitute a quorum at the 2020 AGM. Votes of shareholders of record who are present in person or represented by proxy at the 2020 AGM, abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the 2020 AGM

The 2020 AGM will be held at 11:00 a.m., Eastern Time, on Wednesday, August 12, 2020 at 733 Concord Avenue, Cambridge, MA 02138. When you arrive, signs will direct you to the appropriate meeting rooms. You need not attend the 2020 AGM in person in order to vote, provided that your proxy is present to represent your vote. The 2020 AGM is subject to the evolving COVID-19 situation, and shareholders should note that we may be required or it may be advisable to change our meeting arrangements for the 2020 AGM on short notice. Shareholders should refer to Wave’s website at https://ir.wavelifesciences.com/ and/or its announcements for the latest updates on the status of the 2020 AGM.

Singapore Statutory Financial Statements

Our Singapore audited accounts for the fiscal year ended December 31, 2019, prepared in conformity with the provisions of the laws of Singapore, and the accompanying directors’ statement and the independent auditors’ report thereon are required under Singapore law and our Constitution to be provided to shareholders for discussion at the 2020 AGM. We refer to such materials herein collectively as the “Singapore Statutory Financial Statements.” The Singapore Statutory Financial Statements are provided as Appendix A to this proxy statement solely to satisfy this requirement. At the 2020 AGM, our shareholders will have the opportunity to discuss and ask questions regarding the Singapore Statutory Financial Statements. Shareholder approval of the Singapore Statutory Financial Statements is not being sought by this proxy statement for the 2020 AGM and will not be sought at the 2020 AGM. The Singapore Statutory Financial Statements shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, or the “SEC,” nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, or under the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into any such filing.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our ordinary shares as of June 15, 2020 for (i) the executive officers named in the Summary Compensation Table appearing elsewhere in this proxy statement, (ii) each of our directors and director nominees, (iii) all of our current directors and executive officers as a group, and (iv) each shareholder known by us to own beneficially more than 5% of our ordinary shares. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem ordinary shares that may be acquired by an individual or group within 60 days after June 15, 2020 pursuant to the exercise of options, the vesting of restricted share unit awards, or the conversion of our outstanding Series A preferred shares into ordinary shares to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all ordinary shares shown to be beneficially owned by them based on information provided to us by these shareholders. Percentage ownership is based on 35,732,154 ordinary shares outstanding on June 15, 2020.

	Ordinary Shares Beneficially Owned
Name	Shares	Percent
5% Beneficial Owners
RA Capital Management, L.P.(1)	7,775,207	21.8%
Shin Nippon Biomedical Laboratories, Ltd.(2)	5,885,478	14.8%
Redmile Group, LLC(3)	3,326,493	9.3%
Wellington Management Group LLP(4)	3,205,313	9.0%
RTW Investments, LP(5)	2,414,027	6.8%
BB Biotech AG(6)	2,402,858	6.7%
Kagoshima Shinsangyo Sousei Investment Limited Partnership(7)	2,134,974	6.0%
Pfizer Inc.(8)	1,875,000	5.2%
BlackRock, Inc.(9)	1,830,620	5.1%

Directors and Named Executive Officers
Paul B. Bolno, M.D., MBA(10)	1,042,096	2.9%
Keith C. Regnante(11)	82,202	*
Mark Baldry	—	*
Michael Panzara, M.D., MPH(12)	180,348	*
Chandra Vargeese, Ph.D.(13)	306,514	*
Mark H.N. Corrigan, M.D.	—	*
Christian Henry(14)	45,374	*
Peter Kolchinsky, Ph.D.(15)	7,812,707	21.8%
Koji Miura(16)	37,500	*
Amy Pott	—	*
Adrian Rawcliffe(17)	44,249	*
Ken Takanashi(18)	5,922,978	14.9%
Gregory L. Verdine, Ph.D.(19)	333,902	*
Heidi L. Wagner, J.D.	—	*
Aik Na Tan	—	*
All current directors and executive officers as a group (14 individuals)(20)	15,863,500	38.2%

*	Represents less than 1% of ordinary shares outstanding on June 15, 2020.

(1)

Based on information reported by RA Capital Management, L.P., or “RA Capital”. Such shares are held by RA Capital Healthcare Fund, L.P., or the “Fund,” and in a separately managed account, or the “Account.” RA Capital is the investment manager for the Fund and the Account. The general partner of RA Capital is RA Capital Management GP, LLC, of which Dr. Peter Kolchinsky and Mr. Rajeev Shah are the managing members. Investment decisions with respect to shares held by the Fund and the Account are made by a portfolio management team at RA Capital of which Dr. Peter Kolchinsky, a member of our Board, is a member of RA Capital. RA Capital, RA Capital Management GP, LLC, Dr. Kolchinsky and Mr. Shah may be deemed indirect beneficial owners of the shares held by the Fund and the Account. RA Capital, RA Capital Management GP, LLC, Dr. Kolchinsky and Mr. Shah expressly disclaim beneficial ownership over all shares held by the Fund and the Account, except to the extent of their pecuniary interest therein, and disclaim any pecuniary interest in the shares held by the Account. The address for RA Capital is 200 Berkeley Street, 18th Floor, Boston, MA 02116.

(2)

Based on information reported by Shin Nippon Biomedical Laboratories, Ltd., or “SNBL,” on Schedule 13D/A filed with the SEC on February 20, 2019. Consists of (i) 1,697,467 ordinary shares held by SNBL; (ii) 286,663 ordinary shares held by SNBL USA, Ltd., or “SNBL USA;” (iii) 1,801,348 Series A preferred shares held by SNBL; and (iv) 2,100,000 Series A preferred shares held by SNBL USA. The Series A preferred shares can be converted at any time on a one-for-one basis into ordinary shares at the discretion of the holder. SNBL USA had pledged 286,663 ordinary shares for the benefit of The Kagoshima Bank, Ltd., or “Kagoshima Bank,” in order to secure the obligations of SNBL under a loan agreement, dated December 28, 2016, between SNBL and Kagoshima Bank. The pledge has released due to expiration of the loan agreement, dated June 27, 2019. SNBL had pledged 938,846 ordinary shares for the benefit of Kagoshima Bank in order to secure the obligations of SNBL under a loan agreement, dated September 14, 2018, between SNBL and Kagoshima Bank. The pledge has released due to expiration of the loan agreement, dated September 13, 2019. Ken Takanashi, a member of our Board, is an executive officer of SNBL and an executive officer and director of SNBL USA. SNBL and Mr. Takanashi share voting and dispositive power with respect to such shares and may be deemed to beneficially own such shares. The address of SNBL is St. Luke’s Tower 28F, 8-1, Akashi-cho, Chuo-ku, Tokyo 104-0044, Japan.

(3)

Based on information reported by Redmile Group, LLC on Schedule 13G/A filed with the SEC on February 14, 2020, such shares are owned by certain private investment vehicles and/or separately managed accounts managed by Redmile Group, LLC, which shares may be deemed beneficially owned by Redmile Group, LLC as investment manager of such private investment vehicles and/or separately managed accounts. These securities may also be deemed beneficially owned by Jeremy C. Green as the principal of Redmile Group, LLC. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The address of Redmile Group, LLC is One Letterman Drive, Building D, Suite D3-300, The Presidio of San Francisco, San Francisco, CA 94129.

(4)

Based on information reported by Wellington Management Group LLP on Schedule 13G filed with the SEC on January 28, 2020. These securities are beneficially owned by Wellington Group Holdings LLP, Wellington Investment Advisors LLP and Wellington Management Global Holdings, Ltd., and one or more of the following investment advisers (the “Wellington Investment Advisers”): Wellington Management Company LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd and Wellington Management Australia Pty Ltd. The securities as to which this Schedule 13G was filed by Wellington Management Group LLP, as parent holding company of certain holding companies and the Wellington Investment Advisers, are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. The address of these entities is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(5)

Based on information reported by RTW Investments, LP on Schedule 13G filed with the SEC on January 21, 2020. Such shares are held by RTW Master Fund, Ltd. and one or more private funds (together the “Funds”) managed by RTW Investments, LP. RTW Investments, LP, in its capacity as the investment manager of the Funds, has the power to vote and the power to direct the disposition of all shares held by the Funds. Roderick Wong is the Managing Partner of RTW Investments, LP. Each of the reporting persons disclaims beneficial ownership of the shares reported herein except to the extent of the reporting person’s pecuniary interest therein. The address of RTW Investments, LP and Roderick Wong is 412 West 15th Street, Floor 9, New York, New York 10011. The address of RTW Master Fund, Ltd. is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands.

(6)

Based on information reported by BB Biotech AG and Biotech Target N.V on Schedule 13G/A filed with the SEC on February 14, 2020. Such shares are held by Biotech Target N.V., a wholly-owned subsidiary of BB Biotech AG. The address of BB Biotech AG is Schwertstrasse 6, CH-8200 Schaffhausen, Switzerland and the address of Biotech Target N.V. is Ara Hill Top Building, Unit A-5, Pletterijweg Oost 1, Curaçao.

(7)

Based on information reported by Kagoshima Shinsangyo Sousei Investment Limited Partnership, or “KSS,” on Schedule 13D/A filed with the SEC on March 14, 2019. Kagoshima Development Co. Ltd., or “Kagoshima Development,” is the general partner of KSS. KSS and Kagoshima Development share voting and dispositive power with respect to such shares, and Kagoshima Development may be deemed to beneficially own such shares. The address of KSS is 1-10 Yamanokuchi-cho, Kagoshima City, Kagoshima, 892-0844, Japan.

(8)

Based on information reported by Pfizer Inc. on Schedule 13G filed with the SEC on May 12, 2016. Such shares are held by C.P. Pharmaceuticals International C.V., or the “Shareholder,” a Netherlands limited partnership. Pfizer Production LLC and Pfizer Manufacturing LLC, or the “General Partners,” are the general partners for C.P. Pharmaceuticals International C.V. Pfizer Inc. may be deemed to have beneficial ownership over such shares since the Shareholder and the General Partners are indirect wholly-owned subsidiaries of Pfizer Inc. The General Partners may be deemed to have beneficial ownership over such shares as the general partners of the Shareholder. The address of Pfizer Inc., the General Partners and the Shareholder is 235 E. 42nd Street, New York, NY 10017.

(9)	Based on information reported by BlackRock, Inc. on Schedule 13G filed with the SEC on February 7, 2020. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(10)	Consists of (i) 238,433 ordinary shares held by Dr. Bolno and (ii) 803,663 ordinary shares underlying options exercisable within 60 days of June 15, 2020.

(11)	Consists of (i) 9,202 ordinary shares held by Mr. Regnante and (ii) 73,000 ordinary shares underlying options exercisable within 60 days of June 15, 2020.

(12)	Consists of (i) 17,624 ordinary shares held by Dr. Panzara and (ii) 162,724 ordinary shares underlying options exercisable within 60 days of June 15, 2020.

(13)	Consists of (i) 14,607 ordinary shares held by Dr. Vargeese and (ii) 291,907 ordinary shares underlying options exercisable within 60 days of June 15, 2020.

(14)	Consists of ordinary shares underlying options exercisable within 60 days of June 15, 2020.

(15)	See Footnote (1) above. Also consists of 37,500 ordinary shares underlying options exercisable within 60 days of June 15, 2020 held by Dr. Kolchinsky.

(16)	Consists of ordinary shares underlying options exercisable within 60 days of June 15, 2020.

(17)	Consists of ordinary shares underlying options exercisable within 60 days of June 15, 2020.

(18)	See Footnote (2) above. Also consists of 37,500 ordinary shares underlying options exercisable within 60 days of June 15, 2020 held by Mr. Takanashi.

(19)	Consists of (i) 30,000 ordinary shares held by Dr. Verdine and (ii) 303,902 ordinary shares underlying options exercisable within 60 days of June 15, 2020.

(20)

Consists of (i) 1,888,342 ordinary shares underlying options exercisable within 60 days of June 15, 2020, held by our directors and executive officers, (ii) 10,073,810 outstanding ordinary shares beneficially owned by our directors and executive officers and entities affiliated with certain of our directors, and (iii) 3,901,348 Series A preferred shares, which can be converted at any time on a one-for-one basis into ordinary shares at the discretion of the holder, held by entities affiliated with one of our directors.

MANAGEMENT AND CORPORATE GOVERNANCE

Board of Directors

Pursuant to our Constitution, there is no maximum number of directors that may hold office at any time. Our Board currently consists of 10 members and each of our directors is elected annually. Our Constitution requires that each of our directors retire at each annual general meeting of our shareholders, and each retiring director is then eligible for re-election.

On June 2, 2020, our Board accepted the recommendation of the Nominating and Corporate Governance Committee and voted to nominate Paul B. Bolno, M.D., MBA, Mark H.N. Corrigan, M.D., Christian Henry, Peter Kolchinsky, Ph.D., Amy Pott, Adrian Rawcliffe, Ken Takanashi, Gregory L. Verdine, Ph.D., and Heidi L. Wagner, J.D., each currently a director of the Company, and Aik Na Tan, who is being nominated for the first time this year, for election at the 2020 AGM. If each such nominee is elected, he or she will serve on our Board until our 2021 Annual General Meeting of Shareholders and until his or her successor has been elected and qualified.

Pursuant to the Singapore Companies Act, Chapter 50, (the “Singapore Companies Act”) and our Constitution, our Board must have at least one director who is ordinarily resident in Singapore. Mr. Miura, who is currently our Singapore resident director, is expected to retire upon the conclusion of the 2020 AGM. In connection with Mr. Miura’s retirement, the Board, on the recommendation of the Nominating and Corporate Governance Committee, has nominated Aik Na Tan for election as a new director who will act as our Singapore resident director. In accordance with the requirements of the Singapore Companies Act that we have at least one director who is ordinarily resident in Singapore in office at all times, in the event that Ms. Tan is not elected at the 2020 AGM, Mr. Miura will continue in office after the 2020 AGM as a member of our Board until his qualifying successor (i.e., a Singapore resident director) is appointed. If Ms. Tan is elected at the 2020 AGM, Mr. Miura will retire upon the conclusion of the 2020 AGM.

Set forth below are the names of our directors and director nominee, their ages as of June 15, 2020, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which they hold or have held directorships during the past five years. In addition, information about the specific experience, qualifications, attributes or skills that led to our Board’s conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below.

Name	Age	Position/Title
Paul B. Bolno, M.D., MBA	46	President, Chief Executive Officer and Director
Christian Henry	52	Chairman of the Board
Mark H.N. Corrigan, M.D.	62	Director
Peter Kolchinsky, Ph.D.	43	Director
Koji Miura	71	Director
Amy Pott	43	Director
Adrian Rawcliffe	48	Director
Ken Takanashi	56	Director
Aik Na Tan	49	Director Nominee
Gregory L. Verdine, Ph.D.	61	Director
Heidi L. Wagner, J.D.	55	Director

Paul B. Bolno, M.D., MBA has served as our President and Chief Executive Officer since December 2013 and as a director since April 2014. Prior to joining us, he served at GlaxoSmithKline from 2009 to 2013 in various roles, including Vice President, Worldwide Business Development—Head of Asia BD and Investments,

Head of Global Neuroscience BD, a director of Glaxo Welcome Manufacturing, Pte. Ltd. in Singapore and Vice President, Business Development for the Oncology Business Unit, where he helped establish GlaxoSmithKline’s global oncology business and served as a member of the Oncology Executive Team, Oncology Commercial Board and Cancer Research Executive Team. Prior to GlaxoSmithKline, he served as director of Research at Two River LLC, a health care private equity firm from 2004 to 2009. Dr. Bolno earned a medical degree from MCP-Hahnemann School of Medicine and an M.B.A. from Drexel University. He was a general surgery resident and cardiothoracic surgery postdoctoral research fellow at Drexel University College of Medicine. We believe that Dr. Bolno’s experience serving as our President and Chief Executive Officer and a member of our Board and his experience leading biopharmaceutical companies qualify him to serve on our Board.

Christian Henry has served as a director since November 2016, and as Chairman of our Board since October 2017. Mr. Henry also serves on the board of directors of Ginkgo Bioworks, a private synthetic biology company, and Pacific Biosciences, a publicly traded life sciences company. Mr. Henry served as Executive Vice President & Chief Commercial Officer of Illumina, Inc. from 2015 through January 2017, and previously served as Senior Vice President & Chief Commercial Officer from 2014 to 2015, Senior Vice President & General Manager Genomic Solutions from 2012 to 2014, Senior Vice President, Chief Financial Officer & General Manager Life Sciences from 2010 to 2012, Senior Vice President, Corporate Development & Chief Financial Officer from 2009 to 2010, Senior Vice President & Chief Financial Officer from 2007 to 2009, and Vice President & Chief Financial Officer from 2005 to 2006. Prior to joining Illumina, Inc., Mr. Henry served as the Chief Financial Officer of Tickets.com, Inc. from 2003 to 2005. From 1999 to 2003, Mr. Henry served as Vice President, Finance & Corporate Controller of Affymetrix, Inc. (acquired by Thermo Fisher Scientific in 2016). In 1997, Mr. Henry joined Nektar Therapeutics (formerly Inhale Therapeutic Systems, Inc.), as Corporate Controller, and later as its Chief Accounting Officer from 1997 to 1999. In 1996, Mr. Henry served as General Accounting Manager of Sugen, Inc. Mr. Henry began his career in 1992 at Ernst & Young LLP, where he was a Senior Accountant through 1996. Mr. Henry earned his B.A. in biochemistry and cell biology from the University of California, San Diego, and his M.B.A., with a concentration in finance, from the University of California, Irvine. We believe he is qualified to serve on our Board because of his strengths in corporate strategy, finance and operations, along with his extensive experience leading various functions at one of the largest and most innovative genetic healthcare companies.

Mark H.N. Corrigan, M.D. has served as a director since September 2019. Dr. Corrigan served as the Chief Executive Officer of Correvio Pharma Corp. from March 2019 through May 2020. Prior to joining Correvio, Dr. Corrigan was President of Research and Development at Tremeau Pharmaceuticals from 2016 to March 2019. Dr. Corrigan served as President and Chief Executive Officer of Zalicus, Inc. (formerly CombinatoRx) from 2010 to 2014. Prior to that time, from 2003 to 2009, Dr. Corrigan held the role of Executive Vice President, Research and Development at Sepracor Inc. From 2000 to 2003, Dr. Corrigan served as Group Vice President, Clinical Research & Experimental Medicine at Pharmacia Corporation. Prior to this, Dr. Corrigan held various roles at The Upjohn Company, The University of North Carolina, and the National Institute of Mental Health Center for Psychoneuroendocrinology in Adults and Children at Dorthea Dix Hospital. Dr. Corrigan currently serves as a member of the boards of directors of Nabriva Therapeutics and Tremeau Pharmaceuticals, of which he is a co-founder. Dr. Corrigan holds an M.D. from the University of Virginia and received specialty training in psychiatry at Maine Medical Center and Cornell University. He received a Bachelor of Arts in Psychology from the University of Virginia. We believe he is qualified to serve on our Board because of his experience as a board member, board committee member and chief executive officer of publicly-traded biopharmaceutical companies.

Peter Kolchinsky, Ph.D. has served as a director since January 2015. Dr. Kolchinsky is a founder and Managing Partner of RA Capital Management, L.P., a multi-stage investment manager which is dedicated to evidence-based investing in healthcare and life science companies that are developing drugs, medical devices, and diagnostics, where he has worked since 2001. RA Capital Management, L.P. is the investment manager of RA Capital Healthcare Fund, L.P. He serves as a member of the board of directors of Forma Therapeutics Holdings, Inc., in addition to a number of private companies. Dr. Kolchinsky also leads RA Capital’s engagement and publishing efforts, which aim to make a positive social impact and spark collaboration among healthcare stakeholders, including patients, physicians, researchers, policymakers, and industry. He served on the Board of Global Science and Technology for the National Academy of Sciences from 2009 to 2012, is the author of “The Great American Drug Deal” and “The Entrepreneur’s Guide to a Biotech Startup”, and frequently writes and speaks on the future of biotechnology innovation. Dr. Kolchinsky earned his Ph.D. in virology from Harvard University and earned his bachelor’s degree in Biology from Cornell University. We believe Dr. Kolchinsky is qualified to serve on our Board because of his business experience including his experience as an institutional investor and his experience serving on the boards of various healthcare and life science companies.

Koji Miura has served as a director since October 2012. Mr. Miura is the founder and Managing Director of Miura & Associates Management Consultants Pte. Ltd. and serves on the boards of directors of Azeus Systems Holdings Ltd., Marine Tec Tachibana Pte. Ltd., Matsuura Singapore Pte. Ltd., Mercury Investment Holding Pte. Ltd., Sunmoon Pte. Ltd., and Triple Farm Singapore Pte. Ltd. Mr. Miura holds a bachelor’s degree in Business Administration from the University of Aoyama Gakuin, Tokyo, Japan. We believe he is qualified to serve on our Board because of his broad business experience including his diverse background serving on the board of directors of various companies, both private and publicly-held, across multiple industries.

Amy Pott has served as a director since September 2019. Ms. Pott currently serves as President, North America for Swedish Orphan Biovitrum (SOBI), where she has worked since April 2019. Prior to joining SOBI, Ms. Pott served as Group Vice President, U.S. Franchise Head, Internal Medicine and Oncology from 2017 to April 2019, and as Group Vice President, U.S. Commercial Operations in 2016 at Shire Plc. From 2015 to 2016, Ms. Pott held the role of Vice President, Global Market Access and Vice President, Strategy, Planning and Analytics at Baxalta, Inc. Prior to joining Baxalta, Ms. Pott served in various roles at Baxter Healthcare Corporation, including Director, Business Model Innovation, Europe from 2014 to 2015; Director, Market Access and Evolving Health UK & Ireland from 2012 to 2014; Director, Market Access UK & Ireland from 2009 to 2012; Director, UK Government Affairs, Public Policy and Communications from 2004 to 2009, and Manager, UK Government Affairs & Public Policy in 2004. Prior to this time, Ms. Pott also served in various roles at the National Institute for Health and Care Excellence, NHS Confederation, APCO Worldwide LLC, and the House of Lords (London, UK). Ms. Pott earned a Master of Science from the London School of Economics, and a Bachelor of Arts from the University of Bristol. We believe she is qualified to serve on our Board because of her extensive experience as an executive leading commercial operations within rare disease pharmaceutical companies.

Adrian Rawcliffe has served as a director since February 2017. Since September 2019, Mr. Rawcliffe has served as the Chief Executive Officer of Adaptimmune Therapeutics plc. From 2015 to September 2019, he served as Adaptimunne’s Chief Financial Officer. Prior to joining Adaptimmune, Mr. Rawcliffe served in various roles at GlaxoSmithKline plc, including Senior Vice President Finance, North America Pharmaceuticals and Global Franchises from 2011 to 2015; Senior Vice President, Worldwide Business Development and R&D Finance from 2006 to 2011; Vice President, Worldwide Business Development Transactions and Ventures from 2003 to 2005; and Vice President, Deal Structuring from 2001 to 2003. From 2005 to 2006, Mr. Rawcliffe served as the President and Managing Partner of SR One Ltd. Mr. Rawcliffe began his career as a supervisor at Coopers & Lybrand (now PricewaterhouseCoopers) from 1993 to 1997. Mr. Rawcliffe received his B.Sc. in Natural Sciences from the University of Durham, England. Mr. Rawcliffe also received Chartered Accountancy training through The Institute of Chartered Accountants in England and Wales (ICAEW). We believe he is qualified to serve on our Board because of his global expertise, along with extensive business and operating experience at one of the world’s largest global healthcare companies.

Ken Takanashi has served as a director since July 2012. Since 2002, Mr. Takanashi has served in various executive management and director roles at Shin Nippon Biomedical Laboratories Ltd., or “SNBL,” and its affiliates and currently serves as its Executive Vice President, Chief Operating Officer. Mr. Takanashi was the Chief Financial Officer of SNBL USA, Ltd., a subsidiary of Shin Nippon Biomedical Laboratories, from 2012 to 2014. Mr. Takanashi also serves on the board of directors of Satsuma Pharmaceuticals, Inc., a publicly traded biopharmaceutical company. Mr. Takanashi earned an M.B.A. from the University of Warwick and received his bachelor’s degree from the University of Tokyo and is a Chartered Public Accountant. We believe he is qualified to serve on our Board because of his extensive experience leading research and development for biopharmaceutical companies and his business, financial and accounting credentials.

Aik Na Tan is being nominated for election as a new director at the 2020 AGM. Ms. Tan currently serves as Senior Vice-President (Administration) at Nanyang Technological University, Singapore (NTU), a position she has held since January 2020. From when she joined NTU in August 2016 to December 2017, she served as NTU’s Chief Financial Officer. She also served as NTU’s Chief Administrative Officer from April 2017 to December 2017 and as NTU’s Vice-President (Administration) from January 2018 to December 2019. Prior to joining NTU, Ms. Tan served as Global Finance Transformation Leader & Managing Director of the Chemours Company Singapore Pte Ltd, a spin-off from DuPont, from 2015 to 2016. From 1994 through 2015, Ms. Tan held numerous global and regional leadership roles at DuPont in accounting, corporate treasury, six sigma, financial systems, supply chain, operations, financial and strategic planning, including various positions at DuPont Company (Singapore) Pte Ltd, most recently serving as the Chief Financial Officer of DuPont Titanium Technologies from November 2011 to February 2015. Ms. Tan began her professional career as a tax assistant at Price Waterhouse. Ms. Tan holds a Bachelor of Accountancy degree from the Nanyang Technological University, Singapore, and is a member of the Institute of Singapore Chartered Accountants. We believe she is qualified to serve on our Board because of her extensive experience as a chief financial officer and chief administrative officer, her broad operations experience working in Singapore-incorporated companies, her experience working on boards of directors and committees thereof, as well as her business, financial and accounting credentials.

Gregory L. Verdine, Ph.D. is one of our founders and has served as a director since July 2013. He was our President, Chief Executive Officer and Chief Scientific Officer from our inception through December 2013 and served as Chairman of our Board from July 2013 through September 2017. Since 1989, Dr. Verdine has served as the Erving Professor of Chemistry in the Department of Stem Cell and Regenerative Biology and the Department of Chemistry and Chemical Biology at Harvard University and Harvard Medical School; he is now Erving Professor of Chemistry, Emeritus. Dr. Verdine co-founded the non-profit Gloucester Marine Genomics Institute and Gloucester Biotechnology Academy in 2013 and served as the Founding President until 2016. He is the co-founder of Fog Pharmaceuticals Inc. and currently serves as Chairman, President and CEO for the company. He is also Chairman, CEO and CSO of LifeMine Therapeutics Inc. He is also the founder of Warp Drive Bio (merged with Revolution Medicines, Inc. (Nasdaq: RVMD)) and served in various roles, from Chief Scientific Officer to Chief Executive Officer, from the company’s inception in 2012 until April 2016. Dr. Verdine founded Enanta Pharmaceuticals and served as a member of its board of directors from 1990 through its initial public offering in 2013. He is a Venture Partner at WuXi Healthcare Ventures, and has previously served as Venture Partner at AppleTree Ventures, TPG Biotech and Third Rock Ventures. He has served on the Board of Scientific Counsellors of the National Cancer Institute, and is on the Board of Scientific Consultants of the Memorial Sloan Kettering Cancer Center, and he is a Senior Advisor to Shin Nippon Biomedical Laboratories Ltd. Dr. Verdine is also the co-founder of Eleven Biotherapeutics, Tokai Therapeutics, Aileron Therapeutics, and Gloucester Pharmaceuticals (acquired by Celgene in 2010). He has also served as a director of the Chemical Biology Initiative and the Program in Cancer Chemical Biology at the Dana-Farber Cancer Institute. Dr. Verdine received his Ph.D. in Chemistry from Columbia University and completed postdoctoral work in Molecular Biology at the Massachusetts Institute of Technology and Harvard Medical School. We believe he is qualified to serve on our Board because of his expertise and deep knowledge of our company, its technology and our industry and his long track record of creating and advising successful biopharmaceutical companies.

Heidi L. Wagner, J.D. has served as a director since September 2019. Ms. Wagner currently serves as Senior Vice President, Government Affairs and Policy at Global Blood Therapeutics, Inc., where she has worked since 2018. Prior to joining Global Blood Therapeutics, Ms. Wagner served as Senior Vice President, Global Governmental Affairs at Alexion Pharmaceuticals, Inc. from 2012 to 2018, and as Vice President, Global Government Affairs from 2009 to 2012. Ms. Wagner held the role of Senior Director of Government Affairs at Genentech, Inc. from 2000 to 2009, and as Director, Government Affairs from 1998 to 1999. Prior to that time, she served as Health Policy Director and Consultant at Healthcare Leadership Council, and in various roles at

Epstein Becker & Green and Groom & Nordberg, and the U.S. House of Representatives. Ms. Wagner currently serves as a member of the board of directors of the American Kidney Fund, as a Trustee of the University of Colorado Foundation, and as an advisory board member of the University of Colorado, College of Media, Communication and Information. From 2015 to 2018, she also served as a member of the board of directors of the European Confederation of Pharmaceutical Entrepreneurs. Ms. Wagner earned a J.D. from George Mason University School of Law, and received a Bachelor of Science in Journalism and Mass Communication from the University of Colorado. We believe she is qualified to serve on our Board because of her experience as a government affairs executive driving strategy for government policy, pricing, reimbursement and patient access for biopharmaceutical companies.

Director Independence

Our Board believes that independence is one important component of a high-functioning board capable of objective decision-making that represents the long-term interests of shareholders and the Company. Since the Company’s initial public offering in 2015, our Board has enhanced its independence by replacing two previous directors—a founder and a representative of an investor—with two directors, who are independent and not affiliated with any of our principal shareholders, Christian Henry and Adrian Rawcliffe, and also enhanced our Board’s independent leadership by appointing Mr. Henry as its independent Chairman. In September 2019, we further strengthened our Board’s independence by appointing three additional independent directors, Mark H.N. Corrigan, M.D., Amy Pott, and Heidi L. Wagner, J.D. In addition, we are now proposing to further strengthen our Board’s independence with Aik Na Tan, who is being nominated for the first time this year for election at the 2020 AGM. Our Board is committed to ensuring that its members reflect an appropriate level of independence in conjunction with the combination of qualifications, qualities and skills required to exercise its duties and responsibilities and serve the best interests of the Company and its shareholders. In accordance with our Corporate Governance Guidelines and Nasdaq rules, we hold executive sessions of our independent directors in conjunction with our regularly scheduled board meetings and otherwise as appropriate. In addition, our Compensation Committee meets in executive session with no members of management present, as necessary or appropriate, to address various compensation matters, including deliberations regarding our Chief Executive Officer’s performance and compensation.

Our Board has reviewed the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. Based upon this review, our Board has determined that the following members of the Board or nominees for director are “independent directors” as defined by the Nasdaq Stock Market: Mses. Pott, Tan and Wagner, Drs. Kolchinsky and Corrigan, and Messrs. Henry, Miura, Rawcliffe and Takanashi.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2019, there were six meetings of our Board, and the various committees of the Board met a total of 15 times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which such director served during 2019. The Board has adopted a policy under which our directors are encouraged to attend our annual general meetings of shareholders. As a Singapore company, we are required to prepare annual Singapore statutory audited financial statements (our “second annual audit”) and to deliver them to our shareholders in connection with our annual general meetings of shareholders. Our second annual audit can only be conducted following our first annual audit, which requires our preparation and filing of annual U.S. GAAP audited consolidated financial statements with the SEC. As a result, these multiple audits do not allow us to schedule our quarterly board meetings at the same time as our annual general meetings of shareholders and we typically hold our annual general meetings during the summertime.

Audit Committee. Our Audit Committee held seven meetings during the fiscal year ended December 31, 2019. Our Audit Committee currently has four members: Mr. Henry (Chairman), Dr. Corrigan, and Messrs. Miura and Rawcliffe. During the period of January 1, 2019 through September 23, 2019, our Audit Committee was comprised of Messrs. Henry (Chairman), Miura and Rawcliffe. On September 24, 2019,

Dr. Corrigan joined as a member of our Audit Committee. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the responsibility to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

Dr. Corrigan and Messrs. Henry, Miura and Rawcliffe satisfy the current independence standards promulgated by the SEC and by the Nasdaq Stock Market, as such standards apply specifically to members of audit committees. The Board has determined that each member of the Audit Committee meets the financial literacy requirements of the Nasdaq Stock Market Rules and that each of Messrs. Henry and Rawcliffe qualifies as an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K.

A copy of the Audit Committee’s written charter is publicly available on our website at www.wavelifesciences.com.

Compensation Committee. Our Compensation Committee met five times during the fiscal year ended December 31, 2019. The Compensation Committee currently has three members: Mr. Henry (Chairman), Dr. Kolchinsky and Ms. Pott. During the period of January 1, 2019 through September 23, 2019, our Compensation Committee was comprised of Mr. Henry (Chairman), Dr. Kolchinsky and Mr. Takanashi. On September 24, 2019, Ms. Pott replaced Mr. Takanashi as a member of our Compensation Committee. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and include reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee also administers our 2014 Equity Incentive Plan, as amended (the “2014 Equity Incentive Plan”) and our 2019 Employee Share Purchase Plan (the “2019 ESPP”). The Compensation Committee is responsible for determining the compensation of our executive officers.

Each member of the Compensation Committee qualifies as independent under the definition promulgated by the Nasdaq Stock Market.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.wavelifesciences.com.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee met three times during the fiscal year ended December 31, 2019. The Nominating and Corporate Governance Committee currently has three members: Mr. Henry (Chairman), Mr. Takanashi and Ms. Wagner. During the period of January 1, 2019 through September 23, 2019 our Nominating and Corporate Governance Committee was comprised of Mr. Henry (Chairman), Mr. Takanashi and Dr. Kolchinsky. On September 24, 2019, Ms. Wagner replaced Dr. Kolchinsky as a member of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s role and responsibilities are set forth in the Nominating and Corporate Governance Committee’s written charter and include evaluating and making recommendations to the full Board as to the size and composition of the Board and its committees, evaluating and making recommendations as to potential candidates, and evaluating current Board members’ performance.

Each member of the Nominating and Corporate Governance Committee qualifies as independent under the definition promulgated by the Nasdaq Stock Market.

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by the Board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes making requests to Board members and others for recommendations, holding meetings from time to time to evaluate biographical information and reviewing background material relating to potential candidates and interviews of selected candidates by members of the committee and the Board. The Nominating and Corporate Governance Committee is also authorized by its charter to retain search firms to identify director candidates. The qualifications, qualities and skills that the committee believes must be met by a committee-recommended nominee for a position on our Board are as follows:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

•

Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the Company’s current and long-term objectives and should be willing and able to contribute positively to the Company’s decision-making process.

•	Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees.

•

Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all shareholders.

•

Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our shareholders and to fulfill the responsibilities of a director.

•

Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. Diversity on our Board is highly valued and is actively considered in the nomination process as well as in the Board’s annual performance evaluation.

•	Nominees should normally be able to serve for at least five years before reaching the age of 70.

The Nominating and Corporate Governance Committee considers issues of diversity among its members in identifying and considering nominees for director, and strives where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on the Board and its committees. The value of many forms of diversity is reflected on our Board, and we believe that our current Board represents diversity of thought, background and experience, as well as diversity of personal characteristics such as gender, ethnicity and age. The Board is committed to seeking out highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills and experiences as part of each search for qualified directors the Company undertakes. The Board’s commitment to gender diversity was demonstrated by the 2019 appointments of two female directors to our Board and its committees, and again more recently demonstrated by our Board’s nomination of Aik Na Tan for election at the 2020 AGM.

A copy of the Nominating and Corporate Governance Committee’s written charter and our Corporate Governance Guidelines, which set forth our nominee requirements are publicly available on our website at www.wavelifesciences.com.

Procedures by which Shareholders may Nominate Directors

The Nominating and Corporate Governance Committee shall review and evaluate information available to it regarding candidates proposed by shareholders and shall apply the same criteria, and shall follow substantially the same process in considering them, as it does in considering other candidates. The factors generally considered by the Nominating and Corporate Governance Committee are set out in our Corporate Governance Guidelines, which are publicly available on the “For Investors & Media” section of our website at http://ir.wavelifesciences.com/ under the heading “Corporate Governance.” If a shareholder wishes to nominate a candidate to be considered by the Nominating and Corporate Governance Committee for election as a director at our 2021 Annual General Meeting of Shareholders, it must give timely notice of the nomination in writing to our General Counsel not less than 45 days prior to the date that is one year from the date on which we first mail our proxy statement relating to the 2020 AGM. All shareholder proposals should be marked for the attention of General Counsel, Wave Life Sciences Ltd., 733 Concord Avenue, Cambridge, MA 02138.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently has three members: Mr. Henry (Chairman), Dr. Kolchinsky and Ms. Pott. During the period of January 1, 2019 through September 23, 2019, our Compensation Committee was comprised of Mr. Henry (Chairman), Dr. Kolchinsky and Mr. Takanashi. On September 24, 2019, Ms. Pott replaced Mr. Takanashi as a member of our Compensation Committee. Dr. Kolchinsky is the Managing Partner of RA Capital Management, L.P., the investment manager of RA Capital Healthcare Fund, L.P., one of our shareholders.

No officer or employee has served as a member of the Compensation Committee. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Familial Relationships

There are no familial relationships between any of our executive officers and directors.

Board Leadership Structure and Role in Risk Oversight

The positions of Chairman of the Board and Chief Executive Officer are presently separated at the Company. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing our Chairman of the Board to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow. Our Board also believes that this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board. The Board retains the authority to modify this leadership structure as and when appropriate to best address the Company’s unique circumstances at any given time and to serve the best interests of our shareholders.

Our Board oversees the risk management activities designed and implemented by our management. Our Board executes its oversight responsibility for risk management both directly and through its committees. Our Board also considers specific risk topics, including risks associated with our strategic plan, business operations and capital structure. In addition, our Board receives detailed regular reports from members of our management team and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility. Our Board has received regular updates on the evolving COVID-19 situation from and has discussed these updates with our management team, including with regard to our operations, clinical trial enrollment, financial position and liquidity, communications strategy and employee matters, among other items. As part of its risk management oversight, our Board has been working with our management team to identify and monitor COVID-19 related risks to our Company, and is involved in strategy decisions and other actions we are taking to mitigate risks related to the impact of COVID-19 on our business.

Our Board may delegate to the Audit Committee oversight of our risk management process. Our other Board committees will also consider and address risk as they perform their respective committee responsibilities. Specifically, the Audit Committee receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks.

As part of its charter, our Audit Committee regularly discusses with management our major risk exposures, their potential financial impact on our Company and the steps we take to manage them. Our Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management and risks arising from our compensation policies and programs. Our Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers and corporate governance. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Corporate Sustainability Matters

As we work to build a world-class organization to develop a new class of oligonucleotide therapeutics, we are increasingly focused on key environmental, social and governance risks and on providing transparency around our ESG efforts. The Company is committed to investments in human capital management, patient advocacy and community outreach efforts, and implementing environmental sustainability initiatives.

Environmental Factors: As we continue to expand our operations, we have initiated certain projects to begin tracking our environmental impact, and where feasible, have taken measures to increase our sustainability efforts. Some of our efforts include our commitment to reduce, reuse or recycle where possible or appropriate; energy efficient projects to lower energy use within our office areas and laboratories; and having processes in place that send over 95% of hazardous waste to an energy conversion center.

Social Factors: We recognize that maintaining an engaged and top-notch workforce and a connection with the communities we serve is critical to our success. Comradery and cohesion are at the core of who we are as a company and are integral facets of our human capital management. Whether it is coming together throughout the year to meet as “One Wave” at our town halls or participating in a global walking challenge to support the health and well-being of our employees, we take a team approach to our work .

We understand that in order to drive innovation, we must continuously improve our human capital strategies and find ways to foster engagement and growth for our employees. To this end, below are some of the initiatives in which we are engaged:

•

Employee Engagement: We conduct an annual employee engagement survey as a means of measuring employee engagement and satisfaction, as well as a tool for improving our human capital strategies in the year ahead. Approximately 90% of our employees participated in our 2019 employee engagement survey, of which over 90% reported that they were highly or moderately engaged and are inspired by the work we do.

•

Employee Health and Safety: As we continue to monitor the global spread of COVID-19, we have implemented and will continue to implement measures to ensure the safety of our employees and our patients. Compliance with environmental, health and safety (EH&S) laws and regulations underlies the basis of the EH&S programs we have in place. The EH&S management system incorporates processes to proactively assess risks to the health and safety of our employees and the community, as well as tracking compliance, incidents, inspections, and corrective actions. Our training program provides enhanced training to individuals that is parallel to the level of risk exposure to ensure that employees always have the knowledge and equipment at hand to mitigate risk.

•

Professional Development Program: In 2019, we implemented a personal development plan training program, along with leadership and management development programs. Through development planning, we strive for employees at all levels to focus on strengthening the skills required in their current role or a potential future role and creating opportunities for growth and development. We also conduct formal annual performance reviews for all employees, but as importantly, we encourage feedback and open communication between managers and their direct reports throughout the entire year. In addition, we offer certain employees tuition reimbursement for eligible expenses through our education assistance program.

•

Wave Learning Series: In 2019, we developed the Wave Learning Series to build awareness of all functional areas at Wave, and to expand knowledge of industry trends and other matters of interest and relevance within the biopharmaceutical industry throughout our organization. The Wave Learning Series is conducted through company-wide presentations by employees at various levels throughout the organization, providing opportunities for development and cross-functional exposure for our employees.

•

Diversity and Inclusion: Our commitment to growing a top-performing company means investing in and creating ongoing opportunities for employee development in a diverse and inclusive environment in which each team member plays a unique and vital role. We believe that a diverse workforce not only positively impacts our performance and strengthens our culture, but it also cultivates an essential pipeline of experienced leaders for management. Hiring for diversity of thought, background and experience, and diversity of personal characteristics such as gender, race and ethnicity is intentional at Wave and continues to be an area of focus as we build our workforce. Despite the historical lack of institutional emphasis on the importance of girls and women focusing on education in science, technology, engineering and mathematics (“STEM”) and the resulting disproportionate occupation by men in the STEM-educated talent pool, the Company has prioritized and hired a gender diverse workforce. As of June 15, 2020, women make up approximately 50% of our global workforce and constitute approximately 31% of management. We are also committed to building a racially and ethnically diverse workforce. As of June 15, 2020, racially diverse employees (those self-identifying as Black or African American, Hispanic or Latino, Asian, or being two or more races) make up approximately 44% of our global workforce and approximately 19% of management (9% of our employees did not provide us with this information).

•

Community Outreach and Engagement: Our community engagement activities are focused on seeking to better understand the lives of people living with rare disease and identifying opportunities to support the rare disease community. We believe that partnering with and understanding the lives of patients and their families differentiates Wave and enhances our ability to discover and develop potential therapies. Through collaboration with patients, families and advocacy organizations, face-to-face meetings, and participation in patient-focused conferences and community events, we aim to broaden our understanding of the needs of patients and families and incorporate those critical learnings into every aspect of our company. These insights inform the design and execution of our clinical trials, the enrichment of our corporate culture, and the development of programs and services that make a positive impact on people’s lives. Employee volunteerism is another important component of our community engagement initiatives. We partner with advocacy and service organizations to provide opportunities for employees to contribute directly to our local communities. By participating in a broad range of volunteer activities, our employees donate time and resources to support patients and families in the rare disease community.

We will continue to invest in our employees, culture, community partnerships and outreach, and environmental efforts, and anticipate reporting on other corporate sustainability measures over time.

Hedging and Pledging Policies

We maintain an Insider Trading Policy that, among other things, prohibits all officers, including our named executive officers, directors and employees from engaging in “hedging” transactions with respect to our ordinary shares. This prohibition includes short sales, hedging of share ownership positions, transactions in straddles, collars or other similar risk reduction or hedging devices, and transactions involving derivative securities relating to our ordinary shares. In addition, those subject to our Insider Trading Policy are also prohibited from pledging our securities as collateral for a loan; provided, however, that (i) any pledge arrangement which existed prior to the adoption of our Insider Trading Policy in connection with our initial public offering, was grandfathered and need not be unwound solely due to the adoption of this policy; and (ii) exceptions may be granted for pledge arrangements where our personnel wish to pledge our securities as collateral for a loan (other than a margin loan)

and can demonstrate the financial wherewithal to repay the loan without having to resort to the pledged securities.

Shareholder Communications to the Board

Generally, shareholders who have questions or concerns or who wish to address questions regarding our business directly with the Board, or any individual director, should direct his or her questions in writing to IR@wavelifesci.com. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as junk mail and mass mailings, resumes and other forms of job inquiries, surveys and solicitations or advertisements. In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers

Set forth below is information as of June 15, 2020, regarding our executive officers who are not also directors. We have employment agreements with certain of our executive officers and all of our executive officers are at-will employees.

Name	Age	Title
Christopher Francis, Ph.D.	42	Senior Vice President, Corporate Development, Head of Emerging Areas
David Gaiero	42	Interim Chief Financial Officer
Michael Panzara, M.D., MPH	53	Chief Medical Officer
Chandra Vargeese, Ph.D.	59	Chief Technology Officer

Christopher Francis, Ph.D. has served as our Senior Vice President, Corporate Development, Head of Emerging Areas since May 2017. During the period January 2017 to May 2017, Dr. Francis served as our Senior Vice President, Corporate Development & Portfolio Management. Prior to that, Dr. Francis served as our Vice President, Head of Business Development since April 2014. Prior to joining us, Dr. Francis held senior operational, strategic and business development roles within GlaxoSmithKline Oncology from 2009 to 2014 and was a member of the team that established GlaxoSmithKline’s Rare Disease Unit. Before GlaxoSmithKline, Dr. Francis was a health care private equity associate at Two River LLC from 2008 to 2009. He began his career in pharmaceutical pricing and reimbursement consulting at IMS Health. Dr. Francis earned undergraduate and graduate degrees in Biochemistry and Molecular Biology from the University of Melbourne and was a doctoral research associate at the University of Cambridge.

David Gaiero has served as our Interim Chief Financial Officer since January 2020. Prior to this appointment, Mr. Gaiero served as our Vice President, Corporate Controller since July 2017. Prior to joining us, from 2015 to 2017 Mr. Gaiero served as Vice President, Global Controller of OvaScience, Inc. and from 2007 to 2015 he held various positions of increasing responsibility and scope in finance and accounting at iRobot Corporation. Mr. Gaiero began his career in public accounting at PricewaterhouseCoopers LLP. Mr. Gaiero received a Bachelor of Business Administration in Accounting from the University of Massachusetts, Amherst, and is a Certified Public Accountant in Massachusetts.

Michael Panzara, M.D., MPH has served as our Chief Medical Officer since November 2018. During the period July 2016 to October 2018, Dr. Panzara served as our Franchise Lead, Neurology. Prior to joining us, Dr. Panzara served in various roles at Sanofi Genzyme (and Genzyme Corporation before its merger with Sanofi in 2011) from 2009 to July 2016, most recently serving as Head of the Multiple Sclerosis, Neurology and Ophthalmology Therapeutic Area for Global Development and prior to that, serving as Group Vice President, Therapeutic Area Head, Multiple Sclerosis and Neurology. Prior to joining Genzyme, Dr. Panzara served in roles of increasing responsibility at Biogen, including Vice President, Chief Medical Officer, Neurology from 2006 to 2009 and in various roles in the Medical Research group from 2001 to 2006. In addition, from 1999 to 2011, Dr. Panzara was an Instructor in Neurology at Harvard Medical School and an Assistant in Neurology at Massachusetts General Hospital (MGH). He trained in neurology at MGH from 1994 to 1998, and completed his post-doctoral training in immunology and rheumatology at Brigham and Women’s Hospital. Dr. Panzara holds a bachelor’s degree from the University of Pennsylvania, a medical degree from Stanford University School of Medicine, and a master’s degree in public health from the Harvard School of Public Health.

Chandra Vargeese, Ph.D. has served as our Chief Technology Officer since June 2020. During the period of August 2014 to June 2020, Dr. Vargeese served as Senior Vice President, Head of Drug Discovery. Before joining us, Dr. Vargeese served as Novartis’ Executive Director and Head of RNA Chemistry and Delivery, a position she held from 2008 to 2014. Prior to joining Novartis, Dr. Vargeese led siRNA delivery in the RNA Therapeutics division at Merck & Co., where she served as Senior Director and Head of RNA Chemistry and Delivery. Dr. Vargeese joined Merck through its acquisition of Sirna Therapeutics, where she was Vice President of Chemistry. Before Sirna, Dr. Vargeese served as Associate Director of Chemistry at NeXstar Pharmaceuticals and is the co-inventor of Macugen (pegaptanib), an approved therapy for treating wet AMD. Dr. Vargeese earned a Ph.D. in Organic Chemistry at the Indian Institute of Science, Bangalore, India and completed post-doctoral work at the University of Rhode Island.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Introduction

In the paragraphs that follow, we have provided an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Following this section, you will find a series of tables containing specific information about the compensation earned or paid in the fiscal year ended December 31, 2019 to the following executive officers, who we will refer to throughout as our “named executive officers” or “NEOs”:

Name	Principal Position
Paul B. Bolno, M.D., MBA Keith C. Regnante (1) Mark Baldry (2) Michael Panzara, M.D., MPH Chandra Vargeese, Ph.D.	President and Chief Executive Officer Former Chief Financial Officer Former Chief Commercial Officer Chief Medical Officer Chief Technology Officer

(1)	As of January 9, 2020, Mr. Regnante stepped down from his position as our Chief Financial Officer.
(2)

On August 5, 2019, Mr. Baldry joined us as our Chief Commercial Officer. Following the discontinuation of our then-lead program (suvodirsen) in December 2019, he stepped down from his position in February 2020.

In 2019, we received support from over 87% of our shareholders who cast votes on our say-on-pay proposal.

Executive Compensation Philosophy

Our Compensation Committee regularly reviews the elements of the individual compensation packages for our Chief Executive Officer and our other executive officers to achieve the following primary objectives:

•	Attract, retain and motivate superior executive talent across all areas of our business;

•

Provide incentives that reward the achievement of performance goals that directly correlate to the enhancement of shareholder value, which we seek to achieve through the discovery, development and potential commercialization of transformative medicines;

•	Ensure the majority of compensation is performance-based and “at-risk”; and

•	Align our executive officers’ interests with those of our shareholders through long-term incentives linked to specific performance.

We aim for simplicity in our compensation program so that it is easy for our employees and our shareholders to understand the various components of our compensation program and the incentives designed to drive Company performance. The three key components of our executive compensation program are base salary, annual cash performance-based incentives and equity-based long-term incentive awards.

2019 Business Highlights

2019 was a milestone year for Wave, during which we made progress in our mission to discover and develop novel oligonucleotide therapeutics for the potential treatment of genetically defined diseases, while also enduring a disappointing setback. In 2019, years of hard work, collaboration and commitment culminated in several data readouts for our lead programs in Duchene muscular dystrophy (“DMD”) and Huntington’s disease (“HD”). Highlights of our accomplishments and milestones that informed our executive compensation decisions are described below.

Discontinuation of suvodirsen development program in DMD: In April 2019, we reported favorable safety and tolerability data in our Phase 1 trial for our then-lead program suvodirsen for patients with DMD who are amenable to exon 51 skipping and we announced the details of our planned Phase 2/3 trial. With those positive safety data in hand, we spent much of 2019 building out our organization in anticipation of a potential accelerated approval and commercial launch of suvodirsen in the U.S. However, in December 2019, based on our interim analysis of the Phase 1 open-label extension (“OLE”) study, we announced our disappointing decision to discontinue development of suvodirsen. The results of the OLE study showed no change from baseline in dystrophin expression, as measured by western blot. We do not believe that the results of our suvodirsen program have any read-through to our clinical, preclinical or discovery programs in central nervous system (“CNS”), ophthalmology or hepatic diseases.

Clinical trial and regulatory advancements in HD: In HD, we reported interim topline clinical data from our ongoing Phase 1b/2a PRECISION-HD2 trial in December 2019 that demonstrated a statistically significant reduction in mutant huntingtin and a favorable safety profile supporting the addition of a higher dose cohort, which we initiated in January 2020. These historic data were the first to support the potential for an allele-selective approach to treating this devastating disease that impacts more than 30,000 people in the United States alone. Throughout 2019, we continued to advance our Phase 1b/2a PRECISION-HD1 trial, which is ongoing and has remained blinded based on the topline results from the PRECISION-HD2 trial. In October 2019, we initiated an open label extension study of the PRECISION-HD2 trial outside of the United States for patients who participated in that trial.

Pipeline, program and platform development: During 2019, we made significant advancements toward clinical development in our third-allele selective HD program, our HTT SNP3 program, and our C9orf72 program for amyotrophic lateral sclerosis (“ALS”) and frontotemporal dementia (“FTD”), both of which benefited meaningfully from novel advances in our PRISM platform. We expect to initiate clinical development for both programs in the second half of 2020. In addition to advances in PRISM that we have pulled through to our CNS programs, 2019 was a year of significant advancement for the development of our ADAR-mediated RNA-editing platform capability. Our 2019 progress in ADAR culminated in our presentation of proof-of-concept data for our RNA-editing program in January 2020, which demonstrated endogenous ADAR engagement in vitro. We reported initial in vivo results in May 2020, and we look forward to sharing further updates on this exciting new modality.

Strategic collaborations: In 2019, we continued to leverage our latest learnings from PRISM to design and advance additional stereopure oligonucleotides with optimized profiles for CNS indications, including Parkinson’s, Alzheimer’s and other diseases as part of our collaboration with Takeda Pharmaceutical Company Limited.

Finance and operations: We ended 2019 with $147.2 million in cash and cash equivalents. In January 2019, we completed an underwritten public offering of our ordinary shares, resulting in gross proceeds to us of approximately $172.6 million. During 2019, we further enhanced our internal cGMP manufacturing capabilities to increase control and visibility of our drug substance supply chain. We continued to strengthen our intellectual property position and in 2019, we filed 10 new patent applications and eight new U.S. patents were issued.

Roles and Responsibilities in the Decision-making Process

Role of the Compensation Committee

Pursuant to its charter, our Compensation Committee creates the policies that govern base salary, annual cash performance-based incentives, our long-term incentive program and other compensation and benefits for our executive officers. Our Compensation Committee also oversees various executive and employee compensation plans and programs and is responsible for monitoring these plans and programs to confirm that they adhere to our compensation philosophy and objectives. Our Compensation Committee determines the appropriate compensation levels for our executive officers, evaluates officer and director compensation plans, policies and programs, and reviews benefit plans for our executive officers. Our Compensation Committee believes that the total compensation paid to our executive officers should be fair, reasonable and competitive, and that a significant portion of the total compensation should be tied to our Company’s annual and long-term performance. Each year, our Compensation Committee reviews and discusses our executive officers’ proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. The Chief Executive Officer’s compensation is determined solely by the Compensation Committee.

Role of Management

Our Compensation Committee works with members of our management, including our Chief Executive Officer (except with respect to his own compensation), and our human resources, finance and legal professionals. Typically, our management assists the Compensation Committee by providing information on corporate and individual performance and management’s perspective and recommendations on compensation matters for each executive officer. Our Chief Executive Officer provides recommendations to the Compensation Committee regarding most compensation matters, including executive compensation and our annual and long-term incentive programs. However, the Compensation Committee does not delegate any of its functions to others in setting the compensation of our NEOs.

Role of Compensation Consultant

Our Compensation Committee has the authority to retain the services and obtain the advice of external advisors, including compensation consultants, legal counsel and other advisors to assist in the evaluation of executive officer compensation. Our Compensation Committee engaged Radford, a business unit of AON plc and an independent executive compensation consulting firm (“Radford”), to review our executive compensation policies and practices and to conduct an executive compensation market analysis.

For 2019, Radford reviewed and advised on all principal aspects of our executive compensation program, including:

•	Assisting in developing a peer group of publicly traded companies to be used to help assess executive compensation;

•

Assisting in developing a competitive compensation strategy and consistent executive compensation assessment practices relevant to a public company, including review and recommendation of the annual performance-based cash incentive program as well as the equity strategy for the Company covering dilution, grant levels and type of equity; and

•	Meeting with the Compensation Committee to review elements of executive compensation including the competitiveness of the executive compensation program.

Our Compensation Committee has assessed the independence of Radford consistent with the Nasdaq Stock Market listing requirements and has concluded that the engagement of Radford does not raise any conflicts of interest.

Peer Companies and Use of Market Data

In determining market competitiveness of executive officer compensation, our Compensation Committee, with the assistance of its independent compensation consultant, Radford, evaluates the market competitiveness of compensation for each of our executive officers in order to guide target compensation decisions for the coming year. Our Compensation Committee references a peer group of publicly traded companies in the biopharmaceutical industry for purposes of gathering data to compare with our existing executive compensation levels and practices and as context for future compensation decisions. Our Compensation Committee reviews and updates the compensation peer group each year, as appropriate, to include companies that the Compensation Committee believes are competitors for executive talent and that are similar to us in terms of their stage of development, therapeutic focus, market capitalization, number of employees, structure, financial profile and geographic proximity to the Cambridge biotech cluster, as applicable. We also recognize that it is unlikely for companies to align equally on all factors, so we consider companies that meet a majority of the criteria. Due to the nature of our business, we compete for executive talent with many companies much larger than we are. Our Compensation Committee considers peer group and other industry compensation data and the recommendations of our compensation consultant when making decisions related to executive compensation, ultimately giving consideration to the competitiveness of our compensation program, internal perceptions of equity and individual performance and role.

In late 2018 we reevaluated our peer group for 2019 and based on the factors described above, Radford determined that four companies no longer met the selection criteria and recommended that they be removed from the historical peer group. Radford further recommended the addition of nine companies better aligned with the selection criteria, with a specific focus on stage of development and talent profile (principally that we compete for talent in a high demand – low availability marketplace against companies that are significantly larger we are). Our Compensation Committee considered Radford’s recommendations and ultimately determined that our peer group for 2019 should consist of the following 24 companies that were selected among publicly traded biopharmaceutical companies:

•  Aduro BioTech, Inc.

•  Akcea Therapeutics, Inc.

•  Alnylam Pharmaceuticals, Inc.

•  Arbutus Biopharma Corporation

•  Arrowhead Pharmaceuticals, Inc.

•  Audentes Therapeutics, Inc.

•  bluebird bio, Inc.

•  Blueprint Medicines Corp.

•  CRISPR Therapeutics AG

•  CytomX Therapeutics, Inc.

•  Denali Therapeutics Inc.

•  Dicerna Pharmaceuticals, Inc.

•  Editas Medicine, Inc.

•  Epizyme, Inc.

•  Intellia Therapeutics, Inc.

•  Ionis Pharmaceuticals, Inc.

•  REGENXBIO, Inc.

•  Sage Therapeutics, Inc.

•  Sangamo Therapeutics, Inc.

•  Sarepta Therapeutics, Inc.

•  Spark Therapeutics, Inc.

•  Ultragenyx Pharmaceutical Inc.

•  Voyager Therapeutics, Inc.

•  Xencor, Inc.

Our Compensation Committee finds comparative data from our peer group to be useful in setting and adjusting executive compensation, but it does not target our programs or any particular element of compensation to be at or within a particular percentile or range compared to our peers. Our Compensation Committee uses the peer group data primarily to ensure that our executive compensation program and its constituent elements are and remain competitive in relation to our peers, and applies judgment and discretion in establishing targeted compensation levels taking into account not only competitive market data but also the experience of the executive, scope of responsibility, critical skill sets and expertise.

Components of Executive Compensation

The primary elements of our executive compensation program are:

•	Base salary;

•	Annual performance-based cash incentive compensation; and

•	Long-term equity incentive awards.

We also provide broad-based health and welfare benefits and have certain severance and change-in-control benefits. Our intention is to structure these components of our executive compensation program in a way that achieves the objectives of the program of linking and emphasizing pay to performance over both the short- and long-term, aligning executives’ interests with the interests of shareholders and attracting, motivating and retaining highly skilled and experienced executives.

Base Salary

Annual base salary is designed to provide a competitive fixed rate of pay, recognizing different levels of responsibility and performance. Actual salaries reflect the judgment and consideration of numerous factors by the Compensation Committee. These factors include the NEO’s experience, importance of position, performance, comparative survey data, internal pay equity, scope of responsibilities, expertise, the criticality of the NEO’s position within the Company, the other elements of compensation received by the NEO, and the NEO’s compensation in comparison to similarly situated executive officers at comparable companies in our peer group. The salary increases for 2019 for all of our NEOs were made to ensure better alignment with market data and in consideration of internal pay equity.

The following were the annual base salaries of our NEOs in effect for 2018 and 2019:

Name	2018 Base Salary	2019 Base Salary	% Increase
Paul B. Bolno, M.D., MBA	$541,100	$578,977	7%
Keith C. Regnante	$350,000	$362,250	3.5%
Mark Baldry(1)	$—	$425,000	—%
Michael Panzara, M.D., MPH	$430,300	$451,815	5%
Chandra Vargeese, Ph.D.	$400,000	$426,000	6.5%

(1)	Mr. Baldry commenced employment with us in August 2019.

Annual Performance-Based Cash Incentive Compensation

The Compensation Committee believes that, in order to reward performance and overall Company success, a portion of an executive officer’s compensation should be tied to the achievement of the Company’s goals in the form of an annual cash incentive payment. Our executive officers are eligible to receive annual cash incentive awards, with the target bonus opportunity determined as a percentage of their base salary. We established this program in order to focus and incentivize our executives to achieve short-term strategic business objectives.

For 2019, the target bonus opportunity for each NEO was the same as for 2018, except for Dr. Bolno whose target percentage was increased from 55% to 65% to align his bonus opportunity with similarly situated CEOs.

At the beginning of 2019, our Board approved ambitious corporate goals and objectives that our Compensation Committee then used to design our annual incentive compensation program for 2019. Under this program, the Compensation Committee established corporate goals that would apply uniformly to all of our executive officers. For the reasons set forth under “2019 Business Highlights” above, we believe that 2019 was a year of strong performance and although we were delayed or unable to achieve some of our goals, we achieved or exceeded most of our goals. In addition to our stated goals, we completed a follow-on public offering in January 2019 that yielded $172.6 in gross proceeds thereby substantially extending our cash runway. Our 2019 corporate goals that were assessed to determine our 2019 corporate performance follow:

•	Deliver clinical data on suvodirsen from the interim analysis of our Phase 1 open-label extension study (achieved)

•	Initiate Phase 2/3 trial for suvodirsen (achieved)

•

Prepare and file clinical trial application for WVE-N531 for patients amenable to exon 53 skipping (prepared to file, but did not file due to discontinuation of DMD franchise following suvodirsen data readout)

•	Deliver clinical data on WVE-120102 from our PRECISION-HD2 clinical trial (delayed from 1H 2019; achieved in 2H 2019)

•	Deliver clinical data on WVE-120101 from our PRECISION-HD1 clinical trial (delayed from 1H 2019; delayed into 2020)

•	Advance C9orf72 program for ALS and FTD to support initiation of clinical development in 2020 (achieved)

•	Advance HTT SNP3 program for HD to support initiation of clinical development in 2020 (achieved)

•	Deliver in vivo proof-of-concept data supporting ophthalmology candidate targeting USH2A (achieved)

•	Maintain supply of preclinical and clinical material for our ongoing and planned programs (achieved)

•	Ensure the preparation of a CMC package to support NDA filing for suvodirsen (achieved)

•	Hire Chief Commercial Officer, build and begin implementing commercialization roadmap (achieved)

•	Establish commercial readiness plan for suvodirsen (achieved)

•	Design, develop and deliver next generation of Wave management development training program (achieved)

•	Maintain regrettable turnover below industry standards (achieved)

•	Deliver 2019 corporate goals within our 2019 budget (achieved)

Based on our Board’s assessment and consideration of the relative weighting and importance of our goals, our Board determined that we achieved 75% of our 2019 corporate goals. The Compensation Committee then determined that bonuses for 2019 performance be paid to our named executive officers based on these results. In early 2020, our CEO and other NEOs were awarded their incentive payouts in connection with meeting the 2019 corporate goals at 75% of their incentive target amounts. The following table sets forth the cash bonus payments for 2019 performance:

Name	Incentive Target Amount (as a % of Base Salary)	Actual Award
Paul B. Bolno, M.D., MBA	65%	$282,251
Keith C. Regnante	40%	$108,675
Mark Baldry	40%	$52,048
Michael Panzara, M.D., MPH	40%	$135,545
Chandra Vargeese, Ph.D.	40%	$127,800

Long-Term Incentive Compensation

We have a broad-based equity compensation program designed to reward and motivate our employees, including our NEOs. Equity awards help align the interests of our NEOs and other employees with the long-term interests of our shareholders and provide an opportunity for employees to acquire an ownership interest in the Company. The granting of equity awards is also consistent with our compensation philosophy of attracting, retaining and motivating our NEOs to deliver sustainable long-term value and aligning the interests of our executives with those of our shareholders. In determining the size and type of equity awards to grant, our Compensation Committee considered evolving market practices, as well as the retentive value provided by our equity grants.

Our 2014 Equity Incentive Plan, which we adopted prior to our initial public offering, was amended in August 2017 following shareholder approval of the amendments to our 2014 Equity Incentive Plan at our 2017 Annual General Meeting. The plan allows for the grant of options, restricted share awards, restricted share unit awards (RSUs), other share or cash-based awards and dividend equivalent awards to employees, non-employee directors and consultants.

Since Wave became a public company in November 2015, we have provided annual long-term incentive awards to our executive officers as follows:

•

2016 LTIP – grants were made 100% in share options vesting over a four-year period with 25% vesting on the first anniversary of the date of grant and the remainder vesting monthly over the next three years;

•

2017 LTIP – grants were made at approximately 67% in share options that vest over a four-year period with 25% vesting on February 15, 2018 and the remainder vesting monthly over the next three years; and approximately 33% in RSUs that vest annually in equal installments of 25% over a four-year period beginning on February 15, 2018;

•

2018 LTIP – grants were made at approximately 67% in share options that vest over a four-year period with 25% vesting on February 15, 2019 and the remainder vesting quarterly over the next three years; and approximately 33% in RSUs that vest annually in equal installments of 25% over a four-year period beginning on February 15, 2019; and

•

2019 LTIP – grants were made at approximately 79% in performance-based RSUs and approximately 21% in time-based RSUs that vest annually in equal installments of 25% over a four-year period beginning on February 15, 2020. The performance-based RSUs vest based on two separate performance metrics: 80% of the award will vest upon receipt of the first regulatory approval of a Wave drug product by the U.S. Food and Drug Administration or European Medicines Agency; and 20% of the award will vest upon the first commercial sale of a Wave drug product, in each case, occurring by March 7, 2029, subject to continuous service.

In 2017, we changed the type of awards granted to a mix of two types of equity awards to combine the retention and downside risk benefits inherent in RSUs with the stockholder-value-creation benefits inherent in share options, while mitigating the potential risk that may manifest itself through using a single type of award. In 2018, we continued this practice of granting a combination of share options and RSUs.

In 2019, we determined not to grant share options and instead added performance-based RSUs to the mix of grants for all of our employees, including our NEOs, in addition to the continued grant of time-based RSUs. The performance-based RSUs were designed to provide significant “at risk” compensation directly aligned with shareholder value creation, further promote cross-company collaboration around critical company milestones, provide equity incentives consistent with our pay-for-performance philosophy and retain key talent. All employees, including our NEOs, received a combination of performance-based RSUs with the same performance criteria (described under the 2019 LTIP bullet above) and time-based RSUs. The allocation of the two award types for each employee was adjusted on a sliding scale based on seniority, with executives and more senior employees receiving a higher percentage of performance-based RSUs than time-based RSUs and less senior employees receiving a higher percentage of time-based RSUs than performance-based RSUs. In determining the equity awards to be granted to our named executive officers as part of the 2019 LTIP, our Compensation Committee considered, most importantly, the long-term nature of the performance criteria (up to ten years), among other factors, including the value of the equity awards received by executives in our compensation peer group and our industry and the size of the equity awards as a percentage of our outstanding shares, dilution to existing shareholders and the retention value in the outstanding equity program based on the value of outstanding unvested awards. To promote our performance-based compensation philosophy, individual equity awards were positioned higher or lower within the compensation peer group range based on the individual performance of each named executive officer.

In March 2020, in recognition of our lower share price following the discontinuation of our then-lead program (suvodirsen) in December 2019 and to directly align the interests of our employees with those of our shareholders, we granted time-based share options to all employees, including our NEOs. Drs. Bolno, Panzara and Vargeese received 60,000, 36,000 and 36,000 share options, respectively. These share options were granted by our Compensation Committee at a regularly scheduled meeting on March 3, 2020, at an exercise price of $8.17 per share; and vest over a two-year term, with 50% vesting on February 1, 2021 and the remainder vesting in 2022. The Compensation Committee chose this two-year vesting schedule over our standard four-year vesting schedule as a means of retention and because the performance-based RSUs granted as part of the 2019 LTIP became less likely to vest in the near-term due to the discontinuation of our suvodirsen in December 2019, but the performance criteria remain relevant to incentivize performance albeit over a longer period of time. In addition to Dr. Bolno’s 2020 LTIP grant and in lieu of a cash salary increase for the 2020 calendar year, he opted to receive an additional 3,000 share options with the same vesting schedule and exercise price as the 2020 LTIP awards.

Mr. Baldry joined us in August 2019 as our Chief Commercial Officer with a focus on building our commercial function in preparation for the launch of suvodirsen. In connection with the negotiation of his employment agreement, he received 25,000 share options that vest over four years; 35,000 time-based RSUs that vest over four years; 4,000 time-based RSUs that vest over two years; and 25,000 performance-based RSUs (same performance criteria as those awarded in the 2019 LTIP). Following the discontinuation of suvodirsen in December 2019 and in connection with Mr. Baldry’s separation from Wave in February 2020 as part of our workforce reduction that impacted 22% of our workforce, all of his equity awards were forfeited.

For the details regarding our 2019 equity awards, see the “2019 Fiscal Year Grants of Plan-Based Awards” table below.

Employee Benefits and Perquisites

Benefits offered to our named executive officers serve a different purpose than do the other elements of total compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death and provide for some benefits upon retirement. Benefits offered to our NEOs are the same as those offered to the general employee population, except for the car service provided to our CEO, which is reflected in the “All Other Compensation” column in the “Summary Compensation Table” below. The Compensation Committee determined it is in the best interest of the Company to provide car service for our CEO in order to promote the efficient use of his work time for the Company and to provide safe transportation given the demands of his role, which often require the participation on conference calls during commuting hours as well as extended work hours.

We maintain a 401(k) plan that is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended. In general, all of our employees, including our named executive officers, are eligible to participate in the 401(k) plan. Under the 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit, equal to $19,000 in 2019, and to have the amount of such reduction contributed to the 401(k) plan. We currently match 50% of an employee’s 401(k) contributions up to a maximum of 6% of the participant’s compensation. Matching contributions are 100% vested upon completion of one year of service with the Company. In addition, employees who turn age 50 before the end of any calendar year may also defer up to an additional $6,000, and these catch-up contributions are eligible for matching contributions. Matching contributions made to each of our named executive officers are included in the “Summary Compensation Table” below.

Employment Agreements and Severance Benefits

Each of our named executive officers entered into an employment agreement or offer letter with the Company in connection with the commencement of his or her employment. All employment agreements and offer letters generally provide for at-will employment and that our named executive officers are eligible to participate in employee benefit plans of general applicability to other employees, which we maintain from time to time.

On May 8, 2020, the Company entered into amended and restated employment agreements with Drs. Bolno and Vargeese. The employment agreements amend and restate the prior employment arrangements between the Company and Drs. Bolno and Vargeese. Under the terms of the employment agreements, the 2020 annual base salaries for Drs. Bolno and Vargeese are $578,977 and $434,520, respectively, and their annual target bonus percentages are 65% and 40% of their base salary, respectively. The terms of the employment agreements provide that, if Drs. Bolno or Vargeese is involuntarily terminated by the Company without cause or if Drs. Bolno or Vargeese terminates his or her employment for good reason, Drs. Bolno or Vargeese will be entitled to receive continued payment of his or her base salary for 18 months or 12 months, respectively, following termination; continued payment of health insurance premiums at the Company’s then normal rate of contribution until the earlier of 18 months or 12 months, respectively, following termination or until he or she commences new employment; and the payment of a separation bonus equal to his or her then annual target bonus opportunity, prorated through the termination date. In addition, if a change of control occurs and within one year following the change of control, Drs. Bolno or Vargeese is involuntarily terminated without cause or if Drs. Bolno or Vargeese terminates his or her employment for good reason, Drs. Bolno or Vargeese will be entitled to receive a lump sum cash payment equal to 18 months or 12 months, respectively, of his or her then-current annual base salary; continued payment of health insurance premiums at the Company’s then normal rate of contribution until the earlier of 18 months or 12 months, respectively, following termination or until he or she commences new employment; and the payment of a separation bonus equal to his or her then annual target bonus opportunity.

Each of Dr. Panzara, Mr. Regnante and Mr. Baldry entered into an employment agreement with the Company that provides if he is involuntarily terminated by the Company without cause or he terminates his employment for good reason, he will be entitled to receive continued payment of his base salary for 12 months following termination, and continued payment of health insurance premiums at the Company’s then normal rate of contribution until the earlier of 12 months following termination or until he commences new employment. In addition, if a change of control occurs and within one year following the change of control, Dr. Panzara, Mr. Regnante or Mr. Baldry is involuntarily terminated without cause or terminates his employment for good reason, he will be entitled to receive a lump sum cash payment equal to 12 months of his then-current annual base salary; continued payment of health insurance premiums at the Company’s then normal rate of contribution until the earlier of 12 months following the termination date or until he commences new employment; and the payment of a separation bonus equal to his then annual target bonus opportunity, prorated through his termination date.

In January and February 2020, in connection with the separation of Messrs. Regnante and Baldry from the Company, respectively, each received the severance benefits to which he was entitled under his employment agreement.

In addition, as a condition of their employment, each of our named executive officers has entered into a non-competition and non-solicitation agreement pursuant to which he or she has agreed not to compete with us nor hire our employees for a period of 12 months following the termination of his or her employment.

The equity agreements with each of Drs. Bolno, Panzara, and Vargeese and Mr. Regnante that were entered into on or before December 31, 2017 provide that all unvested shares underlying outstanding options and restricted share units will become fully vested upon a change of control. The Compensation Committee determined that commencing in 2018 future equity agreements with our NEOs would provide for “double trigger” vesting upon a change of control meaning that all unvested shares underlying outstanding options and restricted share units granted after December 31, 2017 will become fully vested upon termination without cause or for good reason within 12 months following a change of control. We have not provided any excise tax gross-ups to any of our NEOs in the event of a change of control.

Risk Analysis of Our Compensation Plans

Our Compensation Committee reviews the risks and rewards associated with our compensation programs. The programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation programs encourage and reward prudent business judgment and appropriate risk-taking over the short term and the long term. Our Compensation Committee regularly evaluates the risks involved with our compensation programs and does not believe that any of our compensation programs create risks that are reasonably likely to have a material adverse effect on us now or in the future.

Compensation Committee Report

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis be included in our proxy statement.

Members of the Wave Life Sciences Ltd. Compensation Committee:

Christian Henry (Chairman)

Peter Kolchinsky, Ph.D.

Amy Pott

Summary Compensation Table

The following table shows the total compensation paid or accrued during the last three fiscal years ended December 31, 2019, 2018 and 2017 to our President and Chief Executive Officer, our Chief Financial Officer and our three next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2019 and were serving as executive officers as of such date.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Share Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Paul B. Bolno, M.D., MBA	2019	578,977	—	2,700,000	—	282,251	20,298	3,581,526
President and Chief Executive Officer	2018	541,100	—	2,182,725	2,802,601	303,557	9,983	5,839,966
	2017	515,300	—	1,054,515	1,342,902	283,400	528	3,196,645

Keith C. Regnante	2019	362,250	—	607,500	—	108,675	9,642	1,088,067
Former Chief Financial Officer	2018	350,000	—	520,650	668,510	142,800	9,060	1,691,020
	2017	327,400	—	124,915	159,296	144,100	6,136	761,847

Mark Baldry	2019	173,493	80,000	759,720	311,610	52,048	177,956	1,554,827
Former Chief Commercial Officer

Michael Panzara, M.D., MPH	2019	451,815	—	675,000	—	135,545	9,642	1,272,002
Chief Medical Officer	2018	430,300	—	700,875	899,918	175,562	9,492	2,216,147
	2017	417,800	—	200,445	255,614	183,800	9,342	1,067,001

Chandra Vargeese, Ph.D.	2019	426,000	—	675,000	—	127,800	10,722	1,239,522
Chief Technology Officer	2018	400,000	—	700,875	899,918	163,200	10,572	2,174,565
	2017	350,000	—	284,690	361,194	154,000	7,380	1,157,264

(1)	Amount represents the aggregate grant date fair value for the share awards identified, computed in accordance with FASB ASC Topic 718. For performance-based RSUs, the value reported includes the value of the award at the grant date based upon the probable outcome of the performance conditions. The value of the performance-based RSUs at the grant date, assuming that all performance conditions will be achieved, is $8,325,000 for Dr. Bolno, $1,800,000 for Mr. Regnante, $487,000 for Mr. Baldry, $4,500,000 for Dr. Panzara and $4,500,000 for Dr. Vargeese. A discussion of the assumptions used in determining grant date fair value may be found in Note 7 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(2)

Amounts represent the aggregate grant date fair value for the option awards identified, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 7 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(3)

For 2019, amounts include 401(k) matching contributions of $8,400 made to Mr. Regnante and Drs. Panzara and Vargeese and $1,331 made to Mr. Baldry, as well as the value of annual premiums paid by us with respect to a life insurance policy for the benefit of each of the named executive officers. For 2019, amounts for Dr. Bolno also include reimbursement of commuting expenses of $14,795 and the related tax gross up of $4,693. For 2019, amounts for Mr. Baldry also include reimbursement of relocation expenses as set forth in his employment agreement in connection with his move to Massachusetts of $100,000 and the related tax gross up of $75,732.

2019 Fiscal Year Grants of Plan-Based Awards

The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards that we made during the fiscal year ended December 31, 2019 to each of our executive officers named in the Summary Compensation Table.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Target ($)(1)	Estimated Future Payouts Under Equity Incentive Plan Awards: Target (#)		All Other Share Awards: Number of Shares or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Share)(6)	Grant Date Fair Value of Share and Option Awards($)(7)
Paul B. Bolno, M.D., MBA	—	376,335	—		—		—		—	—
	3/7/2019	—	185,000	(2)	—		—		—	—
	3/7/2019	—	—		60,000	(3)	—		—	2,700,000
Keith C. Regnante	—	144,900	—		—		—		—	—
	3/7/2019	—	40,000	(2)	—		—		—	—
	3/7/2019	—	—		13,500	(3)	—		—	607,500
Mark Baldry	—	170,000	—		—		—		—	—
	8/5/2019	—	25,000	(2)	—		—		—	—
	8/5/2019	—	—		39,000	(4)	—		—	759,720
	8/5/2019	—	—		—		25,000	(5)	$19.48	311,610
Michael Panzara, M.D., MPH	—	184,344	—		—		—		—	—
	3/7/2019	—	100,000	(2)	—		—		—	—
	3/7/2019	—	—		15,000	(3)	—		—	675,000
Chandra Vargeese, Ph.D.	—	173,808	—		—		—		—	—
	3/7/2019	—	100,000	(2)	—		—		—	—
	3/7/2019	—	—		15,000	(3)	—		—	675,000

(1)

Represents the potential 2019 cash incentive bonus payouts assuming target achievement of corporate goals, based upon the named executive officer’s cash incentive bonus target and base salary in effect on December 31, 2019. No minimum threshold amount or maximum amount beyond the target amount was established. See the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for the cash incentive bonuses earned by the named executive officers in 2019. See “Compensation Discussion and Analysis — Components of Executive Compensation — Annual Performance-Based Cash Incentive Compensation” for a description of the target amount applicable to each named executive officer.

(2)

Represents grants of performance-based RSUs made to the named executive officers in 2019. Such awards vest based on two separate performance metrics, 80% of the target award amount will vest upon receipt of the first regulatory approval of a Wave drug product by the U.S. Food and Drug Administration or European Medicines Agency and 20% of the target award will vest upon the first commercial sale of a Wave drug product, in each case, occurring on or before March 7, 2029. All unvested performance-based RSUs for Mr. Regnante and Mr. Baldry were forfeited on the date they stepped down from their positions on January 9, 2020 and February 21, 2020, respectively.

(3)

Represents grants of restricted share units made to the named executive officers in 2019. Such awards vest annually in equal installments over a four-year period beginning on February 15, 2019, subject to such officer’s continued service with us on each such vesting date. 10,125 of the RSUs granted to Mr. Regnante on March 7, 2019 were forfeited when Mr. Regnante stepped down from his position on January 9, 2020.

(4)

Represents grants of restricted share units made to Mr. Baldry in 2019. 35,000 and 4,000 of these awards vest annually in equal installments over a four-year and two-year period, respectively, beginning on August 5, 2019, subject to Mr. Baldry’s continued service with us on each such vesting date. These RSUs were forfeited when Mr. Baldry stepped down from his position on February 21, 2020.

(5)

Represents the grant of share options made to Mr. Baldry in 2019. Such awards have a four-year vesting period, with 25% of the shares subject to the award vesting on the first anniversary of August 5, 2019 and the remainder vesting quarterly in equal installments over the following 12 quarters, subject to Mr. Baldry’s continued service with us on each vesting date. These share options were forfeited when Mr. Baldry stepped down from his position on February 21, 2020.

(6)	Represents the closing market price of the shares on the grant date.

(7)

Amount represents the aggregate grant date fair value for the options and restricted share unit awards, as applicable, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 7 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

2014 Equity Incentive Plan

Our 2014 Equity Incentive Plan was amended on August 10, 2017, following receipt of shareholder approval at our 2017 Annual General Meeting. Accordingly, based on approval at our 2017 Annual General Meeting, our Board and shareholders authorized 6,064,544 ordinary shares for the granting of incentive options, non-qualified options, or “NQSOs,” share appreciation rights and restricted share unit awards, plus annual increases on the first day of July 2018, 2019 and 2020 equal to the lesser of (A) 3% of the ordinary shares outstanding on the day prior to the increase; and (B) such lesser number of ordinary shares as determined by the Board; provided that no more than 10,000,000 ordinary shares may be issued upon the exercise of incentive share options. On July 1, 2018 and 2019, the 2014 Equity Incentive Plan was increased by 878,800 and 1,027,987 ordinary shares, respectively. The maximum number of ordinary shares with respect to awards which may be granted to any participant in any fiscal year under the 2014 Equity Incentive Plan is 600,000 shares. In the event of a share dividend, split, recapitalization or reorganization or other change in capital structure, our Board will make appropriate adjustments to these amounts.

Any shares subject to an award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, will again become available for issuance under the 2014 Equity Incentive Plan. However, shares subject to an award under the 2014 Equity Incentive Plan will not again be made available for issuance or delivery under the 2014 Equity Incentive Plan if such shares are (a) shares tendered in payment of an option; (b) shares delivered or withheld by us to satisfy any tax withholding obligation; or (c) shares covered by a share-settled share appreciation right or other awards that were not issued upon the settlement of the award.

If we are acquired, our Board (or Compensation Committee) will with respect to options and share appreciation rights: (i) make appropriate provision for the continuation of the option or share appreciation right by substituting on an equitable basis for the ordinary shares then subject to such option or share appreciation right either the consideration payable with respect to the outstanding ordinary shares in connection with the corporate transaction or securities of any successor or acquiring entity; (ii) cancel or arrange for the cancellation of the options or share appreciation rights, to the extent not vested or exercised prior to the effective time of the transaction, in exchange for a payment in cash or ordinary shares as determined by the Board, in an amount equal to the amount by which the then-fair market value of the ordinary shares subject to such vested option or share appreciation right exceeds the exercise price; or (iii) after giving holders an opportunity to exercise to the extent vested their outstanding options or share appreciation rights, terminate any or all unexercised options and share appreciation rights at such time as the Board deems appropriate. If we are acquired, our Board (or Compensation Committee) will with respect to outstanding restricted awards make appropriate provision for the continuation of such restricted awards on the same terms and conditions by substituting on an equitable basis for the ordinary shares then subject to such restricted awards either the consideration payable with respect to the outstanding ordinary shares in connection with the transaction or securities of any successor or acquiring entity. In lieu of the foregoing, if we are acquired, the Board may provide that, upon consummation of the acquisition, each outstanding restricted award shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of ordinary shares comprising such restricted award to the extent then vested.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table shows grants of options and grants of unvested restricted share unit awards outstanding on the last day of the fiscal year ended December 31, 2019 to each of the executive officers named in the Summary Compensation Table.

	Option Awards					Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Share Units That Have Not Vested (#)		Market Value of Shares or Share Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul B. Bolno, M.D., MBA	444,025	—		$2.48	3/10/2025
	206,850	29,550	(1)	$18.79	6/16/2026
	51,353	21,147	(2)	$29.05	1/25/2027
	47,687	61,313	(3)	$40.05	1/23/2028
						18,150	(4)	$145,472
						40,875	(5)	$327,613
						60,000	(6)	$480,900
									185,000	(7)	$1,482,775
Keith C. Regnante	70,500	20,000	(8)	$20.89	8/16/2026
	6,091	2,509	(2)	$29.05	1/25/2027
	11,375	14,625	(3)	$40.05	1/23/2028
						2,150	(4)	$17,232
						9,750	(5)	$78,146
						13,000	(6)	$108,203
									40,000	(7)	$320,600
Mark Baldry	—	25,000	(9)	$19.48	8/5/2029
						35,000	(10)	$280,525
						4,000	(11)	$32,060
									25,000	(7)	$200,375
Michael Panzara, M.D., MPH	109,375	21,875	(12)	$21.69	7/11/2026
	9,774	4,026	(2)	$29.05	1/25/2027
	15,312	19,688	(3)	$40.05	1/23/2028
						3,450	(4)	$27,652
						13,125	(5)	$105,197
						15,000	(6)	$120,225
									100,000	(7)	$801,500
Chandra Vargeese, Ph.D.	205,964	—		$2.48	3/10/2025
	43,390	6,210	(1)	$18.79	6/16/2026
	13,812	5,688	(2)	$29.05	1/25/2027
	15,312	19,688	(3)	$40.05	1/23/2028
						4,900	(4)	$39,274
						13,125	(5)	$105,197
						15,000	(6)	$120,225
									100,000	(7)	$801,500

(1)

25% vested on June 16, 2017 and the remainder vests in equal monthly installments over the following 36 months, subject to such officer’s continued service with us on each such vesting date. The option shall become fully vested upon a change of control.

(2)

25% vested on February 15, 2018 and the reminder vests in equal monthly installments over the following 36 months, subject to such officer’s continued service with us on each such vesting date. The option shall become fully vested upon a change of control. All unvested share options held by Mr. Regnante were forfeited when Mr. Regnante stepped down from his position on January 9, 2020.

(3)

25% vested on February 15, 2019 and the remainder vests in equal quarterly installments over the following 12 quarters, subject to such officer’s continued service with us on each such vesting date. The award shall become fully vested upon termination without cause or for good reason within 12 months following a change of control. All unvested share options held by Mr. Regnante were forfeited when Mr. Regnante stepped down from his position on January 9, 2020.

(4)

25% vested on February 15, 2018 and the remainder vests in equal annual installments over the following three years, subject to such officer’s continued service with us on each such vesting date. The award shall become fully vested upon a change of control. 1,075 of the RSUs held by Mr. Regnante as of December 31, 2019 were forfeited when Mr. Regnante stepped down from his position on January 9, 2020.

(5)

25% vested on February 15, 2019 and the remainder vests in equal annual installments over the following three years, subject to such officer’s continued service with us on each such vesting date. The award shall become fully vested upon termination without cause or for good reason within 12 months following a change of control. 6,500 of the RSUs held by Mr. Regnante as of December 31, 2019 were forfeited when Mr. Regnante stepped down from his position on January 9, 2020.

(6)

25% vested on February 15, 2020 and the remainder vests in equal monthly installments over the following 36 months, subject to such officer’s continued service with us on each such vesting date. The award shall become fully vested upon termination without cause or for good reason within 12 months following a change of control. 10,125 of the RSUs held by Mr. Regnante as of December 31, 2019 were forfeited when Mr. Regnante stepped down from his position on January 9, 2020.

(7)

The performance-based RSUs vest based on two separate performance metrics, 80% of the award will vest upon receipt of the first regulatory approval of a Wave drug product by the U.S. Food and Drug Administration or European Medicines Agency and 20% of the award will vest upon the first commercial sale of a Wave drug product, in each case, occurring within 10 years of the grant date (March 7, 2029). The award shall become fully vested upon termination without cause or for good reason within 12 months following a change of control. All unvested performance-based RSUs for Mr. Regnante and Mr. Baldry were forfeited on the date they stepped down from their positions on January 9, 2020 and February 21, 2020, respectively.

(8)

25% vested on August 16, 2017 and the remainder vests in equal monthly installments over the following 36 months, subject to such officer’s continued service with us on each such vesting date. The option shall become fully vested upon a change of control. All unvested share options held by Mr. Regnante were forfeited when Mr. Regnante stepped down from his position on January 9, 2020.

(9)

25% vests on August 5, 2020 and the remainder vests in equal quarterly installments over the following 12 quarters, subject to such officer’s continued service with us on each such vesting date. The option shall become fully vested upon termination without cause or for good reason within 12 months following a change of control. All unvested share options held by Mr. Baldry were forfeited when Mr. Baldry stepped down from his position on February 21, 2020.

(10)

25% vests on August 5, 2020 and the remainder vests in equal annual installments over the following three years, subject to such officer’s continued service with us on each such vesting date. The award shall become fully vested upon termination without cause or for good reason within 12 months following a change of control. All unvested RSUs held by Mr. Baldry were forfeited when Mr. Baldry stepped down from his position on February 21, 2020.

(11)

50% vests on August 5, 2020 and the remainder vests on August 5, 2021, subject to such officer’s continued service with us on each such vesting date. The award shall become fully vested upon termination without cause or for good reason within 12 months following a change of control. All unvested RSUs held by Mr. Baldry were forfeited when Mr. Baldry stepped down from his position on February 21, 2020.

(12)

25% vested on July 11, 2017 and the remainder vests in equal monthly installments over the following 36 months, subject to such officer’s continued service with us on each such vesting date. The option shall become fully vested upon a change of control.

Option Exercises and Stock Vested

The following table shows information regarding exercises of options to purchase our shares and vesting of restricted share unit awards held by each executive officer named in the Summary Compensation Table during the fiscal year ended December 31, 2019.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Paul B. Bolno, M.D., MBA.	50,000	2,149,864	22,700	853,520
Keith C. Regnante.	—	—	4,325	162,620
Mark Baldry.	—	—	—	—
Michael Panzara, M.D., MPH	—	—	6,100	229,360
Chandra Vargeese, Ph.D.	6,000	194,996	6,825	256,620

(1)

The value realized on the exercise of options was calculated by multiplying the number of options exercised on the applicable exercise date by the difference between the sale price of the shares and the exercise price of the options.

(2)

The value realized on the vesting of restricted share units was calculated by multiplying the number of shares vesting on the applicable vesting date by the closing market price of the shares on such date.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plan.

Potential Payments upon Termination or Change-In-Control

Pursuant to the employment agreements entered into with Drs. Bolno and Vargeese on May 8, 2020, if we terminate his or her employment without cause or if he or she terminates employment for good reason, Drs. Bolno and/or Vargeese will be entitled to receive as of the date of his or her termination continued payment for 18 months or 12 months, respectively, of his or her then-current annual base salary; continued payment of health insurance premiums at the Company’s then normal rate of contribution until the earlier of 18 months or 12 months, respectively, following termination or until he or she commences new employment; and the payment of a separation bonus equal to his or her then annual target bonus opportunity, prorated through the termination date. In addition, if a change of control occurs and within one year following the change of control, Drs. Bolno or Vargeese is involuntarily terminated without cause or if Drs. Bolno or Vargeese terminates his or her employment for good reason, Drs. Bolno and/or Vargeese will be entitled to receive a lump sum cash payment equal to 18 months or 12 months, respectively, of his or her then-current annual base salary; continued payment of health insurance premiums at the Company’s then normal rate of contribution until the earlier of 18 months or 12 months, respectively, following termination or until he or she commences new employment; and the payment of a separation bonus equal to his or her then annual target bonus opportunity. Receipt of the severance and change of control benefits described above are subject to execution of a release of claims against the Company and compliance with certain restrictive covenants following the termination of his or her employment. “Cause” under the employment agreements of Drs. Bolno and Vargeese is defined as: (i) the executive’s willful engagement in dishonesty, illegal conduct or gross misconduct, which is, in each case, materially injurious to the Company or any affiliate; (ii) the executive’s significant insubordination; (iii) the executive’s substantial malfeasance or nonfeasance of duty; (iv) the executive’s repeated failure, inability or refusal to perform his or her duties under such executive’s employment agreement in a manner that is materially injurious to the Company or any affiliate (other than by reason of the executive’s disability); (v) the executive’s unauthorized disclosure of confidential information; (vi) the executive’s embezzlement, misappropriation or fraud, whether or not related to the executive’s employment with the Company; or (vii) the executive’s breach of a material provision of any employment, non-disclosure, invention assignment, non-competition, or similar agreement between the executive and the Company. “Good reason” under the employment agreements of Drs. Bolno and Vargeese is defined as the occurrence of any of the following events without the executive’s written consent: (i) relocation of the executive’s principal business location to a location more than 50 miles from the executive’s then-current business location; (ii) a material diminution in the executive’s duties, authority or responsibilities; (iii) a material reduction in the executive’s base salary (other than as a result of a broad based reduction of salary similarly affecting other Company executives having comparable rank, authority and seniority); or (iv) any material breach of his or her employment agreement by the Company.

Pursuant to an employment agreement entered into with Dr. Panzara in connection with his initial employment in July 2016, with Mr. Regnante in connection with his initial employment in August 2016, and with Mr. Baldry in connection with his initial employment in August 2019, if Dr. Panzara, Mr. Regnante or Mr. Baldry is involuntarily terminated by the Company without cause or terminates employment for good reason, he will be entitled to receive continued payment of his base salary for 12 months following termination and continued payment of health insurance premiums at the Company’s then normal rate of contribution until the earlier of 12 months following termination or until he commences new employment. In addition, if a change of control occurs and within one year following the change of control, Dr. Panzara, Mr. Regnante or Mr. Baldry is involuntarily terminated without cause or terminates his employment for good reason, he will be entitled to receive a lump sum cash payment equal to 12 months of his then-current annual base salary; the payment of a separation bonus equal to his then annual target bonus opportunity, prorated through his termination date; and continued payment of health insurance premiums at the Company’s then normal rate of contribution until the earlier of 12 months following the termination date or until he commences new employment. Receipt of the severance and change of control benefits described above are subject to execution of a release of claims against the Company and compliance with certain restrictive covenants following the termination of his employment. “Cause” under the employment agreements of Dr. Panzara, Mr. Regnante and Mr. Baldry shall include: (i) willful engagement in dishonesty, illegal conduct or gross misconduct, which is, in each case, materially injurious to the Company or any affiliate; (ii) significant insubordination; (iii) substantial malfeasance or nonfeasance of duty; (iv) unauthorized disclosure of confidential information; (v) embezzlement, misappropriation or fraud, whether or not related to employment with the Company; or (vi) breach of a material provision of any employment, non-disclosure, invention assignment, non-competition, or similar agreement with the Company. “Good Reason” under the employment agreements of Dr. Panzara, Mr. Regnante and Mr. Baldry means: (i) relocation of his principal business location to a location more than 50 miles from such location; (ii) a material diminution in the executive’s duties, authority or responsibilities; or (iii) a material reduction in his base salary (other than as a result of a broad based reduction of salary similarly affecting other Company executives having comparable rank, authority and seniority). In January and February 2020, in connection with the separation of Messrs. Regnante and Baldry from the Company, respectively, each received the severance benefits to which he was entitled under his employment agreement.

Pursuant to applicable equity agreements with each of Drs. Bolno, Panzara and Vargeese and Mr. Regnante, all unvested shares underlying outstanding options and restricted share units that were granted through December 31, 2017 will become fully vested upon a change of control which is defined as follows: (A) a merger or consolidation of the Company whether or not approved by the Board, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring shareholder approval. Pursuant to applicable equity agreements with each of Drs. Bolno, Panzara and Vargeese and Messrs. Regnante and Baldry, all unvested shares underlying outstanding options and restricted share units that are granted after December 31, 2017 will become fully vested upon termination without cause or for good reason within 12 months following a change of control, as defined above.

The following table sets forth estimates of the payments and benefits each named executive officer would have been entitled to receive from the Company upon a termination of employment under the circumstances described in the table effective December 31, 2019. In accordance with SEC rules, the potential payments were determined under the terms of the Company’s contracts, agreements, plans and arrangements as in effect on December 31, 2019. The tables do not include any previously vested equity awards or accrued benefits. Because the payments to be made to a named executive officer depend on several factors, the actual amounts to be paid out upon a triggering event can only be determined at the time of the triggering event.

Name	Compensation Component	Involuntary Not for Cause Termination ($)		Voluntary for Good Reason Termination ($)		Acceleration of Vesting Upon a Change of Control ($)	Termination Without Cause or For Good Reason Within 12 Months Following a Change of Control ($)
Paul B. Bolno, M.D., MBA.	Base salary	578,977	(2)	—		—	578,977	(2)
	Non-equity incentive compensation	—		—		—	—
	Acceleration of unvested options and RSUs(1)	—		—		2,603,151	2,291,288
	Benefits and Perquisites	—		—		—	—
Keith C. Regnante	Base salary	362,250	(2)	362,250	(2)	—	362,250	(2)
	Non-equity incentive compensation	—		—		—	144,900	(3)
	Acceleration of unvested options and RSUs(1)	—		—		145,472	506,949
	Benefits and Perquisites	22,268	(4)	22,268	(4)	—	22,268	(4)
Mark Baldry	Base salary	425,000	(2)	425,000	(2)	—	425,000	(2)
	Non-equity incentive compensation	—		—		—	170,000	(3)
	Acceleration of unvested options and RSUs(1)	—		—		—	512,960
	Benefits and Perquisites	11,842	(4)	11,842	(4)	—	11,842	(4)
Michael Panzara, M.D., MPH	Base salary	451,815	(2)	451,815	(2)	—	451,815	(2)
	Non-equity incentive compensation	—		—		—	180,726	(3)
	Acceleration of unvested options and RSUs(1)	—		—		27,652	1,026,922
	Benefits and Perquisites	205	(4)	205	(4)	—	205	(4)
Chandra Vargeese, Ph.D.	Base salary	—		—		—	—
	Non-equity incentive compensation	—		—		—	—
	Acceleration of unvested options and RSUs(1)	—		—		1,179,284	1,026,922
	Benefits and Perquisites	—		—		—	—

(1)

Value attributable to accelerated vesting of (i) then unvested options, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and the closing price of our shares on December 31, 2019, and (ii) then unvested RSUs, determined by multiplying the number of RSUs accelerated by the closing price of our shares on December 31, 2019.

(2)	Twelve months of 2019 base salary continuation.

(3)	Target non-equity incentive compensation for 2019.

(4)	Payment of COBRA premiums for twelve months based on executive’s current benefits elections.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the median of the annual total compensation of our employees (excluding our principal executive officer), the annual total compensation of our principal executive officer, who is Dr. Bolno, our President and Chief Executive Officer, and the ratio of these two amounts. The overall structure of our compensation and benefits programs are broadly similar across our organization, including a broad-based equity program pursuant to which all full-time employees receive equity, with differences reflecting the level of responsibility of the employees. In 2019, the ratio of our CEO’s total compensation to our median employee’s total compensation was 20 to 1. For 2019, Dr. Bolno’s total compensation was calculated to be $3,581,526 and the total annual compensation for Wave’s median employee was calculated to be $175,254.

Overview of Methodology and Assumptions

For the purposes of determining the median employee, we included all Wave employees on December 31, 2019 located in the U.S., which represented 97% of our employees globally (293 of our 301 global employees). We excluded our eight employees located outside the U.S. (five employees in England and three employees in Japan) as of December 31, 2019 under the SEC’s de minimis exception. Our measure of compensation to identify the median employee was consistently applied, aggregated for each applicable employee and included 2019 base salary or base rate of pay (annualized in the case of employees who were not employed for the full fiscal year), target annual cash incentive award and grant date fair value of any equity awards granted during 2019 to reasonably reflect the annual compensation of our employees. This resulted in the identification of two employees whose 2019 compensation was anomalous (each employee was hired in 2019). Therefore, we exercised discretion permitted by SEC rules to select an alternate median employee, whose compensation was viewed to be more representative of employees at or near the median. The selected employee was immediately above the median in rank order based on the selected consistently applied compensation measure described above.

We believe that our CEO pay ratio for 2019 is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the CEO pay ratio reported by other companies for 2019 may not be comparable to our CEO pay ratio for 2019. Furthermore, other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2019 to each of our non-employee directors. Directors who are also employees are not compensated for their service on our Board.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	All Other Compensation ($)		Total ($)
Christian Henry	104,989	101,121	—		206,110
Mark H.N. Corrigan, M.D.	15,178	243,915	—		259,093
Peter Kolchinsky, Ph.D.	50,477	101,121	—		151,598
Koji Miura	49,755	101,121	—		150,876
Amy Pott	14,637	243,915	—		258,552
Adrian Rawcliffe	49,755	101,121	—		150,876
Ken Takanashi	50,207	101,121	—		151,328
Gregory L. Verdine, Ph.D.	42,039	101,121	150,000	(3)	293,160
Heidi L. Wagner, J.D.	14,366	243,915	—		258,281

(1)	Amounts represent fees earned during 2019 under our Non-Employee Director Compensation Policy. Dr. Corrigan, Ms. Pott and Ms. Wagner were appointed as directors of the Company on September 4, 2019.

(2)

Amount represents the aggregate grant date fair value for the option awards identified, computed in accordance with FASB ASC Topic 718. Dr. Corrigan, Ms. Pott and Ms. Wagner were each granted 21,000 share options upon their appointment as directors of the Company on September 4, 2019. A discussion of the assumptions used in determining grant date fair value may be found in Note 7 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(3)	Amount paid pursuant to a consulting agreement between the Company and Dr. Verdine.

The following table shows the aggregate number of shares subject to options held by each of our non-employee directors as of December 31, 2019.

Name	Aggregate Number of Shares Subject to Options
Christian Henry	46,500
Mark H.N. Corrigan, M.D.	21,000
Peter Kolchinsky, Ph.D.	37,500
Koji Miura	37,500
Amy Pott	21,000
Adrian Rawcliffe	46,500
Ken Takanashi	37,500
Gregory L. Verdine, Ph.D.	303,902
Heidi L. Wagner, J.D.	21,000

At our 2019 Annual General Meeting of Shareholders, our shareholders overwhelmingly approved our 2019 Non-Employee Director Compensation Policy, under which our directors were compensated for their service as directors, including as members of the various committees of our Board on which they serve, for the Board service period that commenced on the date of our 2019 Annual General Meeting of Shareholders and runs through the date of our 2020 AGM. The terms of the 2019 Non-Employee Director Compensation Policy are as follows:

•	Annual cash compensation of $40,000 to each non-employee director, other than the Chairman of the Board, and cash compensation of $72,500 to the non-employee Chairman of the Board.

•

Additional annual cash compensation of $16,000 to the Chairman of the Audit Committee and $8,000 to each member of the Audit Committee other than the Chairman, in each case provided that such person is an independent director.

•

Additional annual cash compensation of $12,000 to the Chairman of the Compensation Committee and $6,000 to each member of the Compensation Committee other than the Chairman, in each case provided that such person is an independent director.

•

Additional annual cash compensation of $10,000 to the Chairman of the Nominating and Corporate Governance Committee and $5,000 to each member of the Nominating and Corporate Governance Committee other than the Chairman, in each case provided that such person is an independent director.

•

One-time equity grant upon initial appointment or election to the Board of an option to purchase 21,000 ordinary shares, 25% of which shall vest on the first anniversary of the grant and the remaining 75% of which shall vest quarterly thereafter for three years.

•	Annual equity grant of an option to purchase 10,500 ordinary shares, all of which shall vest on the first anniversary of the grant.

Additional pro rata cash compensation of the annual cash compensation amounts set forth above shall be made, as applicable, to (i) any director who ceases to be a director, Chairman of the Board or member or chairman of any committee of the Board and (ii) any new non-employee director who is appointed by the Board, any independent director who is appointed to the position of Chairman of the Board or chairman of any such committee of the Board or any independent director who is appointed to serve on any such committee of the Board, for their services rendered as a director and/or committee member, for the portion of the year in which such director so served. In Proposal 3, as required by Singapore law, we are now asking our shareholders to approve the terms of a 2020 non-employee director compensation policy, which would take effect on the date of our 2020 AGM for the Board service period commencing on the date of our 2020 AGM and running through the date on which our 2021 Annual General Meeting of Shareholders is held. Please see Proposal 3 below for the terms of the 2020 non-employee director compensation policy.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to our 2014 Equity Incentive Plan, which was our only equity compensation plan in effect as of December 31, 2019.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (3)
Equity compensation plans approved by security holders	5,590,411	$19.54	2,081,856
Equity compensation plans not approved by security holders	—	—	—
Total	5,590,411	$19.54	2,081,856

(1)

Consists of options to purchase 3,838,549 of our ordinary shares outstanding under the 2014 Equity Incentive Plan, 950,802 of our ordinary shares subject to performance-based RSUs outstanding under the 2014 Equity Incentive Plan and 801,060 of our ordinary shares subject to time-based RSUs outstanding under the 2014 Equity Incentive Plan.

(2)	Reflects the weighted average exercise price of the options to purchase 3,838,549 of our ordinary shares outstanding under the 2014 Equity Incentive Plan.

(3)

The number of shares available for future grants under the 2014 Equity Incentive Plan automatically increases on the first day of July 2018, 2019 and 2020 by an amount equal to the lesser of (A) 3% of the ordinary shares outstanding on the day prior to the increase; and (B) such lesser number of ordinary shares as determined by the Board. Accordingly, on July 1, 2018 and 2019, the number of shares available for future grants increased by 878,800 and 1,027,987 shares, respectively. Additionally, 1,000,000 shares were made available for sale under the 2019 Employee Share Purchase Plan effective August 15, 2019.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. The committee’s role and responsibilities are set forth in the Audit Committee charter adopted by the Board, which is available on our website at www.wavelifesciences.com. This committee reviews and reassesses its charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of KPMG LLP. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2019, the Audit Committee took the following actions:

•

Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management and KPMG LLP, our independent registered public accounting firm and independent Singapore auditor;

•	Discussed with KPMG LLP the matters required to be discussed in accordance with Auditing Standard No. 1301 – Communications with Audit Committees; and

•

Received written disclosures and the letter from KPMG LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP communications with the Audit Committee and the Audit Committee further discussed with KPMG LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and KPMG LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

Members of the Audit Committee
Christian Henry, Chair Mark H.N. Corrigan, M.D.
Koji Miura
Adrian Rawcliffe

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following includes a summary of transactions since January 1, 2019 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or beneficial owners of more than 5% of our ordinary shares, on an as-converted basis, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Officer and Director Compensation.” We refer to such transactions as “related party transactions” or “related person transactions” and such persons as “related parties” or “related persons.” With the approval of our Board, we have engaged in the related party transactions described below.

Related Person Transaction Policy

Our Board has adopted a written related person transaction policy that requires future transactions between us and any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons, as defined in Item 404 of Regulation S-K, or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our Audit Committee, or if Audit Committee approval would be inappropriate, by another independent body of our Board. In approving or rejecting such proposed related person transaction, the committee is to consider all available information deemed relevant by the committee, including, but not limited to, the extent of the related person’s interest in the transaction and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances. The committee approves only those transactions that, in light of known circumstances, are deemed to be in our best interests. In the event that any member of the committee is not a disinterested person with respect to the related person transaction under review, that member is excluded from the review and approval or rejection of such related person transaction; provided, however, that such committee member may be counted in determining the presence of a quorum at the meeting of the committee at which such transaction is considered. If we become aware of an existing related person transaction which has not been approved under the policy, the matter will be referred to the committee. The committee evaluates all options available, including ratification, revision or termination of such transaction. In the event that management determines that it is impractical or undesirable to wait until a meeting of the committee to consummate a related person transaction, the chair of the committee may approve such transaction in accordance with the related person transaction approval policy. Any such approval must be reported to the committee at the next regularly scheduled meeting.

Indemnification Agreements with Officers and Directors

We have entered into deeds of indemnity with our directors and our executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Singapore law against liabilities that may arise by reason of their service to us as a result of any proceeding against them as to which they could be indemnified. These indemnification rights shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our Constitution, agreement, vote of shareholders or disinterested directors or otherwise if he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties or to be in default thereof, or where the Singapore courts have declined to grant relief.

Participation in Our Public Offering

On January 28, 2019, we closed a follow-on underwritten public offering of 3,950,000 ordinary shares for gross proceeds of $150.1 million, and on February 26, 2019, we closed on the sale of an additional 592,500 ordinary shares pursuant to the underwriters’ option (on the same terms and conditions as the initial closing) for gross proceeds of an additional $22.5 million. Affiliates of RA Capital Management, L.P., or “RA Capital,” purchased 263,158 ordinary shares in the public offering at the public offering price of $38.00 per share. RA

Capital is the investment manager of RA Capital Healthcare Fund, L.P., one of our principal shareholders. Peter Kolchinsky, Ph.D., a member of our Board, is the Managing Partner of RA Capital.

Consulting Agreement with Gregory L. Verdine, Ph.D.

Gregory L. Verdine, Ph.D., a member of our Board, entered into a consulting agreement with Wave Life Sciences USA, Inc., or “Wave USA,” our wholly owned subsidiary, dated as of April 1, 2012, pursuant to which Dr. Verdine serves as a scientific advisor. The consulting agreement does not have a specified term and may be terminated by either party upon 14 days’ prior written notice. Wave USA pays Dr. Verdine $12,500 per month and, in 2019, Dr. Verdine was paid an aggregate of $150,000 under this agreement.

Agreements with Pfizer and its Affiliate

On May 5, 2016, we entered into a Research, License and Option Agreement with Pfizer Inc. (“Pfizer”), which we refer to herein as the “Pfizer Collaboration Agreement.” Simultaneously with the entry into the Pfizer Collaboration Agreement, on May 5, 2016, we entered into a Share Purchase Agreement, or the “Pfizer Equity Agreement,” with C.P. Pharmaceuticals International C.V., an affiliate of Pfizer, or the “Pfizer Affiliate.” We refer to the Pfizer Collaboration Agreement and the Pfizer Equity Agreement herein collectively as the “Pfizer Agreements.”

Pursuant to the terms of the Pfizer Collaboration Agreement, we and Pfizer have agreed to collaborate on the discovery, development and commercialization of stereopure oligonucleotide therapeutics for up to five programs (each, a “Pfizer Program”), each directed at a genetically-defined hepatic target selected by Pfizer. Under the Pfizer Collaboration Agreement, the parties agreed to collaborate during a four-year research term. The term of the Pfizer Collaboration Agreement runs from the effective date until the date of the last to expire payment obligations with respect to each Pfizer Program and with respect to each Company program, and expires on a program-by-program basis accordingly.

Under the terms of the Pfizer Agreements, Pfizer paid us $40.0 million upfront, $30.0 million of which was in the form of an equity investment in our ordinary shares. Subject to option exercises by Pfizer, assuming five potential products are successfully developed and commercialized, we may earn potential research, development and commercial milestone payments, plus royalties, tiered up to low double-digits, on sales of any products that may result from the collaboration pursuant to the Pfizer Collaboration Agreement.

Under the Pfizer Equity Agreement, we issued 1,875,000 ordinary shares, or the “Pfizer Shares,” to the Pfizer Affiliate at a purchase price of $16.00 per share, for an aggregate purchase price of $30.0 million. Under the terms of the Pfizer Equity Agreement, the Pfizer Shares were subject to a lock-up restriction, such that the Pfizer Affiliate agreed not to, nor cause its affiliates to, without our prior approval, sell, transfer or otherwise dispose of the Pfizer Shares until certain specified periods of time after the effective date of the Pfizer Equity Agreement. We also agreed to provide the Pfizer Affiliate with registration rights, as described under “Registration Rights under our Share Purchase Agreement with Pfizer” below.

Registration Rights under our Share Purchase Agreement with Pfizer

Under the terms of our Pfizer Equity Agreement, the Pfizer Affiliate agreed that the Pfizer Shares were subject to a lock-up restriction, such that the Pfizer Affiliate agreed not to, nor cause its affiliates to, without our prior approval, sell, transfer or otherwise dispose of the Pfizer Shares until certain specified periods of time after the effective date of the Pfizer Equity Agreement. For a certain period following the expiration of the lock-up period, subject to certain conditions and limitations, we agreed to provide certain demand registration rights to the Pfizer Affiliate in order to register all or a portion of the Pfizer Shares purchased by the Pfizer Affiliate. We also provided the Pfizer Affiliate with certain “piggyback” registration rights for a certain period following the expiration of the lock-up period, subject to certain conditions and limitations, such that when we propose to register our ordinary shares for our account, the Pfizer Affiliate will have the right to include some or all of the Pfizer Shares in such registration. The Pfizer Equity Agreement also contains other customary terms and conditions of the parties with respect to the registration of the Pfizer Shares.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Constitution requires that each of our directors retire at each annual general meeting of our shareholders, and each retiring director is then eligible for re-election. The Board of Directors, acting on the recommendation of the Nominating and Corporate Governance Committee, has nominated each of Paul B. Bolno, M.D., MBA, Mark H.N. Corrigan, M.D., Christian Henry, Peter Kolchinsky, Ph.D., Amy Pott, Adrian Rawcliffe, Ken Takanashi, Aik Na Tan, Gregory L. Verdine, Ph.D. and Heidi L. Wagner, J.D. for election at the 2020 AGM. Voting on the election of each nominee will be done separately. If each such nominee is elected, he or she will serve on our Board until our 2021 Annual General Meeting of Shareholders and until his or her successor has been elected and qualified.

Pursuant to the Singapore Companies Act and our Constitution, our Board must have at least one director who is ordinarily resident in Singapore. Mr. Miura, who is currently our Singapore resident director, is expected to retire upon the conclusion of the 2020 AGM. In connection with Mr. Miura’s retirement, the Board, on the recommendation of the Nominating and Corporate Governance Committee, has nominated Aik Na Tan for election as a new director who will act as our Singapore resident director. In accordance with the requirements of the Singapore Companies Act that we have at least one director who is ordinarily resident in Singapore in office at all times, in the event that Ms. Tan is not elected at the 2020 AGM, Mr. Miura will continue in office after the 2020 AGM as a member of our Board until his qualifying successor (i.e., a Singapore resident director) is appointed. If Ms. Tan is elected at the 2020 AGM, Mr. Miura will retire upon the conclusion of the 2020 AGM.

Each of the nominees has indicated a willingness to continue to serve as director, if elected. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

Each nominee for director who receives the affirmative vote of a majority of the votes cast by the holders of ordinary shares voting either in person or by proxy at the 2020 AGM will be elected (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF PAUL B. BOLNO, M.D., MBA, MARK H.N. CORRIGAN, M.D., CHRISTIAN HENRY, PETER KOLCHINSKY, PH.D., AMY POTT, ADRIAN RAWCLIFFE, KEN TAKANASHI, AIK NA TAN, GREGORY L. VERDINE, PH.D. AND HEIDI L. WAGNER, J.D. AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY CARD.

PROPOSAL 2: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND

INDEPENDENT SINGAPORE AUDITOR AND

AUDITOR REMUNERATION

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm and independent Singapore auditor to audit our financial statements for the fiscal year ending December 31, 2020.

For the fiscal year ended December 31, 2019, KPMG LLP was our independent registered public accounting firm and independent Singapore auditor of our Singapore Statutory Financial Statements. Pursuant to Section 205(2) and 205(4) of the Singapore Companies Act, any re-appointment after the initial appointment of our independent Singapore auditor, or its subsequent removal, requires the approval of our shareholders. The Board proposes that the shareholders approve the re-appointment of KPMG LLP as our independent registered public accounting firm and independent Singapore auditor of our Singapore Statutory Financial Statements.

We expect that representatives of KPMG LLP will be present at the 2020 AGM, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

Pursuant to Section 205(16) of the Singapore Companies Act, the remuneration of a company’s auditor shall be fixed by the shareholders in a general meeting or the shareholders may authorize directors to fix the remuneration. Our Board believes that it is appropriate for the Audit Committee, as part of its oversight responsibilities, to fix the auditor’s remuneration. Our Board therefore also proposes that the shareholders authorize the Audit Committee to fix KPMG LLP’s remuneration for services rendered as our independent registered public accounting firm and independent Singapore auditor through the date of our 2021 Annual General Meeting of Shareholders.

In deciding to re-appoint KPMG LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with KPMG LLP and concluded that KPMG LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2020.

Principal Accounting Fees and Services

The following table presents fees for professional audit services rendered by KPMG LLP, our independent registered public accounting firm, for the services described in the table.

	2019	2018
Audit fees(1)	$1,627,094	$1,458,814
Audit-related fees(2)	—	—
Tax fees(2)	—	—
All other fees(2)	—	—

(1)

Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent registered public accounting firm and independent Singapore auditor can reasonably be expected to provide, such as statutory audits and the provision of consents in connection with the filing of registration statements and related amendments, as well as other filings.

(2)	There were no audit-related, tax or other fees in 2018 or 2019.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

In connection with our initial public offering, we adopted a policy under which the Audit Committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm and independent Singapore auditor. As part of its review, the Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board. The Audit Committee pre-approved all services performed since the pre-approval policy was adopted.

Prior to engagement of an independent registered public accounting firm and independent Singapore auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm and independent Singapore auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm and independent Singapore auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm and independent Singapore auditor.

Prior to engagement, the Audit Committee pre-approves these services by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm and independent Singapore auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm and independent Singapore auditor. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The affirmative vote of a majority of the votes cast by holders of ordinary shares voting in person or by proxy at the 2020 AGM is required to approve the re-appointment of KPMG LLP as our independent registered public accounting firm and our independent Singapore auditor and to authorize the Audit Committee to fix the auditor’s remuneration (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE RE-APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND INDEPENDENT SINGAPORE AUDITOR FOR THE YEAR ENDING DECEMBER 31, 2020 AND THE AUTHORIZATION OF THE AUDIT COMMITTEE TO FIX KPMG LLP’S REMUNERATION FOR SUCH SERVICES, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL AND AUTHORIZATION UNLESS A SHAREHOLDER INDICATES OTHERWISE ON THE PROXY CARD.

PROPOSAL 3: NON-EMPLOYEE DIRECTORS’ COMPENSATION

Under the laws of Singapore, our shareholders must approve all cash and equity-based compensation paid by us to our directors for services rendered in their capacity as directors.

At our 2019 Annual General Meeting of Shareholders, our shareholders overwhelmingly approved our 2019 non-employee director compensation policy, under which our directors were compensated for their service as directors, including as members of the various committees of our Board on which they serve, for the Board service period that commenced on the date of our 2019 Annual General Meeting of Shareholders and runs through our 2020 AGM.

We are now asking our shareholders to approve the terms of our 2020 non-employee director compensation policy, the terms of which are the same as the terms of our 2019 non-employee director compensation policy.

Accordingly, we are seeking shareholder approval to provide payment of the following compensation pursuant to such 2020 non-employee director compensation policy to our non-employee directors for service on the Board and its committees for the Board service period commencing on the date of our 2020 AGM and running through the date on which our 2021 Annual General Meeting of Shareholders is held:

•	Board of Directors: Annual cash compensation of $40,000 to each non-employee director, other than the Chairman of the Board, and cash compensation of $72,500 to the non-employee Chairman of the Board.

•

Audit Committee: Additional annual cash compensation of $16,000 to the Chairman of the Audit Committee and $8,000 to each member of the Audit Committee other than the Chairman, in each case provided that such person is an independent director.

•

Compensation Committee: Additional annual cash compensation of $12,000 to the Chairman of the Compensation Committee and $6,000 to each member of the Compensation Committee other than the Chairman, in each case provided that such person is an independent director.

•

Nominating and Corporate Governance Committee: Additional annual cash compensation of $10,000 to the Chairman of the Nominating and Corporate Governance Committee and $5,000 to each member of the Nominating and Corporate Governance Committee other than the Chairman, in each case provided that such person is an independent director.

•

Initial Equity Grant: One-time equity grant upon initial appointment or election to the Board of an option to purchase 21,000 ordinary shares, 25% of which shall vest on the first anniversary of the grant and the remaining 75% of which shall vest quarterly thereafter for three years.

•

Annual Equity Grant: Annual equity grant of an option to purchase 10,500 ordinary shares, all of which shall vest on the earlier of the 2021 Annual General Meeting of Shareholders or the first anniversary of the date of grant.

•

Proration: Additional pro rata cash compensation of the annual cash compensation amounts set forth above shall be made, as applicable, to (i) any director who ceases to be a director, Chairman of the Board or member or chairman of any committee of the Board and (ii) any new non-employee director who is appointed by the Board, any independent director who is appointed to the position of Chairman of the Board or chairman of any such committee of the Board or any independent director who is appointed to serve on any such committee of the Board, for their services rendered as a director and/or committee member, for the portion of the year in which such director so served.

Directors who are employed by us are ineligible to receive compensation from us for services rendered in their capacity as directors.

We believe the authorization requested in this Proposal 3 will benefit our shareholders by enabling us to attract and retain qualified individuals to serve as members of our Board and to continue to provide leadership to the Company.

The affirmative vote of a majority of the votes cast by holders of ordinary shares voting in person or by proxy at the 2020 AGM is required to approve the non-employee directors’ compensation (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NON-EMPLOYEE DIRECTORS’ COMPENSATION AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY CARD.

PROPOSAL 4: ORDINARY SHARE ALLOTMENTS AND ISSUANCES

We are incorporated in the Republic of Singapore. Under the laws of Singapore, our directors may issue ordinary shares and make offers or agreements or grant options that might or would require the issuance of ordinary shares only with the prior approval of our shareholders. We are submitting this proposal to authorize our Board (or a committee thereof) to allot and issue our ordinary shares from time to time, as set forth below, because we are required to do so under the laws of Singapore before we can issue any ordinary shares in connection with our equity compensation plans, possible future strategic transactions, or public and private offerings.

If this proposal is approved, the authorization would be effective from the date of the 2020 AGM and continue until the earlier of (i) the conclusion of our 2021 Annual General Meeting of Shareholders or (ii) the expiration of the period within which our 2021 Annual General Meeting of Shareholders is required by the laws of Singapore to be held. Our 2021 Annual General Meeting of Shareholders is required to be held no later than 15 months after the date of the 2020 AGM or within six months after the 2020 financial year end, whichever is earlier. The laws of Singapore allow for an application to be made to the Singapore Accounting and Corporate Regulatory Authority to extend the deadline for holding an annual general meeting for an additional two months, which may be granted in the discretion of that authority.

Our Board believes that it is advisable and in the best interests of our shareholders for our shareholders to authorize the directors to issue ordinary shares and to make, enter into or grant offers, agreements or options that might or would require the issuance of ordinary shares. In the future, the directors may need to issue ordinary shares or make agreements that would require the allotment and issuance of new ordinary shares. For example, we may issue ordinary shares:

•	in connection with strategic transactions and acquisitions;

•	pursuant to public and private offerings of our ordinary shares, as well as instruments (including debt instruments) convertible into our ordinary shares; or

•	in connection with our equity compensation plans and arrangements.

Notwithstanding this general authorization to allot and issue our ordinary shares, we will be required to seek shareholder approval with respect to future issuances of ordinary shares, where required under the Nasdaq Stock Market rules, such as if we were to propose an issuance of ordinary shares that would result in a change in control of the Company or in connection with certain transactions involving the issuance of ordinary shares representing 20% or more of our outstanding ordinary shares.

We expect that we will continue to issue ordinary shares and grant share options and other equity-based awards in the future under circumstances similar to those in the past. As of the date of this proxy statement, other than issuances of ordinary shares or agreements that would require the issuance of new ordinary shares in connection with our equity compensation plans and arrangements, including any equity compensation plans and awards we have assumed or may assume as a result of any acquisitions we may make, we have no specific plans, agreements or commitments to issue any ordinary shares for which approval of this proposal is required. Nevertheless, our Board believes that it is advisable and in the best interests of our shareholders for our shareholders to provide this general authorization in order to avoid the delay and expense of obtaining shareholder approval at a later date, and to provide us with greater flexibility to pursue strategic transactions and acquisitions and raise additional capital through public and private offerings of our ordinary shares, as well as instruments convertible into our ordinary shares.

If this proposal is approved, our directors would be authorized to allot and issue ordinary shares, during the period described above, subject to our Constitution, applicable Singapore laws and the Nasdaq Stock Market rules. The issuance of a large number of ordinary shares (or instruments convertible into ordinary shares) could be dilutive to existing shareholders or reduce the trading price of our ordinary shares on the Nasdaq Global Market. If this proposal is not approved, we would not be permitted to issue ordinary shares (other than shares issuable on exercise or settlement of outstanding options and other instruments convertible into or exercisable for ordinary shares or the like, which were previously granted). If we are unable to rely upon equity as a component of compensation, we would have to review our compensation practices, and would likely have to substantially increase cash compensation to retain key personnel.

Accordingly, our Board seeks shareholder approval of Ordinary Resolution 4 as set out in the Notice. The affirmative vote of a majority of the votes cast by holders of ordinary shares voting in person or by proxy at the 2020 AGM is required to authorize the Board to allot and issue ordinary shares of the Company (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AUTHORIZATION OF ORDINARY SHARE ALLOTMENTS AND ISSUANCES AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY CARD.

PROPOSAL 5: NON-BINDING ADVISORY RESOLUTION ON APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT

We are seeking your advisory vote (on a non-binding, advisory basis only) as required by Section 14A of the Exchange Act on the approval of the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related material contained in this proxy statement. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board. However, the Compensation Committee and our Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. We have determined to hold an advisory vote to approve the compensation of our named executive officers annually, and the next such advisory vote will occur at our 2021 Annual General Meeting of Shareholders.

Our compensation philosophy is designed to align each executive’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Shareholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and our Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals. Therefore, we are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say on pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

In accordance with the rules of the SEC, the following proposal is being submitted for a non-binding, advisory shareholder vote at the 2020 AGM:

“RESOLVED, on a non-binding, advisory basis only, that the compensation paid to the named executive officers of the Company, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”

This non-binding advisory resolution is being proposed to shareholders as required pursuant to the requirements of Section 14A of the Exchange Act. The shareholders’ vote on this proposal is solely advisory and non-binding in nature, will have no legal effect for purposes of Singapore law and will not be enforceable against our Company or our Board. For the avoidance of doubt, this is not an Ordinary Resolution.

The affirmative vote of a majority of the votes cast by holders of ordinary shares voting in person or by proxy at the 2020 AGM is required to approve, on a non-binding, advisory basis only, the compensation of our named executive officers, as described in this proxy statement (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). Although the advisory resolution is non-binding, the Compensation Committee and our Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL (ON A NON-BINDING, ADVISORY BASIS ONLY) OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY CARD.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a code of business conduct and ethics that applies to all of our employees, including our principal executive officer and principal financial and accounting officer. The text of the code of conduct and ethics is posted on our website at www.wavelifesciences.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive officer or principal financial officer will be included in a Current Report on Form 8-K filed with the SEC within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of the Nasdaq Stock Market.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the 2020 AGM. If any other business is properly brought before the 2020 AGM, proxies will be voted in accordance with the judgment of the persons named therein.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2021 Annual General Meeting of Shareholders, we must receive shareholder proposals (other than for director nominations) no later than March 2, 2021. To be considered for presentation at our 2021 Annual General Meeting of Shareholders, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no later than May 16, 2021. Shareholder proposals are also subject to the requirements of the Singapore Companies Act as described in the paragraph below. Proposals that are not received in a timely manner will not be voted on at our 2021 Annual General Meeting of Shareholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All shareholder proposals should be marked for the attention of General Counsel, Wave Life Sciences Ltd., 733 Concord Avenue, Cambridge, MA 02138.

In addition, under Section 183 of the Singapore Companies Act, only registered shareholders representing not less than 5% of the total voting rights or registered shareholders representing not fewer than 100 registered shareholders having an average paid up sum of at least S$500 (Singapore dollars) each may, at their expense, request that we include and give notice of their proposal for our 2021 Annual General Meeting of Shareholders. Subject to satisfaction of the requirements of Section 183 of the Singapore Companies Act, any such requisition must be signed by all the shareholders making the request and be deposited at our registered office in Singapore, 7 Straits View #12-00, Marina One East Tower, Singapore 018936, at least six weeks prior to the date of our 2021 Annual General Meeting of Shareholders in the case of a request requiring notice of a resolution, or at least one week prior to the date of our 2021 Annual General Meeting of Shareholders in the case of any other request.

Cambridge, Massachusetts

June 26, 2020

Appendix A

Wave Life Sciences Ltd. and its Subsidiaries

Registration Number: 201218209G

Singapore Statutory Financial Statements

Year ended December 31, 2019

Wave Life Sciences Ltd. and its Subsidiaries

Singapore Statutory Financial Statements

Year ended December 31, 2019

2

Wave Life Sciences Ltd. and its Subsidiaries

Directors’ Statements

Year ended December 31, 2019

Directors’ Statements

The directors are pleased to submit this annual report to the members of Wave Life Sciences Ltd. (“the Parent”), together with these directors’ statements, the audited financial statements for the financial year ended December 31, 2019 and the auditors’ report thereon.

In our opinion:

a)

other than as discussed in the Investment in Subsidiaries paragraph in Note 2 to the supplementary financial information, the consolidated financial statements of Wave Life Sciences Ltd. and its subsidiaries (together “the Company”) and the supplementary financial information of the Parent set out on pages F-1 to F-41 are drawn up so as to give a true and fair view of the financial position of the Company and of the Parent as at December 31, 2019, the financial performance, changes in equity and cash flows of the Company for the year ended on that date in accordance with the provisions of the Singapore Companies Act, Chapter 50 and accounting principles generally accepted in the United States of America; and

b)	at the date of this statement, there are reasonable grounds to believe that Wave Life Sciences Ltd. will be able to pay its debts as and when they fall due.

The board of directors has, on the date of this statement, authorized these financial statements for issue.

Directors

The directors in office at the date of this statement are as follows:

Paul B. Bolno	Chief Executive Officer
Mark H. N. Corrigan	(Appointed on September 4, 2019)
Christian O. Henry
Peter Kolchinsky
Koji Miura
Amy Pott	(Appointed on September 4, 2019)
Adrian Rawcliffe
Ken Takanashi
Gregory L. Verdine
Heidi L. Wagner	(Appointed on September 4, 2019)

3

Wave Life Sciences Ltd. and its Subsidiaries

Directors’ Statements

Year ended December 31, 2019

Directors’ Interests

According to the register kept by Wave Life Sciences Ltd. for the purposes of Section 164 of the Companies Act, Chapter 50 (“the Act”) and the Wave Life Sciences Ltd. option ledger, particulars of interests of directors who held office at the end of the financial year (including those held by their spouses and infant children) in shares, debentures, warrants and share options of Wave Life Sciences Ltd. or in related corporations (other than wholly-owned subsidiaries) are as follows:

Name of director and corporation in which interests are held	Holdings as of January 1, 2019 or date of appointment, if later	Holdings as of December 31, 2019
Paul B. Bolno
Wave Life Sciences Ltd.
- Ordinary shares	197,217	212,184
- Options to purchase ordinary shares at:
- US$2.48 between March 10, 2015 and March 10, 2025	494,025	444,025
- US$18.79 between June 16, 2016 and June 16, 2026	236,400	236,400
- US$29.05 between January 25, 2017 and January 25, 2027	72,500	72,500
- US$40.05 between January 23, 2018 and January 23, 2028	109,000	109,000
- Time-based restricted share units	81,725	119,025
- Performance-based restricted share units	—	185,000

Mark H. N. Corrigan
Wave Life Sciences Ltd.
- Options to purchase ordinary shares at:
- US$21.03 between September 4, 2019 and September 4, 2024	21,000	21,000

Christian O. Henry
Wave Life Sciences Ltd.
- Options to purchase ordinary shares at:
- US$36.43 between November 10, 2016 and November 10, 2021	18,000	18,000
- US$18.10 between August 10, 2017 and August 10, 2022	9,000	9,000
- US$46.70 between August 13, 2018 and August 13, 2023	9,000	9,000
- US$20.34 between August 15, 2019 and August 15, 2024	—	10,500

Peter Kolchinsky
Wave Life Sciences Ltd.
- Options to purchase ordinary shares at:
- US$36.43 between November 10, 2016 and November 10, 2021	9,000	9,000
- US$18.10 between August 10, 2017 and August 10, 2022	9,000	9,000
- US$46.70 between August 13, 2018 and August 13, 2023	9,000	9,000
- US$20.34 between August 15, 2019 and August 15, 2024	—	10,500

Koji Miura
Wave Life Sciences Ltd.
- Options to purchase ordinary shares at:
- US$36.43 between November 10, 2016 and November 10, 2021	9,000	9,000
- US$18.10 between August 10, 2017 and August 10, 2022	9,000	9,000
- US$46.70 between August 13, 2018 and August 13, 2023	9,000	9,000
- US$20.34 between August 15, 2019 and August 15, 2024	—	10,500

4

Wave Life Sciences Ltd. and its Subsidiaries

Directors’ Statements

Year ended December 31, 2019

Name of director and corporation in which interests are held	Holdings as of January 1, 2019 or date of appointment, if later	Holdings as of December 31, 2019

Amy Pott
Wave Life Sciences Ltd.
- Options to purchase ordinary shares at:
- US$21.03 between September 4, 2019 and September 4, 2024	21,000	21,000

Adrian Rawcliffe
Wave Life Sciences Ltd.
- Options to purchase ordinary shares at:
- US$28.80 between February 1, 2017 and February 1, 2022	18,000	18,000
- US$18.10 between August 10, 2017 and August 10, 2022	9,000	9,000
- US$46.70 between August 13, 2018 and August 13, 2023	9,000	9,000
- US$20.34 between August 15, 2019 and August 15, 2024	—	10,500

Ken Takanashi
Wave Life Sciences Ltd.
- Options to purchase ordinary shares at:
- US$36.43 between November 10, 2016 and November 10, 2021	9,000	9,000
- US$18.10 between August 10, 2017 and August 10, 2022	9,000	9,000
- US$46.70 between August 13, 2018 and August 13, 2023	9,000	9,000
- US$20.34 between August 15, 2019 and August 15, 2024	—	10,500

Gregory L. Verdine
Wave Life Sciences Ltd.
- Ordinary shares	60,039	30,000
- Options to purchase ordinary shares at:
- US$2.48 between March 10, 2015 and March 10, 2025	532,803	266,402
- US$36.43 between November 10, 2016 and November 10, 2021	9,000	9,000
- US$18.10 between August 10, 2017 and August 10, 2022	9,000	9,000
- US$46.70 between August 13, 2018 and August 13, 2023	9,000	9,000
- US$20.34 between August 15, 2019 and August 15, 2024	—	10,500

Heidi L. Wagner
Wave Life Sciences Ltd.
- Options to purchase ordinary shares at:
- US$21.03 between September 4, 2019 and September 4, 2024	21,000	21,000

Except as disclosed in this statement, no director who held office at the end of the financial year had interests in shares, debentures, warrants or share options of Wave Life Sciences Ltd., or of its related corporations, either at the beginning of the financial year, or date of his/her appointment to this board of directors, if later.

Except as disclosed in Note 7 to the consolidated financial statements, there were no unissued shares of Wave Life Sciences Ltd. or its subsidiaries under options granted by Wave Life Sciences Ltd. or its subsidiaries as of the end of the financial year.

5

Wave Life Sciences Ltd. and its Subsidiaries

Directors’ Statements

Year ended December 31, 2019

Auditors

KPMG LLP were re-appointed as auditors of Wave Life Sciences Ltd. on August 8, 2019. The auditors, KPMG LLP, have indicated their willingness to accept re-appointment.

On behalf of the board of directors,

/s/ Christian O. Henry
Christian O. Henry
Director

/s/ Paul B. Bolno, M.D.
Paul B. Bolno, M.D.
Director

6

KPMG LLP 16 Raffles Quay #22-00 Hong Leong Building Singapore 048581	Telephone +65 6213 3388 Fax +65 6225 0984 Internet www.kpmg.com.sg

Independent auditors’ report

Members of the Company

Wave Life Sciences Ltd. and its subsidiaries

Report on the audit of the financial statements

Qualified opinion

We have audited the accompanying consolidated financial statements of Wave Life Sciences Ltd. and its subsidiaries (the “Company”) and the supplementary financial information of Wave Life Sciences Ltd. (the “Parent”), which comprise the balance sheets of the Company and Parent as at December 31, 2019, consolidated statements of operations and comprehensive loss, consolidated statements of series A preferred shares and shareholders’ equity, and consolidated statements of cash flows of the Company for the year then ended, and notes to the financial statements, including a summary of significant accounting policies, as set out on pages F-1 to F-41 (collectively, the “financial statements”).

In our opinion, except for the effects of the matter described in the “Basis for qualified opinion” section of our report, the consolidated financial statements of the Company and the balance sheet of the Parent are properly drawn up in accordance with the provisions of the Companies Act, Chapter 50 (the “Act”) and accounting principles generally accepted in the United States of America (the use of which is approved by the Accounting and Corporate Regulatory Authority of Singapore) so as to give a true and fair view of the financial position of the Company and of the Parent as at December 31, 2019 and of the financial performance, changes in equity and cash flows of the Company for the year ended on that date.

Basis for qualified opinion

Accounting principles generally accepted in the United States of America require that the investments in subsidiaries be consolidated. For the purposes of the supplementary financial information provided as a part of the Singapore Statutory Financial Statements, the Parent did not consolidate the investments in subsidiaries and reported these investments and the balances with subsidiaries as separate lines in the Parent’s standalone balance sheet. The Parent’s investments in subsidiaries are accounted for by either increasing its initial investment in each subsidiary by that subsidiary’s net income for each financial year or by decreasing its initial investment in each subsidiary by that subsidiary’s net loss for each financial year to the extent of the initial investment of the subsidiary. Our audit opinion on the financial statements for the year ended December 31, 2018 dated June 26, 2019 also included a modification on the same matter.

We conducted our audit in accordance with Singapore Standards on Auditing (“SSAs”). Our responsibilities under those standards are further described in the “Auditors’ responsibilities for the audit of the financial statements” section of our report. We are independent of the Company in accordance with the Accounting and Corporate Regulatory Authority Code of Professional Conduct and Ethics for Public Accountants and Accounting Entities (“ACRA Code”) together with the ethical requirements that are relevant to our audit of the financial statements in Singapore, and we have fulfilled our other ethical responsibilities in accordance with these requirements and the ACRA Code. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified opinion.

7

Wave Life Sciences Ltd. and its Subsidiaries Independent Auditors’ Report Year ended December 31, 2019

Key audit matters

Key audit matters are those matters that, in our professional judgement, were of most significance in our audit of the financial statements of the current period. These matters were addressed in the context of our audit of the financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters. In addition to the matter described in the “Basis for qualified opinion” section, we have determined the matter described below to be the key audit matter to be communicated in our report.

Revenue recognition under the Pfizer Collaboration Agreement Refer to Note 5 Collaboration Agreements and the accounting policy note on revenue recognition in the consolidated financial statements

The key audit matter	How the matter was addressed in our audit

In May 2016, the Group entered into a Research, License and Option Agreement (the “Pfizer Collaboration Agreement”) with Pfizer Inc. (“Pfizer”). Under the agreement, the Group and Pfizer agreed to collaborate on up to five Pfizer programs over a four-year research term. The target nomination period for Pfizer to identify the five Pfizer programs (“targets”) was eighteen months ended November 5, 2017, which was subsequently extended to May 5, 2018. Pfizer nominated all five targets during the research term which ends in May 2020.

In May 2016, Pfizer paid the Group an upfront license fee payment amounting to $10.0 million. In the same month, the Company closed the Pfizer Equity Agreement and received cash proceeds of $30.0 million. The Company did not incur any material costs in connection with the issuance of shares.

Management identified five distinct performance obligations in the Pfizer Collaboration Agreement in accordance with ASC 606 Revenue from Contracts with Customers.

Revenue of $7.1 million (December 31, 2018: $4.9 million; December 31, 2017: $3.9 million) has been recognized for the year ended December 31, 2019. The amounts received prior to satisfaction of revenue criteria of $1.5 million have been recorded as deferred revenue as of December 31, 2019.

Our audit procedures include:

•  Assessing whether the revenue recognized for Pfizer Collaboration Agreement is in accordance with our understanding of the transactions and the requirements of ASC 606 Revenue from Contracts with Customers, which involves (i) identification of performance obligations; (ii) determination of allocation consideration; and, (iii) period of recognition.

•  Understanding and assessing management’s process of setting and developing the estimated period over which the research and development services are fulfilled, including management’s process to adjust the estimates for changes during the research and development period.

•  Performing management enquiries and corroborating, and reading project minutes to identify program changes impacting the timeline.

•  Independently re-computing the revenue to be recognized and deferred as at and for the year ended December 31, 2019.

8

Wave Life Sciences Ltd. and its Subsidiaries Independent Auditors’ Report Year ended December 31, 2019

There is significant judgment in assessing the deliverables of the arrangement with Pfizer; (i) whether these deliverables are separate performance obligations; (ii) determination of the transaction value to be allocated for each performance obligation; and, (iii) the period over which revenue is recognized.

These are key focus areas of our audit.

Findings: We found the assessment of the deliverables in the arrangement, the allocation of the transaction value to each performance obligation, and the revenue recognition period to be reasonable.
Revenue recognition under the Takeda Collaboration Agreement Refer to Note 5 Collaboration Agreements and the accounting policy note on revenue recognition in the consolidated financial statements

The key audit matter	How the matter was addressed in our audit

In February 2018, the Group’s subsidiaries namely, Wave Life Sciences USA, Inc. (“Wave USA”) and Wave Life Sciences UK Limited (“Wave UK”) entered into a global strategic collaboration (the “Takeda Collaboration”) with Takeda Pharmaceutical Group Limited (“Takeda”). Under the agreement, Wave USA, Wave UK and Takeda agreed to collaborate on the research, development and commercialization of oligonucleotide therapeutics for disorders of the Central Nervous System (“CNS”). The Takeda Collaboration provides the Group with at least $230.0 million in committed cash and the option for Takeda to co-develop and co-commercialize the Group’s CNS development programs in (1) Huntington’s disease (“HD”); (2) Amyotrophic lateral sclerosis (“ALS”) and Frontotemporal dementia (“FTD”); and (3) the Group’s discovery-stage program targeting ATXN3 for the treatment of spinocerebellar ataxia 3 (“SCA3”) (collectively, “Category 1 Programs”). In addition, Takeda will have the right to exclusively license multiple preclinical programs for CNS disorders, including Alzheimer’s disease and Parkinson’s disease (collectively, “Category 2 Programs”).

Our audit procedures include:

•  Assessing whether the revenue recognized for Takeda Collaboration Agreement is in accordance with our understanding of the transactions and the requirements of ASC 606 Revenue from Contracts with Customers, which involves (i) identification of performance obligations; (ii) determination of allocation consideration; and, (iii) period of recognition.

In assessing the critical accounting estimates associated with allocation consideration to those performance obligations, reviewed the relevant third party studies that form some of the inputs to management models and engaged KPMG specialist to review third party discount rates used by management.

•  Understanding and assessing management’s process of setting and developing the estimated period over which the research and development services are fulfilled, including management’s process to adjust the estimates for changes during the research and development period.

9

Wave Life Sciences Ltd. and its Subsidiaries Independent Auditors’ Report Year ended December 31, 2019

Simultaneously with Wave USA’s and Wave UK’s entry into the Takeda Collaboration, the Company entered into Share Purchase Agreement (the “Takeda Equity Agreement”), and together with the Takeda Collaboration, pursuant to which it agreed to sell to Takeda 1,096,892 ordinary shares at a purchase price of $54.70 per ordinary share.

In April 2018, Takeda paid the Group an upfront amount of $110.0 million. Takeda also agreed to fund $60.0 million during the four-year research term of the Group’s research and preclinical activities and to reimburse for any collaboration-budgeted research and preclinical expenses incurred by the Group which exceed that amount. In the same month, the Company closed the Takeda Equity Agreement and received cash proceeds of $60.0 million. The Company did not incur any material costs in connection with the issuance of shares.

Management identified seven distinct performance obligations in the Takeda Collaboration in accordance with ASC 606 Revenue from Contracts with Customers.

Revenue of $8.8 million (December 31, 2018: $9.6 million) has been recognized for the year ended December 31, 2019. The amounts received prior to satisfaction of revenue criteria of $151.6 million have been recorded as deferred revenue as of December 31, 2019.

There is significant judgment in assessing the deliverables of the arrangement with Takeda; (i) whether these deliverables are separate performance obligations; (ii) determination of the transaction value to be allocated for each performance obligation; and, (iii) the period over which revenue is recognized. In addition, there is judgment involved in determining the fair value of the ordinary shares issued to Takeda under the Takeda Equity Agreement. These are key focus areas of our audit.

•  Performing management enquiries and corroborating and reading project minutes to identify program changes impacting the timeline.

•  Independently re-computing the revenue and deferred revenue amounts as at and for the year ended December 31, 2019.

•  Validating the fair value used for the purchase of the Company’s ordinary shares and that the agreement does not include share adjustment features beyond the standard anti-dilution.

Findings: We found the assessment of the deliverables in the arrangement, the allocation of the transaction value to each performance obligation, and the revenue recognition period to be reasonable.

10

Wave Life Sciences Ltd. and its Subsidiaries Independent Auditors’ Report Year ended December 31, 2019

The above key audit matter applies to both the consolidated financial statements and the supplementary balance sheet.

Other information

Management is responsible for the other information contained in the Singapore Statutory Financial Statements. Other information is defined as all information in the Singapore Statutory Financial Statements other than the financial statements and our auditors’ report thereon. We have obtained all other information prior to the date of this auditors’ report.

Our opinion on the financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated. If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report in this regard.

Responsibilities of management and directors for the financial statements

Management is responsible for the preparation of financial statements that give a true and fair view in accordance with the provisions of the Act and accounting principles generally accepted in the United States of America, and for devising and maintaining a system of internal accounting controls sufficient to provide a reasonable assurance that assets are safeguarded against loss from unauthorised use or disposition; and transactions are properly authorised and that they are recorded as necessary to permit the preparation of true and fair financial statements and to maintain accountability of assets.

In preparing the financial statements, management is responsible for evaluating whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued.

The directors’ responsibilities include overseeing the Company’s financial reporting process.

Auditors’ responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with SSAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit in accordance with SSAs, we exercise professional judgement and maintain professional skepticism throughout the audit. We also:

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that

11

Wave Life Sciences Ltd. and its Subsidiaries Independent Auditors’ Report Year ended December 31, 2019 is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal controls.

•

Obtain an understanding of internal controls relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

•

Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditors’ report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditors’ report. However, future events or conditions may cause the Company to cease to continue as a going concern.

•

Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

•

Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Company to express an opinion on the consolidated financial statements. We are responsible for the direction, supervision and performance of the company audit. We remain solely responsible for our audit opinion.

We communicate with the directors regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal controls that we identify during our audit.

We also provide the directors with a statement that we have complied with relevant ethical requirements regarding independence, and communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

From the matters communicated with the directors, we determine those matters that were of most significance in the audit of the financial statements of the current period and are therefore the key audit matters. We describe these matters in our auditors’ report unless the law or regulations preclude public disclosure about the matter or when, in extremely rare circumstances, we determine that a matter should not be communicated in our report because the adverse consequences of doing so would reasonably be expected to outweigh the public interest benefits of such communication.

12

Wave Life Sciences Ltd. and its Subsidiaries Independent Auditors’ Report Year ended December 31, 2019

Report on other legal and regulatory requirements

In our opinion, the accounting and other records required by the Act to be kept by the Parent have been properly kept in accordance with the provisions of the Act.

The engagement partner on the audit resulting in this independent auditors’ report is Malcolm Ramsay.

/s/ KPMG LLP

KPMG LLP

Public Accountants and

Chartered Accountants

Singapore

April 28, 2020

13

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

WAVE LIFE SCIENCES LTD.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$147,161	$174,819
Current portion of accounts receivable	20,000	10,000
Prepaid expenses	9,626	6,587
Other current assets	8,689	10,867

Total current assets	185,476	202,273
Long-term assets:
Accounts receivable, net of current portion	30,000	50,000
Property and equipment, net	36,368	39,931
Operating lease right-of-use assets	18,101	—
Restricted cash	3,647	3,625
Other assets	10,658	111

Total long-term assets	98,774	93,667

Total assets	$284,250	$295,940

Liabilities, Series A preferred shares and shareholders’ equity
Current liabilities:
Accounts payable	$9,073	$13,089
Accrued expenses and other current liabilities	16,185	14,736
Current portion of deferred rent	—	115
Current portion of deferred revenue	89,652	100,945
Current portion of lease incentive obligation	—	1,156
Current portion of operating lease liability	3,243	—

Total current liabilities	118,153	130,041
Long-term liabilities:
Deferred rent, net of current portion	—	5,132
Deferred revenue, net of current portion	63,466	68,156
Lease incentive obligation, net of current portion	—	9,247
Operating lease liability, net of current portion	29,304	—
Other liabilities	1,721	2,142

Total long-term liabilities	94,491	84,677

Total liabilities	$212,644	$214,718

Series A preferred shares, no par value; 3,901,348 shares issued and outstanding at December 31, 2019 and 2018	$7,874	$7,874

Shareholders’ equity:
Ordinary shares, no par value; 34,340,690 and 29,472,197 shares issued and outstanding at December 31, 2019 and 2018, respectively	539,547	375,148
Additional paid-in capital	57,277	37,768
Accumulated other comprehensive income	267	153
Accumulated deficit	(533,359)	(339,721)

Total shareholders’ equity	63,732	73,348

Total liabilities, Series A preferred shares and shareholders’ equity	$284,250	$295,940

The accompanying notes are an integral part of the consolidated financial statements.

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

WAVE LIFE SCIENCES LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

	For the Year Ended December 31,
	2019	2018	2017
Revenue	$15,983	$14,414	$3,893

Operating expenses:
Research and development	175,431	134,428	79,309
General and administrative	48,869	39,509	26,975

Total operating expenses	224,300	173,937	106,284

Loss from operations	(208,317)	(159,523)	(102,391)
Other income, net:
Dividend income	4,912	3,368	1,578
Interest income, net	29	22	6
Other income (expense), net	9,738	9,549	(331)

Total other income, net	14,679	12,939	1,253

Loss before income taxes	(193,638)	(146,584)	(101,138)
Income tax provision	—	(69)	(842)

Net loss	$(193,638)	$(146,653)	$(101,980)

Net loss per share attributable to ordinary shareholders—basic and diluted	$(5.72)	$(5.06)	$(3.85)

Weighted-average ordinary shares used in computing net loss per share attributable to ordinary shareholders—basic and diluted	33,866,487	28,970,404	26,513,382

Other comprehensive income (loss):
Net loss	$(193,638)	$(146,653)	$(101,980)
Foreign currency translation	114	37	407

Comprehensive loss	(193,524)	(146,616)	(101,573)

The accompanying notes are an integral part of the consolidated financial statements.

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

WAVE LIFE SCIENCES LTD.

CONSOLIDATED STATEMENTS OF SERIES A PREFERRED SHARES AND SHAREHOLDERS’ EQUITY

(In thousands, except share amounts)

	Series A Preferred Shares		Ordinary Shares		Additional Paid-In- Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance at December 31, 2016	3,901,348	$7,874	23,502,169	$215,602	$10,029	$(291)	$(90,736)	$134,604
Issuance of ordinary shares, net of issuance costs of $491	—	—	4,166,667	93,509	—	—	—	93,509
Share-based compensation	—	—	—	—	12,143	—	—	12,143
Vesting of RSUs	—	—	22,750	—	—	—	—	—
Option exercises	—	—	137,493	927	—	—	—	927
Other comprehensive income	—	—	—	—	—	407	—	407
Net loss	—	—	—	—	—	—	(101,980)	(101,980)

Balance at December 31, 2017	3,901,348	$7,874	27,829,079	$310,038	$22,172	$116	$(192,716)	$139,610

Issuance of ordinary shares	—	—	1,096,892	60,000	—	—	—	60,000
Share-based compensation	—	—	—	—	15,596	—	—	15,596
Vesting of RSUs	—	—	38,594	—	—	—	—	—
Option exercises	—	—	507,632	5,110	—	—	—	5,110
Impact of adoption of ASU 2016-16	—	—	—	—	—	—	(352)	(352)
Other comprehensive income	—	—	—	—	—	37	—	37
Net loss	—	—	—	—	—	—	(146,653)	(146,653)

Balance at December 31, 2018	3,901,348	$7,874	29,472,197	$375,148	$37,768	$153	$(339,721)	$73,348

Issuance of ordinary shares	—	—	4,542,500	161,792	—	—	—	161,792
Share-based compensation	—	—	—	—	19,509	—	—	19,509
Vesting of RSUs	—	—	112,437	—	—	—	—	—
Option exercises	—	—	213,556	2,607	—	—	—	2,607
Other comprehensive income	—	—	—	—	—	114	—	114
Net loss	—	—	—	—	—	—	(193,638)	(193,638)

Balance at December 31, 2019	3,901,348	$7,874	34,340,690	$539,547	$57,277	$267	$(533,359)	$63,732

The accompanying notes are an integral part of the consolidated financial statements.

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

WAVE LIFE SCIENCES LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year Ended December 31,
	2019	2018	2017
Cash flows from operating activities
Net loss	$(193,638)	$(146,653)	$(101,980)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of lease incentive obligation	—	(790)	(208)
Amortization of right-of-use assets	1,613	—	—
Depreciation of property and equipment	7,588	5,581	2,155
Share-based compensation expense	19,509	15,596	12,143
Net loss on disposal of property and equipment	—	44	205
Deferred rent	—	973	3,594
Deferred income taxes	—	—	908
Changes in operating assets and liabilities:
Accounts receivable	10,000	(59,000)	(1,000)
Prepaid expenses	(3,665)	(1,831)	(3,429)
Other assets	(8,369)	(8,690)	(2,431)
Accounts payable	(3,497)	4,936	3,892
Accrued expenses and other current liabilities	1,448	5,864	4,550
Deferred revenue	(15,983)	160,585	(2,893)
Operating lease liabilities	(2,816)	—	—
Other non-current liabilities	(421)	523	823

Net cash used in operating activities	(188,231)	(22,862)	(83,671)

Cash flows from investing activities
Purchases of property and equipment, net of tenant improvement allowances	(3,918)	(9,938)	(18,887)

Net cash used in investing activities	(3,918)	(9,938)	(18,887)

Cash flows from financing activities
Proceeds from issuance of ordinary shares, net of offering costs	161,792	60,000	93,509
Payments on capital lease obligation	—	(16)	(62)
Proceeds from the exercise of share options	2,607	5,110	927

Net cash provided by financing activities	164,399	65,094	94,374

Effect of foreign exchange rates on cash	114	37	403

Net increase (decrease) in cash, cash equivalents and restricted cash	(27,636)	32,331	(7,781)
Cash, cash equivalents and restricted cash, beginning of period	178,444	146,113	153,894

Cash, cash equivalents and restricted cash, end of period	$150,808	$178,444	$146,113

The accompanying notes are an integral part of the consolidated financial statements.

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

Wave Life Sciences Ltd.

Notes to Consolidated Financial Statements

1. THE COMPANY

Organization

Wave Life Sciences Ltd. (together with its subsidiaries, “Wave” or the “Company”) is a clinical-stage genetic medicines company committed to delivering life-changing treatments for people battling devastating diseases. PRISM, Wave’s proprietary discovery and drug development platform, enables Wave to target genetically defined diseases with stereopure oligonucleotides across multiple therapeutic modalities.

The Company was incorporated in Singapore on July 23, 2012 and has its principal U.S. office in Cambridge, Massachusetts. The Company was incorporated with the purpose of combining two commonly held companies, Wave Life Sciences USA, Inc. (“Wave USA”), a Delaware corporation (formerly Ontorii, Inc.), and Wave Life Sciences Japan, Inc. (“Wave Japan”), a company organized under the laws of Japan (formerly Chiralgen., Ltd.), which occurred on September 13, 2012. On May 31, 2016, Wave Life Sciences Ireland Limited (“Wave Ireland”) was formed as a wholly-owned subsidiary of Wave Life Sciences Ltd. On April 3, 2017, Wave Life Sciences UK Limited (“Wave UK”) was formed as a wholly-owned subsidiary of Wave Life Sciences Ltd.

The Company’s primary activities since inception have been developing PRISM to design, develop and commercialize oligonucleotide therapeutics, advancing the Company’s CNS business, building the Company’s research and development activities in ophthalmology and hepatic, advancing programs into the clinic, furthering clinical development of such clinical-stage programs, building the Company’s intellectual property, and assuring adequate capital to support these activities.

Liquidity

Since its inception, the Company has not generated any product revenue and has incurred recurring net losses. To date, the Company has primarily funded its operations through private placements of debt and equity securities, public offerings of its ordinary shares and collaborations with third parties. Until the Company can generate significant revenue from product sales, if ever, the Company expects to continue to finance operations through a combination of public or private equity or debt financings or other sources, which may include collaborations with third parties. Adequate additional financing may not be available to the Company on acceptable terms, or at all. The inability to raise capital as and when needed would have a negative impact on the Company’s financial condition and ability to pursue its business strategy.

As of December 31, 2019, the Company had cash and cash equivalents of $147.2 million. The Company expects that its existing cash and cash equivalents will be sufficient to fund its operations for at least the next twelve months. The Company has based this expectation on assumptions that may prove to be incorrect, and the Company may use its available capital resources sooner than it currently expects. If the Company’s anticipated operating results are not achieved in future periods, planned expenditures may need to be further reduced in order to extend the time period over which the then-available resources would be able to fund the Company’s operations. In addition, the Company may elect to raise additional funds before it needs them if the conditions for raising capital are favorable due to market conditions or strategic considerations, even if the Company expects it has sufficient funds for its current or future operating plans.

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

Risks and Uncertainties

The Company is subject to risks common to companies in the biotechnology industry including, but not limited to, new technological innovations, protection of proprietary technology, maintaining internal manufacturing capabilities, dependence on key personnel, compliance with government regulations and the need to obtain additional financing. The Company’s therapeutic programs will require significant additional research and development efforts, including extensive preclinical and clinical testing and regulatory approval, prior to commercialization of any product candidates. These efforts require significant amounts of additional capital, adequate personnel infrastructure and extensive compliance-reporting capabilities. There can be no assurance that the Company’s research and development efforts will be successful, that adequate protection for the Company’s intellectual property will be obtained, that any products developed will obtain necessary government regulatory approval or that any approved products will be commercially viable. Even if the Company’s product development efforts are successful, it is uncertain when, if ever, the Company will generate significant revenue from product sales. The Company operates in an environment of rapid change in technology and substantial competition from pharmaceutical and biotechnology companies.

Basis of Presentation

The Company has prepared the accompanying consolidated financial statements in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) and in U.S. dollars.

2. SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents

The Company considers all highly liquid securities with original final maturities of three months or less from the date of purchase to be cash equivalents. Cash equivalents are comprised of funds in money market accounts.

Principles of Consolidation

The Company’s consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting periods. Significant estimates and assumptions reflected in these consolidated financial statements include the assumptions used to determine the fair value of share-based awards, the Company’s revenue recognition policy, particularly, (a) assessing the number of performance obligations; (b) determining the transaction price; (c) allocating the transaction price to the performance obligations in the contract; and (d) determining the pattern over which performance obligations are satisfied, including estimates to complete performance obligations, the evaluation of progress to completion of external research and development costs which can result in prepaid or accrued expenses related to the Company’s contract research organizations (“CROs”) and contract manufacturing organizations (“CMOs”), the valuation allowance required for the Company’s deferred tax assets, determining uncertain tax positions and the related liabilities, and estimating refundable tax credits. Estimates are periodically reviewed in light of changes in circumstances, facts and experience. Actual results could differ from the Company’s estimates.

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

Reclassifications

The Company has reclassified certain prior period financial statement amounts to conform to its current period presentation. These reclassifications have not changed the results of operations of prior periods.

Segment Data

The Company manages its operations as a single segment for the purposes of assessing performance and making operating decisions. The Company’s singular focus is on developing its proprietary discovery and drug development platform, PRISM, to develop and commercialize a broad pipeline of nucleic acid-based therapeutics, or oligonucleotides.

Going Concern

At each reporting period, the Company evaluates whether there are conditions or events that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. The Company is required to make certain additional disclosures if it concludes substantial doubt exists and it is not alleviated by the Company’s plans or when its plans alleviate substantial doubt about the Company’s ability to continue as a going concern. The Company’s evaluation entails analyzing prospective operating budgets and forecasts for expectations of the Company’s cash needs and comparing those needs to the current cash and cash equivalent balance.

Foreign Currency Translation

The functional currency is the U.S. dollar for all of the Company’s entities aside from Wave Japan, which has the Japanese Yen as its functional currency. Assets and liabilities of Wave Japan are translated at period end exchange rates while revenues and expenses of Wave Japan are translated at average exchange rates for the period. Net unrealized gains and losses from foreign currency translation are reflected as other comprehensive income (loss) within the consolidated statements of Series A preferred shares and shareholders’ equity and the consolidated statements of operations and comprehensive loss. Gains and losses on foreign currency transactions are included in the consolidated statements of operations and comprehensive loss within other income (expense), net.

Fair Value of Financial Instruments

The Company is required to disclose information on all assets and liabilities reported at fair value that enables an assessment of the inputs used in determining the reported fair values. The fair value hierarchy is a hierarchy of inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the financial instrument based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the financial instrument and are developed based on the information available in the circumstances. The fair value hierarchy applies only to the valuation inputs used in determining the reported fair value of the investments and is not a measure of the investment credit quality. The hierarchy defines three levels of valuation inputs:

Level 1—Unadjusted quoted prices in active markets that are accessible at the measurement date of identical, unrestricted assets.

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

Level 2—Quoted prices for similar assets, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes investments valued at quoted prices adjusted for legal or contractual restrictions specific to the security.

Level 3—Pricing inputs are unobservable for the asset, that is, inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset. Level 3 includes private investments that are supported by little or no market activity.

Cash, cash equivalents and restricted cash are Level 1 assets which are comprised of funds held in checking and money market accounts. Cash, cash equivalents and restricted cash were recorded at fair value as of December 31, 2019 and 2018, totaling $150.8 million and $178.4 million, respectively. The carrying amounts of accounts payable and accrued expenses approximate their fair values due to their short-term maturities. Accounts receivable relate to the Company’s collaboration agreements.

Concentration of Credit Risk

Cash and cash equivalents are financial instruments that potentially subject the Company to concentration of credit risk. The Company uses several financial institutions to maintain its cash and cash equivalents, all of which are high quality, accredited financial institutions and, accordingly, such funds are subject to minimal credit risk. The Company has not experienced any losses in such accounts and management believes that the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held. The Company has no financial instruments with off-balance sheet risk of loss.

Restricted Cash

Restricted cash consists primarily of cash placed in separate restricted bank accounts as required under the terms of the Company’s lease agreements for its Cambridge, Massachusetts and Lexington, Massachusetts facilities (refer to Note 8). As of December 31, 2019 and 2018, the Company had $3.6 million of restricted cash, of which $2.6 million related to the Lexington facility and $1.0 million related to the Cambridge facility.

Property and Equipment

Property and equipment, which consists primarily of equipment, furniture, software and leasehold improvements, are stated at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the following estimated useful lives of the assets:

Equipment, Furniture and Software	3-7 years
Leasehold Improvements	Shorter of asset life or lease term

Depreciation begins at the time the asset is placed in service. Maintenance and repairs are charged to operations as incurred. Upon retirement or sale, the cost of the disposed asset and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statements of operations and comprehensive loss.

Impairment of Long-Lived Assets

Long-lived assets consist of property and equipment. Long-lived assets are reviewed for impairment whenever events or other changes in circumstances indicate that the carrying amount may not be recoverable. Certain factors

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

may exist or events may occur that indicate that impairment exists including, but not limited to, the following: significant underperformance relative to historical or projected future operating results; significant changes in the manner of use of the underlying assets; and significant adverse industry or market economic trends.

When performing the impairment assessment for long-lived assets, the Company compares the carrying value of such assets to the estimated undiscounted future net cash flows expected from the use of the assets and their eventual disposition. In the event that the carrying value of the assets is determined to be unrecoverable, the Company would estimate the fair value of the assets and record an impairment charge for the excess of the carrying value over the fair value.

Revenue Recognition

Effective January 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”), using the full retrospective transition method. As a result of adopting ASC 606 on January 1, 2018, the Company revised its comparative financial statements for the prior year as if ASC 606 had been effective for that period. As a result, the following financial statement line items were affected as of December 31, 2017 and for the year then ended.

Consolidated Balance Sheets

	As of December 31, 2017
	As revised under ASC 606	As originally reported under ASC 605	Effect of change
	(in thousands)
Current portion of deferred revenue	$1,275	$2,705	$(1,430)
Deferred revenue, net of current portion	7,241	5,607	1,634
Accumulated deficit	(192,716)	(192,512)	(204)

Consolidated Statements of Operations and Comprehensive Loss

	For the Year Ended December 31, 2017
	As revised under ASC 606	As originally reported under ASC 605	Effect of change
	(in thousands, except per share data)
Revenue	$3,893	$3,704	$189
Loss from operations	(102,391)	(102,580)	189
Income tax provision	(842)	(708)	(134)
Net loss	(101,980)	(102,035)	55

Consolidated Statement of Cash Flows

	For the Year Ended December 31, 2017
	As revised under ASC 606	As originally reported under ASC 605	Effect of change
	(in thousands)
Net loss	$(101,980)	$(102,035)	$55
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred income taxes	908	774	134
Changes in operating assets and liabilities:
Deferred revenue	(2,893)	(2,704)	(189)

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

Under ASC 605, the Company was recognizing the revenue allocated to each unit of accounting on a straight-line basis over the period the Company is expected to complete its obligations. Under ASC 606, the Company is recognizing the revenue allocated to each performance obligation over time, measuring progress using an input method over the period the Company is expected to complete each performance obligation.

Under ASC 605, the Company recognized revenue related to milestone payments as the milestone was achieved, using the milestone method. Under ASC 606, the Company performs an assessment of the probability of milestone achievement at each reporting date and determines whether the cumulative revenue related to the milestone is at risk of significant reversal.

This standard applies to all contracts with customers, except for contracts that are within the scope of other standards, such as leases, insurance, and financial instruments. Under ASC 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the entity performs the following five-step analysis: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step analysis to contracts when it is probable that the entity will collect the consideration to which it is entitled in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract, determines those that are performance obligations, and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

The Company has entered into collaboration agreements for research, development, and commercial services, under which the Company licenses certain rights to its product candidates to third parties. The terms of these arrangements typically include payment to the Company of one or more of the following: non-refundable, upfront license fees; reimbursement of certain costs; customer option exercise fees; development, regulatory and commercial milestone payments; and royalties on net sales of licensed products. Any variable consideration is constrained and, therefore, the cumulative revenue associated with this consideration is not recognized until it is deemed not to be at significant risk of reversal.

In determining the appropriate amount of revenue to be recognized as the Company fulfills its obligations under each of its agreements for which the collaboration partner is also a customer, the Company performs the following steps: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. As part of the accounting for these arrangements, the Company must use significant judgment to determine: (a) the number of performance obligations based on the determination under step (ii) above; (b) the transaction price under step (iii) above; and (c) the timing of satisfaction of performance obligations as a measure of progress in step (v) above. The Company uses significant judgment to determine whether milestones or other variable consideration, except for royalties, should be included in the transaction price as described further below. The transaction price is allocated to the optional goods and services the Company expects to provide. The Company uses estimates to determine the timing of satisfaction of performance obligations.

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

Amounts received prior to being recognized as revenue are recorded as deferred revenue. Amounts expected to be recognized as revenue within the 12 months following the balance sheet date are classified as current portion of deferred revenue in the accompanying consolidated balance sheets. Amounts not expected to be recognized as revenue within the 12 months following the balance sheet date are classified as deferred revenue, net of current portion.

Licenses of intellectual property: In assessing whether a promise or performance obligation is distinct from the other promises, the Company considers factors such as the research, development, manufacturing and commercialization capabilities of the customer and the availability of the associated expertise in the general marketplace. In addition, the Company considers whether the customer can benefit from a promise for its intended purpose without the receipt of the remaining promise, whether the value of the promise is dependent on the unsatisfied promise, whether there are other vendors that could provide the remaining promise, and whether it is separately identifiable from the remaining promise. For licenses that are combined with other promises, the Company utilizes judgment to assess the nature of the combined performance obligation to determine whether the combined performance obligation is satisfied over time or at a point in time and, if over time, the appropriate method of measuring progress for purposes of recognizing revenue. The Company evaluates the measure of progress each reporting period and, if necessary, adjusts the measure of performance and related revenue recognition.

Research and development services: If an arrangement is determined to contain a promise or obligation for the Company to perform research and development services, the Company must determine whether these services are distinct from other promises in the arrangement. In assessing whether the services are distinct from the other promises, the Company considers the capabilities of the customer to perform these same services. In addition, the Company considers whether the customer can benefit from a promise for its intended purpose without the receipt of the remaining promise, whether the value of the promise is dependent on the unsatisfied promise, whether there are other vendors that could provide the remaining promise, and whether it is separately identifiable from the remaining promise. For research and development services that are combined with other promises, the Company utilizes judgment to assess the nature of the combined performance obligation to determine whether the combined performance obligation is satisfied over time or at a point in time and, if over time, the appropriate method of measuring progress for purposes of recognizing revenue. The Company evaluates the measure of progress each reporting period and, if necessary, adjusts the measure of performance and related revenue recognition.

Customer options: If an arrangement is determined to contain customer options that allow the customer to acquire additional goods or services, the goods and services underlying the customer options are not considered to be performance obligations at the outset of the arrangement, as they are contingent upon option exercise. The Company evaluates the customer options for material rights, that is, the option to acquire additional goods or services for free or at a discount. If the customer options are determined to represent a material right, the material right is recognized as a separate performance obligation at the outset of the arrangement. The Company allocates the transaction price to material rights based on the standalone selling price. As a practical alternative to estimating the standalone selling price when the goods or services are both (i) similar to the original goods and services in the contract and (ii) provided in accordance with the terms of the original contract, the Company allocates the total amount of consideration expected to be received from the customer to the total goods or services expected to be provided to the customer. Amounts allocated to any material right are not recognized as revenue until the option is exercised and the performance obligation is satisfied.

Milestone payments: At the inception of each arrangement that includes milestone payments, the Company evaluates whether a significant reversal of cumulative revenue provided in conjunction with achieving the

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

milestones is probable, and estimates the amount to be included in the transaction price using the most likely amount method. If it is probable that a significant reversal of cumulative revenue would not occur, the associated milestone value is included in the transaction price. Milestone payments that are not within the control of the Company or the licensee, such as regulatory approvals, are not considered probable of being achieved until those approvals are received. For other milestones, the Company evaluates factors such as the scientific, clinical, regulatory, commercial, and other risks that must be overcome to achieve the particular milestone in making this assessment. There is considerable judgment involved in determining whether it is probable that a significant reversal of cumulative revenue would not occur. At the end of each subsequent reporting period, the Company reevaluates the probability of achievement of all milestones subject to constraint and, if necessary, adjusts its estimate of the overall transaction price. Any such adjustments are recorded on a cumulative catch-up basis, which would affect revenues and earnings in the period of adjustment.

Royalties: For arrangements that include sales-based royalties, including milestone payments based on a level of sales, and the license is deemed to be the predominant item to which the royalties relate, the Company recognizes revenue at the later of (i) when the related sales occur, or (ii) when the performance obligation to which some or all of the royalty has been allocated has been satisfied (or partially satisfied). To date, the Company has not recognized any royalty revenue resulting from any of its licensing arrangements.

Contract costs: The Company recognizes as an asset the incremental costs of obtaining a contract with a customer if the costs are expected to be recovered. As a practical expedient, the Company recognizes the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that it otherwise would have recognized is one year or less. To date, the Company has not incurred any incremental costs of obtaining a contract with a customer.

For additional discussion of accounting for collaboration revenues, see Note 5.

Product Revenue

The Company has had no product revenue to date.

Research and Development Expenses

Research and development expenses are expensed as incurred. External development costs are recognized based on an evaluation of the progress to completion of specific tasks. Payments for these activities are based on the terms of the individual agreements, which may differ from the pattern of costs incurred, and are reflected in the accompanying consolidated balance sheets as prepaid or accrued expenses.

License Agreements and Patent Costs

Costs associated with licenses of technology and patent costs are expensed as incurred and are generally included in research and development expense in the consolidated statements of operations and comprehensive loss.

Refundable Tax Credits

The Company is eligible for refundable tax credits with tax authorities for certain qualified operating expenses. The Company recognizes refundable tax credits when there is reasonable assurance that the Company will comply with the requirements of the refundable tax credit and that the refundable tax credit will be received.

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

Refundable tax credits are recorded as income and classified in other income (expense), net in the consolidated statements of operations and comprehensive loss.

Net Loss per Share

Basic net loss per share is computed using the weighted-average number of ordinary shares outstanding during the period. Diluted net loss per share is computed using the sum of the weighted-average number of ordinary shares outstanding during the period and, if dilutive, the weighted-average number of potential ordinary shares, including the assumed exercise of share options.

The Company applies the two-class method to calculate its basic and diluted net loss per share attributable to ordinary shareholders, as its Series A preferred shares are participating securities. The two-class method is an earnings allocation formula that treats a participating security as having rights to earnings that otherwise would have been available to ordinary shareholders. However, for the periods presented, the two-class method does not impact the net loss per ordinary share as the Company was in a net loss position for each of the periods presented and holders of Series A preferred shares do not participate in losses.

The Company’s Series A preferred shares contractually entitle the holders of such shares to participate in dividends but do not contractually require the holders of such shares to participate in losses of the Company. Accordingly, for periods in which the Company reports a net loss attributable to ordinary shareholders, diluted net loss per share attributable to ordinary shareholders is the same as basic net loss per share attributable to ordinary shareholders, since dilutive ordinary shares are not assumed to have been issued if their effect is anti-dilutive.

Share-Based Compensation

The Company measures and recognizes share-based compensation expense, for both employee and director option awards, based on the grant date fair value of the awards. The Company calculates the fair value of restricted share unit awards based on the grant date fair value of the underlying ordinary shares. The Company recognizes share-based compensation expense on a straight-line basis over the requisite service period of the awards, which is generally the vesting period.

The Company determines the fair value of share-based awards granted to non-employees as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. All equity instruments issued to non-employees as consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued. These awards are recorded in expense and additional paid-in capital in shareholders’ equity over the applicable service periods based on the fair value of the options at the end of each period. The Company accounts for the expense from share-based awards to non-employees by re-measuring the awards at fair value over the vesting period.

The Company classifies share-based compensation expense in its consolidated statements of operations and comprehensive loss in the same manner in which the award recipient’s compensation costs are classified or in which the award recipient’s service payments are classified.

The fair value of each share option grant was determined using the methods and assumptions discussed below. These inputs are generally subjective and require significant judgment and estimation by management.

•

Fair Value of Ordinary Shares The fair value of the ordinary shares underlying the Company’s share-based awards is based on the closing price of the Company’s ordinary shares as reported by the Nasdaq Global Market on the date of grant.

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

•

Expected Term The expected term of share options represents the weighted-average period that the share options are expected to remain outstanding. The Company estimated the expected term using the simplified method, which is an average of the contractual term of the option and the vesting period.

•

Expected Volatility Since there is limited historical data for the Company’s ordinary shares and limited company-specific historical volatility, it has determined the share price volatility for options granted based on an analysis of the volatility used by a peer group of publicly traded companies. In evaluating similarity, the Company considers factors such as industry, stage of life cycle and size.

•

Risk-free Interest Rate The risk-free interest rate is based on the U.S. Treasury yield in effect at the time of the grant for zero-coupon U.S. Treasury notes with remaining terms similar to the expected term of the options.

•	Dividend Rate The expected dividend was assumed to be zero as the Company has never paid dividends and has no current plans to do so.

Income Taxes

The Company accounts for income taxes using an asset and liability approach, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the consolidated financial statements, but have not been reflected in taxable income. A valuation allowance is established to reduce deferred tax assets to their estimated realizable value. Therefore, the Company provides a valuation allowance to the extent that it is more likely than not that all or a portion of the deferred tax assets will not be realized in the future.

The Company accounts for uncertainty in income taxes recognized in the financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the tax authorities. If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.

The Company recognizes interest and penalties related to uncertain tax positions in the income tax provision on the consolidated statements of operations and comprehensive loss.

The Company has certain service arrangements in place between its U.S., Japan, U.K. and Singapore entities, which include transfer pricing assumptions. The determination of the appropriate level of transfer pricing requires judgment based on transfer pricing analyses of comparable companies. The Company monitors the nature of its service arrangements for changes in its operations as well as economic conditions. The Company also periodically reviews the transfer pricing analyses for changes in the composition in the pool of comparable companies as well as the related ongoing results of the comparable companies.

Leases

Effective January 1, 2019, the Company adopted ASC 842, Leases (“ASC 842”), using the modified retrospective approach and utilizing the effective date as its date of initial application, for which prior periods are presented in accordance with the previous guidance in ASC 840, Leases (“ASC 840”). In February 2016, the

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

FASB issued ASU No. 2016-02, Leases (“ASU 2016-02”), which was further clarified when the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases (“ASU 2018-10”), ASU No. 2018-11, Leases (Topic 842)—Targeted Improvements (“ASU 2018-11”), and ASU No. 2019-01, Codification Improvements to Topic 842, Leases (“ASU 2019-01”). The adoption of ASC 842, in accordance with ASU 2016-02, ASU 2018-10, ASU 2018-11, and ASU 2019-01, requires a lessee to recognize assets and liabilities on the balance sheet for operating leases and changes many key definitions, including the definition of a lease. ASC 842 includes a short-term lease exception for leases with a term of 12 months or less, in which a lessee can make an accounting policy election not to recognize lease assets and lease liabilities. Lessees will continue to differentiate between finance leases (previously referred to as capital leases) and operating leases, using classification criteria that are substantially similar to the previous guidance. For lessees, the recognition, measurement, and presentation of expenses and cash flows arising from a lease have not significantly changed from previous U.S. GAAP. Lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The modified retrospective approach includes a number of optional practical expedients that entities may elect to apply, as well as transition guidance specific to nonstandard leasing transactions. As further described above, the Company adopted ASC 842 on January 1, 2019 using a cumulative-effect adjustment on the effective date of the standard, for which comparative periods are presented in accordance with the previous guidance in ASC 840.

In adopting ASC 842, the Company elected to utilize the available package of practical expedients permitted under the transition guidance within the new standard, which does not require the reassessment of the following: i) whether existing or expired arrangements are or contain a lease, ii) the lease classification of existing or expired leases, and iii) whether previous initial direct costs would qualify for capitalization under the new lease standard. Additionally, the Company made an accounting policy election to not recognize on the balance sheet leases with a term of 12 months or less.

At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present in the arrangement. Most leases with a term greater than one year are recognized on the balance sheet as right-of-use assets and short-term and long-term lease liabilities, as applicable. The Company typically only includes an initial lease term in its assessment of a lease arrangement. Options to renew a lease are not included in the Company’s assessment unless there is reasonable certainty that the Company will renew the lease. The Company monitors its plans to renew its leases on a quarterly basis.

Operating lease liabilities and their corresponding right-of-use assets are recorded based on the present value of lease payments over the expected remaining lease term. Certain adjustments to the right-of-use asset may be required for items such as incentives received. The interest rate implicit in lease contracts is typically not readily determinable. As a result, the Company utilizes its incremental borrowing rate, which reflects the fixed rate at which the Company could borrow on a collateralized basis the amount of the lease payments in the same currency, for a similar term, in a similar economic environment. In transition to ASC 842, the Company utilized the remaining lease term of its leases in determining the appropriate incremental borrowing rates.

In accordance with ASC 842, components of a lease should be split into three categories: lease components (e.g., land, building, etc.), non-lease components (e.g., common area maintenance, consumables, etc.), and non-components (e.g., property taxes, insurance, etc.). The fixed and in-substance fixed contract consideration (including any consideration related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

Although separation of lease and non-lease components is required, certain expedients are available. Entities may elect the practical expedient to not separate lease and non-lease components by class of underlying asset. Rather,

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

entities would account for each lease component and the related non-lease component together as a single component. For new and amended leases beginning in 2019 and after, the Company has elected to account for the lease and non-lease components for leases for classes of all underlying assets and allocate all of the contract consideration to the lease component only.

Recently Issued Accounting Pronouncements

In November 2018, the FASB issued Accounting Standards Update No. 2018-18, Collaborative Arrangements (Topic 808): Clarifying the Interaction between Topic 808 and Topic 606 (“ASU 2018-18”). The standard amends ASC 808, Collaborative Agreements and ASC 606, Revenue from Contracts with Customers, to clarify the interaction between collaborative arrangement participants that should be accounted for as revenue under ASC 606. In transactions when the collaborative arrangement participant is a customer in the context of a unit of account, revenue should be accounted for using the guidance in ASC 606. The amendments in ASU 2018-18 are effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The Company is currently evaluating the new guidance included in ASU 2018-18, but does not expect it to have a material impact on its consolidated financial statements.

In December 2019, the FASB finalized Accounting Standards Update No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 eliminates certain exceptions in ASC 740 and generally simplifies existing guidance. The new guidance is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years, but may be adopted earlier by entities. The Company is currently evaluating the potential impact that the adoption of ASU 2019-12 may have on its consolidated financial statements.

Recently Adopted Accounting Pronouncements

The Company adopted ASC 842 using the modified retrospective approach outlined in ASU 2018-11 as of January 1, 2019. The adoption of this standard resulted in the recognition of operating lease liabilities and right-of-use assets of $35.4 million and $19.7 million, respectively, as well as the derecognition of the deferred rent and lease incentive obligation balances, which reduced the right-of-use asset on the Company’s balance sheet as of January 1, 2019 relating to its leases for its corporate headquarters in Cambridge, Massachusetts and for its manufacturing, laboratory and office facility in Lexington, Massachusetts.

In February 2018, the FASB issued ASU No. 2018-02, Income Statement—Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income (“ASU 2018-02”), which allows companies to make a one-time reclassification of the stranded tax effects (as defined by ASU 2018-02) from accumulated other comprehensive income to retained earnings as a result of the tax legislation enacted in December 2017, commonly known as the “Tax Cuts and Jobs Act.” The Company adopted ASU 2018-02 effective as of January 1, 2019 and applied it prospectively. The adoption did not have an impact on the Company’s consolidated financial statements.

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

3. PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consists of the following:

	December 31,
	2019	2018
	(in thousands)
Furniture and equipment	$24,531	$20,300
Software	524	435
Leasehold improvements	27,830	27,342
Fixed assets in progress	486	1,354

Total	53,371	49,431
Less accumulated depreciation	(17,003)	(9,500)

Property and equipment, net	$36,368	$39,931

Substantially all of the Company’s long-lived assets were located in the United States as of December 31, 2019 and 2018.

Depreciation expense was $7.6 million, $5.6 million and $2.2 million for the years ended December 31, 2019, 2018 and 2017, respectively.

4. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	December 31,
	2019	2018
	(in thousands)
Accrued compensation	$8,662	$7,507
Accrued expenses related to CROs and CMOs	5,030	5,502
Accrued expenses and other current liabilities	2,493	1,727

Total accrued expenses and other current liabilities	$16,185	$14,736

5. COLLABORATION AGREEMENTS

Pfizer Collaboration and Equity Agreements

In May 2016, the Company entered into a Research, License and Option Agreement (as amended in November 2017, the “Pfizer Collaboration Agreement”) with Pfizer Inc. (“Pfizer”). Pursuant to the terms of the Pfizer Collaboration Agreement, the Company and Pfizer agreed to collaborate on the discovery, development and commercialization of stereopure oligonucleotide therapeutics for up to five programs (the “Pfizer Programs”), each directed at a genetically-defined hepatic target selected by Pfizer (the “Pfizer Collaboration”). The Company received $10.0 million as an upfront license fee under the Pfizer Collaboration Agreement. Subject to option exercises by Pfizer, the Company may earn potential research, development and commercial milestone payments, plus royalties, tiered up to low double-digits, on sales of any products that may result from the Pfizer Collaboration. None of the payments under the Pfizer Collaboration Agreement are refundable.

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

Simultaneously with the entry into the Pfizer Collaboration Agreement, the Company entered into a Share Purchase Agreement (the “Pfizer Equity Agreement,” and together with the Pfizer Collaboration Agreement, the “Pfizer Agreements”) with C.P. Pharmaceuticals International C.V., an affiliate of Pfizer (the “Pfizer Affiliate”). Pursuant to the terms of the Pfizer Equity Agreement, the Pfizer Affiliate purchased 1,875,000 of the Company’s ordinary shares (the “Shares”) at a purchase price of $16.00 per share, for an aggregate purchase price of $30.0 million. The Company did not incur any material costs in connection with the issuance of the Shares.

Under the Pfizer Collaboration Agreement, the parties agreed to collaborate during a four-year research term. During the research term, the Company is responsible to use its commercially reasonable efforts to advance up to five programs through to the selection of clinical candidates. At that stage, Pfizer may elect to license any of these Pfizer Programs exclusively and obtain exclusive rights to undertake the clinical development of the resulting clinical candidates into products and the potential commercialization of any such products thereafter. In addition, the Company received a non-exclusive, royalty-bearing sublicensable license to use Pfizer’s hepatic targeting technology in any of the Company’s own hepatic programs that are outside the scope of the Pfizer Collaboration (the “Wave Programs”). If the Company uses this technology on the Wave Programs, Pfizer is eligible to receive potential development and commercial milestone payments from the Company. Pfizer is also eligible to receive tiered royalties on sales of any products that include Pfizer’s hepatic targeting technology. The Company is not currently utilizing Pfizer’s hepatic targeting technology in any of its own hepatic programs that are outside of the scope of the Pfizer Collaboration Agreement.

The stated term of the Pfizer Collaboration Agreement commenced on May 5, 2016 and terminates on the date of the last to expire payment obligation with respect to each Pfizer Program and, with respect to each Wave Program, expires on a program-by-program basis accordingly. Pfizer may terminate its rights related to a Pfizer Program under the Pfizer Collaboration Agreement at its own convenience upon 90 days’ notice to the Company. The Company may also terminate its rights related to a Wave Program at its own convenience upon 90 days’ notice to Pfizer. The Pfizer Collaboration Agreement may also be terminated by either party in the event of an uncured material breach of the Pfizer Collaboration Agreement by the other party.

Pfizer nominated two hepatic targets upon entry into the Pfizer Collaboration in May 2016. The Pfizer Collaboration Agreement provides Pfizer with options to nominate up to three additional programs by making nomination milestone payments. Pfizer nominated the third, fourth and fifth hepatic targets in August 2016, March 2018 and April 2018, respectively.

The Pfizer Collaboration is managed by a joint steering committee in which both parties are represented equally, which will oversee the scientific progression of each Pfizer Program up to the clinical candidate stage. During the four-year research term and for a period of two years thereafter, the Company has agreed to work exclusively with Pfizer with respect to using any of the Company’s stereopure oligonucleotide technology that is specific for the applicable hepatic target which is the basis of any Pfizer Program. Within a specified period after receiving a data package for a candidate under each nominated program, Pfizer may exercise an option to obtain a license to develop, manufacture and commercialize the program candidate by paying an exercise price per program.

The Company assessed this arrangement in accordance with ASC 606 and concluded that the contract counterparty, Pfizer, is a customer. The Company identified the following promises under the arrangement: (1) the non-exclusive, royalty-free research and development license; (2) the research and development services for Programs 1 and 2; (3) the program nomination options for Programs 3, 4 and 5; (4) the research and development services associated with Programs 3, 4 and 5; (5) the options to obtain a license to develop, manufacture and commercialize Programs 1 and 2; and (6) the options to obtain a license to develop, manufacture and commercialize Programs 3, 4 and 5. The research and development services for each of

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

Programs 1 and 2 were determined to not be distinct from the research and development license and should be combined into a single performance obligation for each program. The promises under the Pfizer Collaboration Agreement relate primarily to the research and development required by the Company for each of the programs nominated by Pfizer.

Additionally, the Company determined that the program nomination options for Programs 3, 4 and 5 were priced at a discount and, as such, provide material rights to Pfizer, representing three separate performance obligations. The research and development services associated with Programs 3, 4 and 5 and the options to obtain a license to develop, manufacture and commercialize Programs 3, 4 and 5 are subject to Pfizer’s exercise of the program nomination options for such programs and therefore do not represent performance obligations at the outset of the arrangement. The options to obtain a license to develop, manufacture and commercialize Programs 1 and 2 do not represent material rights; as such, they are not representative of performance obligations at the outset of the arrangement. Based on these assessments, the Company identified five performance obligations in the Pfizer Collaboration Agreement: (1) research and development services and license for Program 1; (2) research and development services and license for Program 2; (3) material right provided for the option to nominate Program 3; (4) material right provided for the option to nominate Program 4; and (5) material right provided for the option to nominate Program 5.

At the outset of the arrangement, the transaction price included only the $10.0 million up-front consideration received. The Company determined that the Pfizer Collaboration Agreement did not contain a significant financing component. The program nomination option exercise fees for research and development services associated with Programs 3, 4 and 5 that may be received are excluded from the transaction price until each customer option is exercised. The potential milestone payments were excluded from the transaction price, as all milestone amounts were fully constrained at the inception of the Pfizer Collaboration Agreement. The exercise fees for the options to obtain a license to develop, manufacture and commercialize Programs 3, 4 and 5 that may be received are excluded from the transaction price until each customer option is exercised. The Company will reevaluate the transaction price at the end of each reporting period and as uncertain events are resolved or other changes in circumstances occur, and, if necessary, will adjust its estimate of the transaction price.

During the year ended December 31, 2017, it became probable that a significant reversal of cumulative revenue would not occur for a developmental milestone under the Pfizer Collaboration Agreement. At such time, the associated consideration was added to the estimated transaction price and allocated to the existing performance obligations, and the Company recognized a cumulative catch-up to revenue for this developmental milestone, representing the amount that would have been recognized had the milestone payment been included in the transaction price from the outset of the arrangement. The remainder will be recognized in the same manner as the remaining, unrecognized transaction price over the remaining period until each performance obligation is satisfied.

Revenue associated with the performance obligations relating to Programs 1 and 2 is being recognized as revenue as the research and development services are provided using an input method, according to the full-time employee (“FTE”) hours incurred on each program and the FTE hours expected to be incurred in the future to satisfy the performance obligation. The transfer of control occurs over time and, in management’s judgment, this input method is the best measure of progress towards satisfying the performance obligation. The amount allocated to the three material rights will be recognized as the underlying research and development services are provided commencing from the date that Pfizer exercises each respective option, or immediately as each option expires unexercised. The amounts received that have not yet been recognized as revenue are recorded in deferred revenue on the Company’s consolidated balance sheet.

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

Pfizer nominated the third, fourth and fifth hepatic targets in August 2016, March 2018 and April 2018, respectively. Upon each exercise, the Company allocated the transaction price amount allocated to the material right at inception of the arrangement plus the program nomination option exercise fee paid by Pfizer at the time of exercising the option to a new performance obligation, which will be recognized as revenue as the research and development services are provided using the same method as the performance obligations relating to Programs 1 and 2.

Through December 31, 2019, the Company had recognized revenue of $17.0 million as collaboration revenue in the Company’s consolidated statements of operations and comprehensive loss under the Pfizer Collaboration Agreement. During the years ended December 31, 2019, 2018 and 2017, the Company recognized revenue of $7.1 million, $4.9 million and $3.9 million, respectively, under the Pfizer Collaboration Agreement. The aggregate amount of the transaction price allocated to the Company’s partially unsatisfied performance obligations and recorded in deferred revenue at December 31, 2019 is $1.5 million, all of which is included in current liabilities. The Company expects to recognize the remaining deferred revenue according to FTE hours incurred, over the remaining research term, which is four months as of December 31, 2019.

Takeda Collaboration and Equity Agreements

In February 2018, Wave USA and Wave UK entered into a global strategic collaboration (the “Takeda Collaboration”) with Takeda Pharmaceutical Company Limited (“Takeda”), pursuant to which Wave USA, Wave UK and Takeda agreed to collaborate on the research, development and commercialization of oligonucleotide therapeutics for disorders of the Central Nervous System (“CNS”). The Takeda Collaboration provides Wave with at least $230.0 million in committed cash and Takeda with the option to co-develop and co-commercialize Wave’s CNS development programs in (1) Huntington’s disease (“HD”); (2) amyotrophic lateral sclerosis (“ALS”) and frontotemporal dementia (“FTD”); and (3) Wave’s discovery-stage program targeting ATXN3 for the treatment of spinocerebellar ataxia 3 (“SCA3”) (collectively, “Category 1 Programs”). In addition, Takeda will have the right to exclusively license multiple preclinical programs for CNS disorders, including Alzheimer’s disease and Parkinson’s disease (collectively, “Category 2 Programs”). In April 2018, the Takeda Collaboration became effective and Takeda paid Wave $110.0 million as an upfront payment. Takeda also agreed to fund Wave’s research and preclinical activities in the amount of $60.0 million during the four-year research term and to reimburse Wave for any collaboration-budgeted research and preclinical expenses incurred by Wave that exceed that amount.

Simultaneously with Wave USA and Wave UK’s entry into the collaboration and license agreement with Takeda (the “Takeda Collaboration Agreement”), the Company entered into a share purchase agreement with Takeda (the “Takeda Equity Agreement,” and together with the Takeda Collaboration Agreement, the “Takeda Agreements”) pursuant to which it agreed to sell to Takeda 1,096,892 of its ordinary shares at a purchase price of $54.70 per share. In April 2018, the Company closed the Takeda Equity Agreement and received aggregate cash proceeds of $60.0 million. The Company did not incur any material costs in connection with the issuance of shares.

With respect to Category 1 Programs, Wave will be responsible for researching and developing products and companion diagnostics for Category 1 Programs through completion of the first proof of mechanism study for such products. Takeda will have an exclusive option for each target and all associated products and companion diagnostics for such target, which it may exercise at any time through completion of the proof of mechanism study. If Takeda exercises this option, Wave will receive an opt-in payment and will lead manufacturing and joint clinical co-development activities and Takeda will lead joint co-commercial activities in the United States and all commercial activities outside of the United States. Global costs and potential profits will be shared 50:50

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

and Wave will be eligible to receive development and commercial milestone payments. In addition to its 50% profit share, Wave is eligible to receive option exercise fees and development and commercial milestone payments for each of the Category 1 Programs.

With respect to Category 2 Programs, Wave has granted Takeda the right to exclusively license multiple preclinical programs during a four-year research term (subject to limited extension for programs that were initiated prior to the expiration of the research term, in accordance with the Takeda Collaboration Agreement) (“Category 2 Research Term”). During that term, the parties may collaborate on preclinical programs for up to six targets at any one time. Wave will be responsible for researching and preclinically developing products and companion diagnostics directed to the agreed upon targets through completion of Investigational New Drug application (“IND”)-enabling studies in the first major market country. Thereafter, Takeda will have an exclusive worldwide license to develop and commercialize products and companion diagnostics directed to such targets, subject to Wave’s retained rights to lead manufacturing activities for products directed to such targets. Takeda will fund Wave’s research and preclinical activities in the amount of $60.0 million during the research term and will reimburse Wave for any collaboration-budgeted research and preclinical expenses incurred by Wave that exceed that amount. Wave is also eligible to receive tiered high single-digit to mid-teen royalties on Takeda’s global commercial sales of products from each Category 2 Program.

Under the Takeda Collaboration Agreement, each party grants to the other party specific intellectual property licenses to enable the other party to perform its obligations and exercise its rights under the Takeda Collaboration Agreement, including license grants to enable each party to conduct research, development and commercialization activities pursuant to the terms of the Takeda Collaboration Agreement.

The term of the Takeda Collaboration Agreement commenced on April 2, 2018 and, unless terminated earlier, will continue until the date on which: (i) with respect to each Category 1 Program target for which Takeda does not exercise its option, the expiration or termination of the development program with respect to such target; (ii) with respect to each Category 1 Program target for which Takeda exercises its option, the date on which neither party is researching, developing or manufacturing any products or companion diagnostics directed to such target; or (iii) with respect to each Category 2 Program target, the date on which royalties are no longer payable with respect to products directed to such target.

Takeda may terminate the Takeda Collaboration Agreement for convenience on 180 days’ notice, in its entirety or on a target-by-target basis. Subject to certain exceptions, each party has the right to terminate the Takeda Collaboration Agreement on a target-by-target basis if the other party, or a third party related to such party, challenges the patentability, enforceability or validity of any patents within the licensed technology that cover any product or companion diagnostic that is subject to the Takeda Collaboration Agreement. In the event of any material breach of the Takeda Collaboration Agreement by a party, subject to cure rights, the other party may terminate the Takeda Collaboration Agreement in its entirety if the breach relates to all targets or on a target-by-target basis if the breach relates to a specific target. In the event that Takeda and its affiliates cease development, manufacturing and commercialization activities with respect to compounds or products subject to the Takeda Collaboration Agreement and directed to a particular target, Wave may terminate the Takeda Collaboration Agreement with respect to such target. Either party may terminate the Takeda Collaboration Agreement for the other party’s insolvency. In certain termination circumstances, Wave would receive a license from Takeda to continue researching, developing and manufacturing certain products, and companion diagnostics.

The Takeda Collaboration is managed by a joint steering committee in which both parties are represented equally. The JSC is tasked with overseeing the scientific progression of each Category 1 Program and the Category 2 Programs.

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

The Company assessed this arrangement in accordance with ASC 606 and concluded that the contract counterparty, Takeda, is a customer for Category 1 Programs prior to Takeda exercising its option, and for Category 2 Programs during the Category 2 Research Term. The Company identified the following material promises under the arrangement: (1) the non-exclusive, royalty-free research and development license for each Category 1 Program; (2) the research and development services for each Category 1 Program through completion of the first proof of mechanism study; (3) the exclusive option to license, co-develop and co-commercialize each Category 1 Program; (4) the right to exclusively license the Category 2 Programs; and (5) the research and preclinical development services of the Category 2 Programs through completion of IND-enabling studies. The research and development services for each Category 1 Program were determined to not be distinct from the research and development license and should therefore be combined into a single performance obligation for each Category 1 Program. The research and preclinical development services for the Category 2 Programs were determined to not be distinct from the exclusive licenses for the Category 2 Programs and should therefore be combined into a single performance obligation.

Additionally, the Company determined that the exclusive option for each Category 1 Program was priced at a discount and, as such, provide material rights to Takeda, representing three separate performance obligations. Based on these assessments, the Company identified seven performance obligations in the Takeda Collaboration Agreement: (1) research and development services through completion of the first proof of mechanism and non-exclusive research and development license for HD; (2) research and development services through completion of the first proof of mechanism and non-exclusive research and development license for ALS and FTD; (3) research and development services through completion of the first proof of mechanism and non-exclusive research and development license for SCA3; (4) the material right provided for the exclusive option to license, co-develop and co-commercialize HD; (5) the material right provided for the exclusive option to license, co-develop and co-commercialize ALS and FTD; (6) the material right provided for the exclusive option to license, co-develop and co-commercialize SCA3; and (7) the research and preclinical development services and right to exclusively license the Category 2 Programs.

At the outset of the arrangement, the transaction price included the $110.0 million upfront consideration received and the $60.0 million of committed research and preclinical funding for the Category 2 Programs. The Company determined that the Takeda Collaboration Agreement did not contain a significant financing component. The option exercise fees to license, co-develop and co-commercialize each Category 1 Program that may be received are excluded from the transaction price until each customer option is exercised. The potential milestone payments were excluded from the transaction price, as all milestone amounts were fully constrained at the inception of the Takeda Collaboration Agreement. The Company will reevaluate the transaction price at the end of each reporting period and, as uncertain events are resolved or other changes in circumstances occur, if necessary, will adjust its estimate of the transaction price.

The Company allocated the transaction price to the performance obligations on a relative standalone selling price basis. For the performance obligations associated with the research and development services through completion of the first proof of mechanism and non-exclusive research and development license for HD; the research and development services through completion of the first proof of mechanism and non-exclusive research and development license for ALS and FTD; the research and development services through completion of the first proof of mechanism and non-exclusive research and development license for SCA3; and the research and preclinical development services and right to exclusively license the Category 2 Programs, the Company determined the standalone selling price using estimates of the costs to perform the research and development services, including expected internal and external costs for services and supplies, adjusted to reflect a profit margin. The total estimated cost of the research and development services reflected the nature of the services to be performed and the Company’s best estimate of the length of time required to perform the services. For the

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

performance obligations associated with the material right provided for the exclusive option to license, co-develop and co-commercialize HD; the material right provided for the exclusive option to license, co-develop and co-commercialize ALS and FTD; and the material right provided for the exclusive option to license, co-develop and co-commercialize SCA3, the Company estimated the standalone fair value of the option to license each Category 1 Program utilizing an adjusted market assessment approach, and determined that any standalone fair value in excess of the amounts to be paid by Takeda associated with each option represented a material right.

Revenue associated with the research and development services for each Category 1 Program performance obligation is being recognized as the research and development services are provided using an input method, according to the costs incurred on each Category 1 Program and the total costs expected to be incurred to satisfy each Category 1 Program performance obligation. Revenue associated with the research and preclinical development services for the Category 2 Programs performance obligation is being recognized as the research and preclinical development services are provided using an input method, according to the costs incurred on Category 2 Programs and the total costs expected to be incurred to satisfy the performance obligation. The transfer of control for these performance obligations occurs over time and, in management’s judgment, this input method is the best measure of progress towards satisfying the performance obligations. The amount allocated to the material right for each Category 1 Program option will be recognized on the date that Takeda exercises each respective option, or immediately as each option expires unexercised. The amounts received that have not yet been recognized as revenue are recorded in deferred revenue on the Company’s consolidated balance sheet.

During the years ended December 31, 2019 and 2018, the Company recognized revenue of $8.8 million and $9.6 million, respectively, in the Company’s consolidated statements of operations and comprehensive loss under the Takeda Collaboration Agreement. No revenue was earned in 2017 under the Takeda Collaboration Agreement as it became effective in April 2018. The aggregate amount of the transaction price allocated to the Company’s unsatisfied and partially unsatisfied performance obligations and recorded in deferred revenue at December 31, 2019 is $151.6 million, of which $88.2 million is included in current liabilities. The Company expects to recognize revenue for the portion of the deferred revenue that relates to the research and development services for each Category 1 Program and the Category 2 Programs as costs are incurred over the remaining research term. The Company expects to recognize revenue for the portion of the deferred revenue that relates to the material right for each Category 1 Program option upon Takeda’s exercise of such option, or immediately as each option expires unexercised. The aggregate amount of the transaction price included in accounts receivable at December 31, 2019 is $50.0 million, of which $20.0 million is included in current assets.

6. SHARE CAPITAL

The following represents the historical ordinary share transactions of the Company from December 31, 2016 through December 31, 2019:

•

In April 2017, the Company closed a follow-on underwritten public offering of 4,166,667 ordinary shares at a purchase price of $24.00 per share for gross proceeds of $100.0 million. The net proceeds from this issuance were $93.5 million after deducting underwriting discounts and commissions and other offering expenses.

•

In April 2018, the Company issued 1,096,892 ordinary shares to Takeda under the Takeda Collaboration Agreement (Note 5) at a purchase price of $54.70 per share, for an aggregate purchase price of $60.0 million.

•	In January 2019, the Company closed a follow-on underwritten public offering of 3,950,000 ordinary shares at a purchase price of $38.00 per share for gross proceeds of $150.1 million, and in February

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

2019 the Company closed on the sale of an additional 592,500 ordinary shares (collectively, the “January 2019 Offering”) for gross proceeds of an additional $22.5 million. The net proceeds to the Company from the January 2019 Offering were $161.8 million, after deducting underwriting discounts and commissions and offering expenses.

Features of the Series A Preferred Shares and Ordinary Shares

The Series A preferred shares and ordinary shares have no par value and there is no concept of authorized share capital under Singapore law. The Series A preferred shares are not redeemable.

Voting

The holders of Series A preferred shares are not entitled to vote on any of the matters proposed to shareholders, other than as specified in the Company’s Constitution. The holders of ordinary shares are entitled to one vote for each ordinary share held at all meetings of shareholders and written actions in lieu of meetings.

Dividends

All dividends, if any, shall be declared and paid pro rata according to the number of shares held by each member entitled to receive dividends. The Company’s board of directors may deduct from any dividend all sums of money presently payable by the member to the Company on account of calls.

Liquidation

In the event of a liquidation, dissolution or winding up of, or a return of capital by the Company, the ordinary shares will rank equally with the Series A preferred shares after the payment of the liquidation preference of an aggregate of approximately $10 thousand for Series A preferred shares.

7. SHARE-BASED COMPENSATION

In December 2014, the Company’s board of directors adopted the Wave Life Sciences Ltd. 2014 Equity Incentive Plan (the “2014 Plan”), and reserved 1,763,714 ordinary shares for issuance under this plan, which was increased to 5,064,544 in 2015, to 6,064,544 in 2017, to 6,943,344 in 2018, and to 7,971,331 in 2019. The 2014 Plan authorizes the board of directors or a committee of the board to grant incentive share options, non-qualified share options, share appreciation rights, restricted awards, which include restricted shares and restricted share units (“RSUs”), and performance awards to eligible employees, consultants and directors of the Company. The Company accounts for grants to its board of directors as grants to employees.

As of December 31, 2019, 1,081,856 ordinary shares remained available for future grant under the 2014 Plan.

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

Share option activity under the 2014 Plan is summarized as follows:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)(1)
Outstanding as of January 1, 2019	4,016,590	$19.47
Granted	163,200	21.89
Exercised	(213,556)	12.20
Forfeited or cancelled	(127,685)	32.47

Outstanding as of December 31, 2019	3,838,549	$19.54	6.13	$7,530

Options exercisable as of December 31, 2019	2,972,764	$15.17	5.75	$7,530

(1)

The aggregate intrinsic value of options is calculated as the difference between the exercise price of the share options and the fair value of the Company’s ordinary shares for those share options that had exercise prices lower than the fair value of the ordinary shares as of the end of the period.

Options generally vest over periods of one to four years, and options that are forfeited or cancelled are available to be granted again. The contractual life of options is generally five or ten years from the grant date.

The assumptions used in the Black-Scholes option pricing model to determine the fair value of share options granted to employees during the period were as follows:

	For the Year Ended December 31,
	2019	2018	2017
Risk-free interest rate	1.34% - 2.62%	2.49% - 3.01%	1.49% - 2.23%
Expected term (in years)	3.00 - 6.11	3.00 - 6.25	3.00 - 6.25
Expected volatility	68% - 74%	64% - 71%	69% - 72%
Expected dividend yield	0%	0%	0%

The options that were granted to non-employees in 2015 were fully vested as of December 31, 2018. There have been no additional options granted to non-employees since 2015.

RSU activity for the year ended December 31, 2019 is summarized as follows:

	RSUs	Average Grant Date Fair Value (in dollars per share)
Outstanding as of January 1, 2019	408,521	$37.16
Granted	1,566,855	42.71
Vested	(112,437)	36.61
Forfeited	(111,077)	42.69

RSUs Outstanding at December 31, 2019	1,751,862	$41.81

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

Of the RSUs granted, 567,915 were time-based RSUs and 998,940 were performance-based RSUs. Vesting of these performance-based RSUs is contingent on the occurrence of certain regulatory and commercial milestones. Time-based RSUs generally vest over periods of one to four years. RSUs that are forfeited are available to be granted again. The Company did not recognize an expense in 2019 related to the performance-based RSUs as the related milestones were not considered probable of achievement.

As of December 31, 2019, the unrecognized compensation cost related to outstanding options was $17.1 million for employees. The unrecognized compensation cost related to outstanding options for employees is expected to be recognized over a weighted-average period of approximately 1.94 years. For the years ended December 31, 2019, 2018 and 2017, the weighted-average grant date fair value per granted option was $11.95, $27.90 and $16.58, respectively. The aggregate fair value of options that vested during the years ended December 31, 2019, 2018 and 2017, was $15.2 million, $9.3 million and $11.5 million, respectively. The unrecognized compensation costs related to outstanding time-based RSUs was $23.7 million as of December 31, 2019, and is expected to be recognized over a weighted-average period of approximately 2.76 years. The total fair value of RSUs vested during the years ended December 31, 2019, 2018, and 2017 was $4.2 million, $1.8 million, and $0.4 million, respectively.

Share-based compensation expense for the years ended December 31, 2019, 2018 and 2017 is classified as operating expenses in the consolidated statements of operations and comprehensive loss as follows:

	For the Year Ended December 31,
	2019	2018	2017
	(in thousands)
Research and development expenses	$9,479	$9,172	$7,670
General and administrative expenses	10,030	6,424	4,473

Total share-based compensation expense	$19,509	$15,596	$12,143

There was no share-based compensation expense recorded for the year ended December 31, 2019 related to options granted to non-employees. Of the total share-based compensation expense recorded for the years ended December 31, 2018 and 2017, $1.4 million and $2.9 million, respectively, related to options granted to non-employees, all of which is included in research and development expenses on the consolidated statements of operations and comprehensive loss.

8. LEASES

Lease Arrangements

The Company enters into lease arrangements for its facilities. A summary of the arrangements is as follows:

Operating Leases

On September 26, 2016, and as amended on December 31, 2016, the Company entered into a 10 year and 9 month lease, which includes two successive five-year renewal options, for its facility in Lexington, Massachusetts, which the Company uses primarily for its current good manufacturing practices (“cGMP”) manufacturing, as well as for additional laboratory and office space. Throughout the term of the lease, the Company is responsible for paying certain costs and expenses, in addition to the rent, as specified in the lease, including a proportionate share of applicable taxes, operating expenses and utilities. As required under the terms of the lease agreement, the Company has placed restricted cash of $2.6 million in a separate bank account at December 31, 2019 and 2018.

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

As of December 31, 2018, the Company had received $11.4 million of tenant improvement allowances, which was the maximum amount allowed per the lease for the Lexington, Massachusetts facility. In applying the ASC 842 transition guidance, the Company utilized the operating lease classification and recorded a lease liability and a right-of-use asset on the ASC 842 effective date, with the lease incentive obligation being de-recognized and serving to reduce the right-of-use asset.

In April 2015, the Company entered into a lease agreement for an office and laboratory facility in Cambridge, Massachusetts, which commenced in October 2015 with a term of 7.5 years with a five-year renewal option to extend the lease. As required under the terms of the lease agreement, the Company has placed restricted cash of $1.0 million in a separate bank account at December 31, 2019 and 2018. In applying the ASC 842 transition guidance, the Company utilized the operating lease classification and recorded lease liability and a right-of-use asset on the ASC 842 effective date.

The following table contains a summary of the lease costs recognized under ASC 842 and other information pertaining to the Company’s operating leases for the year ended December 31, 2019:

For the Year Ended December 31, 2019
(in thousands)
Lease cost
Operating lease cost	$4,472

Total lease cost	$4,472

Other information
Operating cash flows used for operating leases	$5,675
Operating lease liabilities arising from obtaining right-of-use assets	$—
Weighted average remaining lease term	7.3 years
Weighted average discount rate	8.5%

Future minimum lease payments under the Company’s non-cancelable operating leases as of December 31, 2019, are as follows:

As of December 31, 2019
(in thousands)
2020	$5,846
2021	6,021
2022	6,201
2023	5,236
2024	5,002
Thereafter	15,925

Total lease payments	$44,231
Less: imputed interest	(11,684)

Total operating lease liabilities	$32,547

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

Future minimum lease payments under the Company’s non-cancelable operating leases as of December 31, 2018, are as follows:

As of December 31, 2018
(in thousands)
2019	$5,675
2020	5,846
2021	6,021
2022	6,201
2023	5,236
Thereafter	20,927

Total lease payments	$49,906

The Company recorded rent expense of $4.5 million, $4.9 million and $5.6 million for the years ended December 31, 2019, 2018 and 2017, respectively.

9. COMMITMENTS AND CONTINGENCIES

Unasserted Claims

In the ordinary course of business, the Company may be subject to legal proceedings, claims and litigation as the Company operates in an industry susceptible to patent and other legal claims. The Company accounts for estimated losses with respect to legal proceedings and claims when such losses are probable and estimable. Legal costs associated with these matters are expensed when incurred. The Company is not currently a party to any material legal proceedings.

10. NET LOSS PER ORDINARY SHARE

Basic loss per share is computed by dividing net loss attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding:

	Year Ended December 31,
	2019	2018	2017
	(in thousands except share and per share data)
Numerator:
Net loss attributable to ordinary shareholders	$(193,638)	$(146,653)	$(101,980)

Denominator:
Weighted-average ordinary shares outstanding	33,866,487	28,970,404	26,513,382

Net loss per share, basic and diluted	$(5.72)	$(5.06)	$(3.85)

The Company’s potentially dilutive shares, which include outstanding share options to purchase ordinary shares and restricted share units, are considered to be ordinary share equivalents and are only included in the calculation of diluted net loss per share when their effect is dilutive.

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

The following potential ordinary shares, presented based on amounts outstanding at each period end, were excluded from the calculation of diluted net loss per share attributable to ordinary shareholders for the periods indicated because including them would have had an anti-dilutive effect:

	As of December 31,
	2019	2018
Options to purchase ordinary shares	3,838,549	4,016,590
RSUs	1,751,862	408,521
Series A preferred shares	3,901,348	3,901,348

11. INCOME TAXES

The components of loss before income taxes were as follows:

	Year Ended December 31,
	2019	2018	2017
	(in thousands)
Singapore	$(5,931)	$(14,523)	$(76,696)
Rest of world	(187,707)	(132,061)	(24,442)

Loss before income taxes	$(193,638)	$(146,584)	$(101,138)

During the year ended December 31, 2019, the Company recorded no income tax provision. During the years ended December 31, 2018 and 2017, the Company recorded an income tax provision of $0.1 million and $0.8 million, respectively. The 2018 income tax provision was due to adjustments related to the filing of the Company’s 2017 tax returns with the relevant tax authorities. The 2017 tax provision was due to the Company’s establishment of a valuation allowance against the Company’s U.S. deferred tax assets, as well as income generated under research and management services arrangements between the Company’s U.S. and Singapore entities, which is taxed in the United States.

During the year ended December 31, 2019, the Company recorded no income tax benefit for the net operating losses incurred in Singapore, the United States, and the United Kingdom, due to uncertainty regarding future taxable income in those jurisdictions. During the year ended December 31, 2018, the Company recorded no income tax benefit for the net operating losses incurred in Singapore, the United States, Japan and the United Kingdom, due to uncertainty regarding future taxable income in those jurisdictions. During the year ended December 31, 2017, the Company recorded no income tax benefit for the net operating losses incurred in Singapore and the United Kingdom, due to uncertainty regarding future taxable income in those jurisdictions. In May 2016, the Company established a wholly-owned subsidiary in Ireland, however no income tax expense or benefit has been recorded during the years ended December 31, 2019, 2018 or 2017.

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

The components of the benefit (provision) for income taxes were as follows:

	Year Ended December 31,
	2019	2018	2017
	(in thousands)
Current benefit (provision) for income taxes:
Singapore	$—	$(4)	$199
Rest of world	—	(65)	(133)

Total current benefit (provision) for income taxes	$—	$(69)	$66

Deferred benefit (provision) for income taxes:
Singapore	$—	$—	$(134)
Rest of world	—	—	(774)

Total deferred benefit (provision) for income taxes	$—	$—	$(908)

Total benefit (provision) for income taxes	$—	$(69)	$(842)

A reconciliation of the Singapore statutory income tax rate to the Company’s effective income tax rate is as follows:

	Year Ended December 31,
	2019	2018	2017
Singapore statutory income tax rate	17.0%	17.0%	17.0%
Federal and state tax credits	9.4	6.6	5.7
Permanent differences	(1.5)	(0.3)	(2.6)
Changes in reserves for uncertain tax positions	(3.2)	(2.3)	(3.5)
Foreign rate differential	7.0	7.8	2.8
Tax rate change	(0.4)	(0.3)	(0.9)
Other	1.3	0.2	0.4
Change in deferred tax asset valuation allowance	(29.6)	(28.7)	(19.7)

Effective income tax rate	—	—	(0.8)%

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

The components of the Company’s deferred tax assets and liabilities as of December 31, 2019 and 2018 are as follows:

	December 31,
	2019	2018
	(in thousands)
Deferred tax assets:
Net operating loss carryforwards	$89,585	$58,661
Federal and state tax credits	31,336	13,783
Accrued expenses	—	4,276
Share-based compensation	6,342	3,811
Accumulated amortization	11,169	18,829
Operating lease liabilities	8,892	—
Deferred revenue	14,299	—
Other	424	1,267

Total deferred tax assets	162,047	100,627
Valuation allowance	(156,680)	(99,438)

Net deferred tax assets	5,367	1,189
Deferred tax liabilities:
Operating lease right-of-use assets	(4,945)	—
Accumulated depreciation	(422)	(1,155)
Other	—	(34)

Total deferred tax liabilities	(5,367)	(1,189)

Net deferred tax assets (liabilities)	$—	$—

A roll-forward of the valuation allowance for the years ended December 31, 2019 and 2018 is as follows:

	Year Ended December 31,
	2019	2018
	(in thousands)
Balance at beginning of year	$99,438	$36,069
Increase in valuation allowance	57,235	63,337
Reversal of valuation allowance	—	—
Effect of foreign currency translation	7	32

Balance at end of year	$156,680	$99,438

As of December 31, 2019, the Company had federal net operating loss carryforwards in the United States of $137.1 million, $135.1 million of which may be available to offset future income tax liabilities indefinitely, while $2.0 million of carryforwards that were in existence as of December 31, 2017 may offset future income tax liabilities up through 2037. As of December 31, 2019, the Company had state net operating loss carryforwards of $127.8 million that will begin to expire in 2038. As of December 31, 2019 and 2018, the Company has U.S. federal research and development tax credit carryforwards of approximately $8.9 million and $6.2 million, respectively, available to offset future U.S. federal income taxes and will begin to expire in 2031. As of December 31, 2019 and 2018, the Company has state research and development tax credit carryforwards of approximately $6.3 million and $1.8 million, respectively, available to offset future state income taxes and will begin to expire in 2033, and state investment tax credit carryforwards of $1.1 million and $0.9 million, respectively, that will begin to expire in 2020. As of December 31, 2019, the Company had a U.S. orphan drug credit carryforward of $16.6 million that will begin to expire in 2037.

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

As of December 31, 2019 and 2018, the Company has net operating loss carryforwards in Japan of $2.9 million and $2.9 million, respectively, which may be available to offset future income tax liabilities and begin to expire in 2023.

As of December 31, 2019 and 2018, the Company has net operating loss carryforwards in Singapore of $171.6 million and $161.3 million, respectively, which may be available to offset future income tax liabilities and can be carried forward indefinitely.

As of December 31, 2019 and 2018, the Company has net operating loss carryforwards in the United Kingdom of $133.1 million and $46.4 million, which may be available to offset future income tax liabilities and can be carried forward indefinitely.

The Company has evaluated the positive and negative evidence bearing upon its ability to realize its deferred tax assets. As of December 31, 2019, management has considered the Company’s history of cumulative net losses incurred since inception and its lack of commercialization of any products or generation of any revenue from product sales since inception and has concluded that it is more likely than not that the Company will not realize the benefits of the deferred tax assets in all jurisdictions. Accordingly, a full valuation allowance has been established against those deferred tax assets as of December 31, 2019.

The valuation allowance increased by approximately $57.2 million in 2019, $63.3 million in 2018 and $20.1 million in 2017 primarily as a result of operating losses generated with no corresponding financial statement benefit. The Company may release this valuation allowance when management determines that it is more-likely-than-not that the deferred tax assets will be realized. Any release of valuation allowance will be recorded as a tax benefit either increasing net income or decreasing net loss.

The Company’s reserves related to taxes and its accounting for uncertain tax positions are based on a determination of whether and how much of a tax benefit taken by the Company in its tax filings or positions is more-likely-than-not to be realized following resolution of any potential contingencies present related to the tax benefit.

A summary of activity in the Company’s unrecognized tax benefits is as follows:

	2019	2018	2017
	(in thousands)
Unrecognized tax benefit at the beginning of the year	$10,219	$6,207	$2,343
Tax positions related to prior years	(14)	430	—
Tax positions related to statute lapse	(23)	—	—
Tax positions related to the current year	6,500	3,582	3,864

Unrecognized tax benefit at the end of the year	$16,682	$10,219	$6,207

As of December 31, 2019, 2018 and 2017, the total amount of gross unrecognized tax benefits, which excludes interest and penalties, was $16.7 million, $10.2 million and $6.2 million, respectively. At December 31, 2019, $1.0 million of the net unrecognized tax benefits would affect the Company’s annual effective tax rate if recognized.

The Company anticipates that $0.9 million of the total unrecognized tax benefits at December 31, 2019 will decrease within the next twelve months due to a statute lapse.

The Company’s policy is to record interest and penalties related to uncertain tax positions as part of its income tax provision. As of December 31, 2019 and 2018, the Company had recorded less than $0.1 million of interest or penalties related to uncertain tax positions.

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

The Company files income tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by various tax authorities in the United States, Japan, Singapore and the United Kingdom. Tax years from 2016 to the present are still open to examination in the United States, from 2015 to the present in Japan, from 2015 to the present in Singapore and from 2017 to the present in the United Kingdom. To the extent that the Company has tax attribute carryforwards, the tax years in which the attribute was generated may still be adjusted upon examination by the tax authorities to the extent utilized in a future period.

As of December 31, 2019 and 2018, $17.2 million and $53.0 million, respectively, of cash was held by the subsidiaries outside of Singapore. The Company does not provide for Singapore income tax or foreign withholding taxes on foreign unrepatriated earnings, as the Company intends to permanently reinvest undistributed earnings in its foreign subsidiaries. If the Company decides to change this assertion in the future to repatriate any additional foreign earnings, the Company may be required to accrue and pay taxes. Because of the complexity of Singapore and foreign tax rules applicable to the distribution of earnings from foreign subsidiaries to Singapore, the determination of the unrecognized deferred tax liability on these earnings is not practicable.

Utilization of the net operating loss carryforwards and research and development tax credit carryforwards in the United States may be subject to a substantial annual limitation under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), due to ownership changes that have occurred previously or that could occur in the future. These ownership changes may limit the amount of carryforwards that can be utilized annually to offset future taxable income. In general, an ownership change, as defined by Section 382, results from transactions increasing the ownership of certain shareholders or public groups in the shares of a corporation by more than 50% over a three-year period. In 2018, the Company completed a study to assess whether an ownership change has occurred or whether there have been multiple ownership changes since its formation. The results of this study indicated that the Company experienced ownership changes as defined by Section 382 of the Code. Based on the results of the study, management has determined that the limitations will not have a material impact on the Company’s ability to utilize its net operating losses and research and development credit carryforwards to offset future tax liabilities. Should an ownership change have occurred after December 31, 2018 or occur in the future, the Company’s ability to utilize its net operating losses and research and development tax credit carryforwards may be limited.

12. EMPLOYEE BENEFIT PLANS

The Company has a 401(k) retirement and savings plan (the “401(k) Plan”) covering employees of Wave USA. The 401(k) Plan allows employees to make contributions up to the maximum allowable amount set by the Internal Revenue Service. Under the 401(k) Plan, the Company may make discretionary contributions as approved by the board of directors. The Company made contributions of $1.0 million, $0.7 million, and $0.4 million in the years ended December 31, 2019, 2018, and 2017 respectively.

13. RELATED PARTIES

The Company had the following related party transactions for the periods presented in the accompanying consolidated financial statements, which have not otherwise been discussed in these notes to the consolidated financial statements:

•

The Company held cash of $0.1 million in depository accounts with Kagoshima Bank, Ltd., an affiliate of the Company’s shareholders, Kagoshima Shinsangyo Sousei Investment Limited Partnership, as of December 31, 2017. These depository accounts were closed during the three months ended March 31, 2018.

Wave Life Sciences Ltd. and its Subsidiaries

Consolidated Financial Statements

Year ended December 31, 2019

•

Pursuant to the terms of various service agreements with Shin Nippon Biomedical Laboratories Ltd., one of the Company’s shareholders, and its affiliates (together “SNBL”), the Company paid SNBL $1.3 million and $0.5 million for the nine months ended September 30, 2018 and the year ended December 31, 2017, respectively, for contract research services provided to the Company and its affiliates. Effective as of October 1, 2018, our contract research services arrangement with SNBL ended.

•

In 2012, the Company entered into a consulting agreement for scientific advisory services with Dr. Gregory L. Verdine, one of the Company’s founders and a member of the Company’s board of directors. The consulting agreement does not have a specific term and may be terminated by either party upon 14 days’ prior written notice. Pursuant to the consulting agreement, the Company pays Dr. Verdine approximately $13 thousand per month, plus reimbursement for certain expenses.

14. SELECTED QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

Selected quarterly results from operations for the years ended December 31, 2019 and 2018 are as follows:

	2019 Quarter Ended
	March 31	June 30	September 30	December 31
	(in thousands, except for per share data)
Revenues	$3,026	$7,628	$2,929	$2,400
Operating expenses	51,014	53,245	57,108	62,933
Loss from operations	(47,988)	(45,617)	(54,179)	(60,533)
Net loss	(44,200)	(41,942)	(50,726)	(56,770)
Basic and diluted net loss per ordinary share	$(1.36)	$(1.22)	$(1.48)	$(1.65)

	2018 Quarter Ended
	March 31	June 30	September 30	December 31
	(in thousands, except for per share data)
Revenues	$1,422	$4,879	$4,493	$3,620
Operating expenses	37,197	41,452	42,725	52,563
Loss from operations	(35,775)	(36,573)	(38,232)	(48,943)
Net loss	(35,241)	(35,894)	(37,631)	(37,887)
Basic and diluted net loss per ordinary share	$(1.26)	$(1.23)	$(1.28)	$(1.29)

15. SUBSEQUENT EVENT

On February 6, 2020, the Company implemented a plan to reduce operating costs and better align its workforce with the needs of its business following the Company’s December 16, 2019 announcement of its decision to discontinue the suvodirsen program for patients with Duchenne muscular dystrophy (“DMD”) and to cease development of the Company’s other DMD programs. Under this cost reduction plan, the Company reduced its workforce by approximately 22%. The Company estimates that it will incur one-time restructuring charges of approximately $3.5 million, including employee severance, benefits and related termination costs, the majority of which it expects to pay in the first quarter of 2020.

Wave Life Sciences Ltd. and its Subsidiaries

Supplementary Financial Information

Year ended December 31, 2019

Supplementary Financial Information of Wave Life Sciences Ltd. (Parent Company)

WAVE LIFE SCIENCES LTD.

BALANCE SHEETS

(In thousands, except share amounts)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$129,960	$121,853
Intercompany accounts receivable	1,229	121
Prepaid expenses	1,667	703
Other current assets	201	462

Total current assets	133,057	123,139
Long-term assets:
Investment in subsidiary—Wave USA	—	—
Investment in subsidiary—Wave UK	—	—
Investment in subsidiary—Wave Japan	2,914	2,918

Total long-term assets	2,914	2,918

Total assets	$135,971	$126,057

Liabilities, Series A preferred shares and shareholders’ equity
Current liabilities:
Accounts payable	$540	$516
Intercompany accounts payable	5,179	8,493
Accrued expenses and other current liabilities	1,039	392
Current portion of deferred revenue	1,482	6,802

Total current liabilities	8,240	16,203
Long-term liabilities:
Deferred revenue, net of current portion	—	1,851

Total long-term liabilities	—	1,851

Total liabilities	$8,240	$18,054

Series A preferred shares, no par value; 3,901,348 shares issued and outstanding at December 31, 2019 and 2018	$7,874	$7,874

Shareholders’ equity:
Ordinary shares, no par value; 34,340,690 and 29,472,197 shares issued and outstanding at December 31, 2019 and 2018, respectively	539,547	375,148
Additional paid-in capital	11,928	10,744
Accumulated deficit	(431,618)	(285,763)

Total shareholders’ equity	119,857	100,129

Total liabilities, Series A preferred shares and shareholders’ equity	$135,971	$126,057

The accompanying notes are an integral part of the supplementary financial information.

Wave Life Sciences Ltd.

Notes to Supplementary Financial Information

Year ended December 31, 2019

Wave Life Sciences Ltd.

Notes to Supplementary Financial Information

1. DOMICILE AND ACTIVITIES

Wave Life Sciences Ltd. (the “Parent”), formerly Wave Life Sciences Pte. Ltd., registration number 201218209G, is a company incorporated in the Republic of Singapore on July 23, 2012. The Parent’s registered office is located at 7 Straits View #12-00, Marina One East Tower, Singapore 018936. The Parent was incorporated with the purpose of combining two commonly held companies, Wave Life Sciences USA, Inc. (“Wave USA”), a Delaware corporation (formerly Ontorii, Inc.), and Wave Life Sciences (Japan) (“Wave Japan”), a company organized under the laws of Japan (formerly Chiralgen., Ltd.), which occurred on September 13, 2012. On May 31, 2016, Wave Life Sciences Ireland Limited (“Wave Ireland”) was formed as a wholly-owned subsidiary of Wave Life Sciences Ltd. On April 3, 2017, Wave Life Sciences UK Limited (“Wave UK”) was formed as a wholly-owned subsidiary of Wave Life Sciences Ltd.

On November 5, 2015, the Parent converted from a Singapore private company limited by shares to a Singapore public company limited by shares. In connection with this conversion, the Parent changed its name from “Wave Life Sciences Pte. Ltd.” to “Wave Life Sciences Ltd.”

Wave Life Sciences Ltd. (together with its subsidiaries, “Wave” or the “Company”) is a clinical-stage genetic medicines company committed to delivering life-changing treatments for people battling devastating diseases. Using PRISM, Wave’s proprietary discovery and drug development platform that enables the precise design, optimization and production of novel stereopure oligonucleotides, the Company aspires to develop best in class medicines for genetically defined diseases with a high degree of unmet need.

The Company’s primary activities since inception have been developing PRISM to design, develop and commercialize oligonucleotide therapeutics, advancing the Company’s Central Nervous System (“CNS)” business, building the Company’s research and development activities in ophthalmology and hepatic, advancing programs into the clinic, furthering clinical development of such clinical-stage programs, building the Company’s intellectual property, and assuring adequate capital to support these activities.

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation

In order to comply with the requirements of the Singapore Companies Act, the Parent must present supplementary balance sheets comprised solely from the standalone accounts of Wave Life Sciences Ltd., the Parent company. This supplementary financial information is presented on page F-29.

The Parent applied to the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”) for an exemption from preparing its 2019 Singapore Statutory Financial Statements in accordance with Singapore Financial Reporting Standards. The Parent applied for this exemption because it is listed on the Nasdaq and therefore is required to prepare its audited annual consolidated financial statements in accordance with the Generally Accepted Accounting Principles of the United States (“U.S. GAAP”) in order to maintain its listing on Nasdaq. These U.S. GAAP annual consolidated financial statements (“U.S. GAAP consolidated financials”) were included in the Form 10-K, which was filed with the Securities and Exchange Commission (“SEC”) on March 2, 2020. The Parent received the exemption from ACRA and therefore the Singapore Statutory Financial Statements were prepared in accordance with U.S. GAAP, except as noted in the paragraph entitled “Investment in Subsidiaries.” The U.S. GAAP consolidated financials are included in these Singapore Statutory Financial Statements on pages F-1 to F-34.

Wave Life Sciences Ltd.

Notes to Supplementary Financial Information

Year ended December 31, 2019

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Functional and presentation currency

This supplementary financial information is presented in U.S. dollars, which is the Parent’s functional currency.

Investment in Subsidiaries

For the purposes of the supplementary financial information provided as a part of the Singapore Statutory Financial Statements, the Parent did not consolidate its investments in subsidiaries and reported these investments as separate lines in the Parent’s standalone balance sheet. The Parent’s investment in each subsidiary is accounted for by either increasing its initial investment in each subsidiary by that subsidiary’s net income for each financial year or by decreasing its initial investment in each subsidiary by that subsidiaries net loss for each financial year to the extent of the initial investment of the subsidiary. U.S. GAAP requires that a Parent’s investments in subsidiaries be consolidated.

Cash Equivalents

The Parent considers all highly liquid securities with original final maturities of three months or less from the date of purchase to be cash equivalents. Cash equivalents are comprised of funds in money market accounts.

Reclassifications

The Parent has reclassified certain prior period financial statement amounts to conform to its current period presentation. These reclassifications have not changed the results of operations of prior periods.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the supplementary financial information. Significant estimates and assumptions reflected in the supplementary financial information include the assumptions used to determine the fair value of share-based awards, the Parent’s revenue recognition policy, particularly, (a) assessing the number of performance obligations; (b) determining the transaction price; (c) allocating the transaction price to the performance obligations in the contract; and (d) determining the pattern over which performance obligations are satisfied, including estimates to complete performance obligations, and the valuation allowance required for the Parent’s deferred tax assets and determining uncertain tax positions and the related liabilities. Estimates are periodically reviewed in light of changes in circumstances, facts and experience. Actual results could differ from the Parent’s estimates.

Going Concern

At each reporting period, the Parent evaluates whether there are conditions or events that raise substantial doubt about the Parent’s ability to continue as a going concern within one year after the date that the financial statements are issued. The Parent is required to make certain additional disclosures if it concludes substantial doubt exists and it is not alleviated by the Parent’s plans or when its plans alleviate substantial doubt about the Parent’s ability to continue as a going concern. The Parent’s evaluation entails analyzing prospective operating budgets and forecasts for expectations of the Parent’s cash needs and comparing those needs to the current cash and cash equivalents balance.

Wave Life Sciences Ltd.

Notes to Supplementary Financial Information

Year ended December 31, 2019

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The Parent is required to disclose information on all assets and liabilities reported at fair value that enables an assessment of the inputs used in determining the reported fair values. The fair value hierarchy is a hierarchy of inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the financial instrument based on market data obtained from sources independent of the Parent. Unobservable inputs are inputs that reflect the Parent’s assumptions about the inputs that market participants would use in pricing the financial instrument and are developed based on the information available in the circumstances. The fair value hierarchy applies only to the valuation inputs used in determining the reported fair value of the investments and is not a measure of the investment credit quality. The hierarchy defines three levels of valuation inputs:

Level 1—Unadjusted quoted prices in active markets that are accessible at the measurement date of identical, unrestricted assets.

Level 2—Quoted prices for similar assets, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes investments valued at quoted prices adjusted for legal or contractual restrictions specific to the security.

Level 3—Pricing inputs are unobservable for the asset, that is, inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset. Level 3 includes private investments that are supported by little or no market activity.

Cash and cash equivalents are Level 1 assets which are comprised of funds held in checking and money market accounts. Cash and cash equivalents were recorded at fair value as of December 31, 2019 and 2018, totaling $130.0 million and $121.9 million, respectively. The carrying amounts of accounts payable and accrued expenses approximate their fair values due to their short-term maturities. Accounts receivable relate to the Parent’s collaboration agreement.

Given their related party nature, intercompany accounts receivables and intercompany accounts payables were transacted based upon terms and amounts set forth between the Parent and its subsidiaries.

Concentration of Credit Risk

Cash and cash equivalents are financial instruments that potentially subject the Parent to concentration of credit risk. The Parent uses high quality, accredited financial institutions to maintain its cash and cash equivalents and, accordingly, such funds are subject to minimal credit risk. The Parent has not experienced any losses in such accounts and management believes that the Parent is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held. The Parent has no financial instruments with off-balance sheet risk of loss.

Revenue Recognition

Effective January 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”), using the full retrospective transition method. As a result of adopting ASC 606 on January 1, 2018, the Company revised its comparative financial statements for the prior year as if ASC 606 had been effective for that period.

Wave Life Sciences Ltd.

Notes to Supplementary Financial Information

Year ended December 31, 2019

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

This standard applies to all contracts with customers, except for contracts that are within the scope of other standards, such as leases, insurance, and financial instruments. Under ASC 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the entity performs the following five-step analysis: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step analysis to contracts when it is probable that the entity will collect the consideration to which it is entitled in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract, determines those that are performance obligations, and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

The Company has entered into collaboration agreements for research, development, and commercial services, under which the Company licenses certain rights to its product candidates to third parties. The terms of these arrangements typically include payment to the Company of one or more of the following: non-refundable, upfront license fees; reimbursement of certain costs; customer option exercise fees; development, regulatory and commercial milestone payments; and royalties on net sales of licensed products. Any variable consideration is constrained and, therefore, the cumulative revenue associated with this consideration is not recognized until it is deemed not to be at significant risk of reversal.

In determining the appropriate amount of revenue to be recognized as the Parent fulfills its obligations under each of its agreements for which the collaboration partner is also a customer, the Parent performs the following steps: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Parent satisfies each performance obligation. As part of the accounting for these arrangements, the Parent must use significant judgment to determine: (a) the number of performance obligations based on the determination under step (ii) above; (b) the transaction price under step (iii) above; and (c) the timing of satisfaction of performance obligations as a measure of progress in step (v) above. The Parent uses significant judgment to determine whether milestones or other variable consideration, except for royalties, should be included in the transaction price as described further below. The transaction price is allocated to the optional goods and services the Parent expects to provide. The Parent uses estimates to determine the timing of satisfaction of performance obligations.

Amounts received prior to being recognized as revenue are recorded as deferred revenue. Amounts expected to be recognized as revenue within the 12 months following the balance sheet date are classified as current portion of deferred revenue in the accompanying consolidated balance sheets. Amounts not expected to be recognized as revenue within the 12 months following the balance sheet date are classified as deferred revenue, net of current portion.

Wave Life Sciences Ltd.

Notes to Supplementary Financial Information

Year ended December 31, 2019

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Licenses of intellectual property: In assessing whether a promise or performance obligation is distinct from the other promises, the Parent considers factors such as the research, development, manufacturing and commercialization capabilities of the customer and the availability of the associated expertise in the general marketplace. In addition, the Parent considers whether the customer can benefit from a promise for its intended purpose without the receipt of the remaining promise, whether the value of the promise is dependent on the unsatisfied promise, whether there are other vendors that could provide the remaining promise, and whether it is separately identifiable from the remaining promise. For licenses that are combined with other promises, the Parent utilizes judgment to assess the nature of the combined performance obligation to determine whether the combined performance obligation is satisfied over time or at a point in time and, if over time, the appropriate method of measuring progress for purposes of recognizing revenue. The Parent evaluates the measure of progress each reporting period and, if necessary, adjusts the measure of performance and related revenue recognition.

Research and development services: If an arrangement is determined to contain a promise or obligation for the Parent to perform research and development services, the Parent must determine whether these services are distinct from other promises in the arrangement. In assessing whether the services are distinct from the other promises, the Parent considers the capabilities of the customer to perform these same services. In addition, the Parent considers whether the customer can benefit from a promise for its intended purpose without the receipt of the remaining promise, whether the value of the promise is dependent on the unsatisfied promise, whether there are other vendors that could provide the remaining promise, and whether it is separately identifiable from the remaining promise. For research and development services that are combined with other promises, the Parent utilizes judgment to assess the nature of the combined performance obligation to determine whether the combined performance obligation is satisfied over time or at a point in time and, if over time, the appropriate method of measuring progress for purposes of recognizing revenue. The Parent evaluates the measure of progress each reporting period and, if necessary, adjusts the measure of performance and related revenue recognition.

Customer options: If an arrangement is determined to contain customer options that allow the customer to acquire additional goods or services, the goods and services underlying the customer options are not considered to be performance obligations at the outset of the arrangement, as they are contingent upon option exercise. The Parent evaluates the customer options for material rights, that is, the option to acquire additional goods or services for free or at a discount. If the customer options are determined to represent a material right, the material right is recognized as a separate performance obligation at the outset of the arrangement. The Parent allocates the transaction price to material rights based on the standalone selling price. As a practical alternative to estimating the standalone selling price when the goods or services are both (i) similar to the original goods and services in the contract and (ii) provided in accordance with the terms of the original contract, the Parent allocates the total amount of consideration expected to be received from the customer to the total goods or services expected to be provided to the customer. Amounts allocated to any material right are not recognized as revenue until the option is exercised and the performance obligation is satisfied.

Milestone payments: At the inception of each arrangement that includes milestone payments, the Parent evaluates whether a significant reversal of cumulative revenue provided in conjunction with achieving the milestones is probable, and estimates the amount to be included in the transaction price using the most likely amount method. If it is probable that a significant reversal of cumulative revenue would not occur, the associated milestone value is included in the transaction price. Milestone payments that are not within the control of the Parent or the licensee, such as regulatory approvals, are not considered probable of being achieved until those approvals are received. For other milestones, the Parent evaluates factors such as the scientific, clinical, regulatory, commercial, and other risks that must be overcome to achieve the particular milestone in making this assessment.

Wave Life Sciences Ltd.

Notes to Supplementary Financial Information

Year ended December 31, 2019

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

There is considerable judgment involved in determining whether it is probable that a significant reversal of cumulative revenue would not occur. At the end of each subsequent reporting period, the Parent reevaluates the probability of achievement of all milestones subject to constraint and, if necessary, adjusts its estimate of the overall transaction price. Any such adjustments are recorded on a cumulative catch-up basis, which would affect revenues and earnings in the period of adjustment.

Royalties: For arrangements that include sales-based royalties, including milestone payments based on a level of sales, and the license is deemed to be the predominant item to which the royalties relate, the Parent recognizes revenue at the later of (i) when the related sales occur, or (ii) when the performance obligation to which some or all of the royalty has been allocated has been satisfied (or partially satisfied). To date, the Parent has not recognized any royalty revenue resulting from any of its licensing arrangements.

Contract costs: The Parent recognizes as an asset the incremental costs of obtaining a contract with a customer if the costs are expected to be recovered. As a practical expedient, the Parent recognizes the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that it otherwise would have recognized is one year or less. To date, the Parent has not incurred any incremental costs of obtaining a contract with a customer.

For additional discussion of accounting for collaboration revenues, see Note 5.

Product Revenue

The Parent has had no product revenue to date.

Share-Based Compensation

The Parent measures and recognizes share-based compensation expense, for both employee and director option awards, based on the grant date fair value of the awards. The Parent calculates the fair value of restricted share unit awards based on the grant date fair value of the underlying ordinary shares. The Parent recognizes share-based compensation expense on a straight-line basis over the requisite service period of the awards, which is generally the vesting period.

The Parent determines the fair value of share-based awards granted to non-employees as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. All equity instruments issued to non-employees as consideration for goods or services received by the Parent are accounted for based on the fair value of the equity instruments issued. These awards are recorded in expense and additional paid-in capital in shareholders’ equity over the applicable service periods based on the fair value of the options at the end of each period. The Parent accounts for the expense from share-based awards to non-employees by re-measuring the awards at fair value over the vesting period.

The additional paid-in capital presented on the Parent’s supplementary balance sheets only reflects share-based compensation expense for non-employee option awards and share-based compensation expense for option awards granted to non-employee directors, which are accounted for as employee option awards. The remainder of the consolidated share-based compensation expense was recorded by the Parent’s subsidiaries as the expense relates to option awards and restricted share units granted to employees of the subsidiaries.

Wave Life Sciences Ltd.

Notes to Supplementary Financial Information

Year ended December 31, 2019

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The fair value of each share option grant was determined using the methods and assumptions discussed below. These inputs are generally subjective and require significant judgment and estimation by management.

•

Fair Value of Ordinary Shares The fair value of the ordinary shares underlying the Company’s share-based awards is based on the closing price of the Parent’s ordinary shares as reported by the Nasdaq Global Market on the date of grant.

•

Expected Term The expected term of share options represents the weighted-average period that the share options are expected to remain outstanding. The Company estimated the expected term using the simplified method, which is an average of the contractual term of the option and the vesting period.

•

Expected Volatility Since there is limited historical data for the Parent’s ordinary shares and limited company-specific historical volatility, it has determined the share price volatility for options granted based on an analysis of the volatility used by a peer group of publicly traded companies. In evaluating similarity, the Parent considers factors such as industry, stage of life cycle and size.

•

Risk-free Interest Rate The risk-free interest rate is based on the U.S. Treasury yield in effect at the time of the grant for zero-coupon U.S. Treasury notes with remaining terms similar to the expected term of the options.

•	Dividend Rate The expected dividend was assumed to be zero as the Parent has never paid dividends and has no current plans to do so.

Income Taxes

The Parent accounts for income taxes using an asset and liability approach, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the consolidated financial statements, but have not been reflected in taxable income. A valuation allowance is established to reduce deferred tax assets to their estimated realizable value. Therefore, the Parent provides a valuation allowance to the extent that it is more likely than not that all or a portion of the deferred tax assets will not be realized in the future.

The Parent accounts for uncertainty in income taxes recognized in the financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the tax authorities. If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.

The Parent recognizes interest and penalties related to uncertain tax positions in the income tax provision on the consolidated statements of operations and comprehensive loss.

The Parent has certain research and management services agreements in place with Wave USA, it’s U.S. subsidiary, which include transfer pricing assumptions. The determination of the appropriate level of transfer pricing requires judgment based on transfer pricing analyses of comparable companies. The Parent monitors the nature of its service agreements for changes in its operations as well as economic conditions. The Parent also periodically reviews the transfer pricing analyses for changes in the composition in the pool of comparable companies as well the related ongoing results of the comparable companies.

Wave Life Sciences Ltd.

Notes to Supplementary Financial Information

Year ended December 31, 2019

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Unasserted Claims

In the ordinary course of business, the Parent may be subject to legal proceedings, claims and litigation as the Parent operates in an industry susceptible to patent and other legal claims. The Parent accounts for estimated losses with respect to legal proceedings and claims when such losses are probable and estimable. Legal costs associated with these matters are expensed when incurred. The Parent is not currently a party to any material legal proceedings.

3. INTERCOMPANY BALANCES

The intercompany balances presented on the Parent’s balance sheets are the result of intercompany transactions between the Parent and its subsidiaries.

As of December 31, 2019, intercompany accounts receivables totaled $1.2 million and related to amounts due from Wave USA related to proceeds from the exercise of share options by Wave USA’s employees as well as amounts due from Wave UK related to the reimbursement of certain expenses that were paid for by the Parent on behalf of Wave UK.

As of December 31, 2018, intercompany accounts receivables totaled $0.1 million and related to amounts due from Wave USA related to proceeds from the exercise of share options by Wave USA’s employees as well as amounts due from Wave UK related to the reimbursement of certain expenses that were paid for by the Parent on behalf of Wave UK.

As of December 31, 2019, the intercompany accounts payable totaled $5.2 million and related to amounts due to Wave USA under the intercompany research and management services agreements as well as additional amounts due to Wave USA and Wave Japan related to the reimbursement of certain expenses that were paid for by Wave USA and Wave Japan on behalf of the Parent.

As of December 31, 2018, the intercompany accounts payable totaled $8.5 million and related to amounts due to Wave USA under the intercompany research and management services agreements as well as additional amounts due to Wave USA related to the reimbursement of certain expenses that were paid for by Wave USA on behalf of the Parent.

Wave Life Sciences Ltd.

Notes to Supplementary Financial Information

Year ended December 31, 2019

4. INCOME TAXES

The components of the Parent’s deferred tax assets and liabilities as of December 31, 2019 and 2018 are as follows:

	December 31, 2019	December 31, 2018
	(in thousands)
Deferred tax assets:
Net operating loss carryforwards	$30,408	$27,787
Other	—	743

Total deferred tax assets	30,408	28,530

Valuation allowance	(30,013)	(28,530)

Net deferred tax assets	395	—
Deferred tax liability:
Other	(395)	—

Total deferred tax liability	(395)	—

Net deferred tax asset (liability)	$—	$—

As of December 31, 2019, the Parent has net operating loss carryforwards in Singapore of $171.6 million, which may be available to offset future income tax liabilities and can be carried forward indefinitely provided the Parent satisfies the shareholdings test for carry-forward losses.

The Parent has evaluated the positive and negative evidence bearing upon its ability to realize its deferred tax assets. Management has considered the Parent’s history of cumulative net losses incurred since inception and its lack of commercialization of any products or generation of any revenue from product sales since inception and has concluded that it is more likely than not that the Parent will not realize the benefits of the deferred tax assets in Singapore. Accordingly, a full valuation allowance has been established against those deferred tax assets as of December 31, 2019. The valuation allowance increased by approximately $1.5 million in 2019 primarily because of operating losses generated with no corresponding financial statement benefit. The Parent may release this valuation allowance when management determines that it is more likely than not that the deferred tax assets will be realized. Any release of valuation allowance will be recorded as a tax benefit increasing net income.

The Parent files income tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Parent is subject to examination by various taxing authorities in Singapore. There are currently no pending income tax examinations. Tax years from 2015 to the present are still open to examination in Singapore.

As of December 31, 2019, and 2018, $17.2 million and $53.0 million of cash and cash equivalents, respectively, was held by the Parent’s subsidiaries outside of Singapore. Additionally, as of December 31, 2019 and 2018, the Parent’s subsidiaries held restricted cash of $3.6 million outside of Singapore. The Parent does not provide for Singapore income tax or foreign withholding taxes on foreign unrepatriated earnings, as the Parent intends to permanently reinvest undistributed earnings in its foreign subsidiaries. If the Parent decides to change this assertion in the future to repatriate any additional foreign earnings, the Parent may be required to accrue and pay taxes. Because of the complexity of Singapore and foreign tax rules applicable to the distribution of earnings from foreign subsidiaries to Singapore, the determination of the unrecognized deferred tax liability on these earnings is not practicable.

Wave Life Sciences Ltd.

Notes to Supplementary Financial Information

Year ended December 31, 2019

5. COLLABORATION AGREEMENTS

Pfizer Collaboration and Equity Agreements

In May 2016, the Parent entered into a Research, License and Option Agreement (as amended in November 2017, the “Pfizer Collaboration Agreement”) with Pfizer Inc. (“Pfizer”). Pursuant to the terms of the Pfizer Collaboration Agreement, the Parent and Pfizer agreed to collaborate on the discovery, development and commercialization of stereopure oligonucleotide therapeutics for up to five programs (the “Pfizer Programs”), each directed at a genetically-defined hepatic target selected by Pfizer (the “Pfizer Collaboration”). The Parent received $10.0 million as an upfront license fee under the Pfizer Collaboration Agreement. Subject to option exercises by Pfizer, the Parent may earn potential research, development and commercial milestone payments, plus royalties, tiered up to low double-digits, on sales of any products that may result from the Pfizer Collaboration. None of the payments under the Pfizer Collaboration Agreement are refundable.

Simultaneously with the entry into the Pfizer Collaboration Agreement, the Parent entered into a Share Purchase Agreement (the “Pfizer Equity Agreement,” and together with the Pfizer Collaboration Agreement, the “Pfizer Agreements”) with C.P. Pharmaceuticals International C.V., an affiliate of Pfizer (the “Pfizer Affiliate”). Pursuant to the terms of the Pfizer Equity Agreement, the Pfizer Affiliate purchased 1,875,000 of the Parent’s ordinary shares (the “Shares”) at a purchase price of $16.00 per share, for an aggregate purchase price of $30.0 million. The Parent did not incur any material costs in connection with the issuance of the Shares.

Under the Pfizer Collaboration Agreement, the parties agreed to collaborate during a four-year research term. During the research term, the Parent is responsible to use its commercially reasonable efforts to advance up to five programs through to the selection of clinical candidates. At that stage, Pfizer may elect to license any of these Pfizer Programs exclusively and obtain exclusive rights to undertake the clinical development of the resulting clinical candidates into products and the potential commercialization of any such products thereafter. In addition, the Parent received a non-exclusive, royalty-bearing sublicensable license to use Pfizer’s hepatic targeting technology in any of the Company’s own hepatic programs that are outside the scope of the Pfizer Collaboration (the “Wave Programs”). If the Company uses this technology on the Wave Programs, Pfizer is eligible to receive potential development and commercial milestone payments from the Company. Pfizer is also eligible to receive tiered royalties on sales of any products that include Pfizer’s hepatic targeting technology. The Company is not currently utilizing Pfizer’s hepatic targeting technology in any of its own hepatic programs that are outside of the scope of the Pfizer Collaboration Agreement.

The stated term of the Pfizer Collaboration Agreement commenced on May 5, 2016 and terminates on the date of the last to expire payment obligation with respect to each Pfizer Program and, with respect to each Wave Program, expires on a program-by-program basis accordingly. Pfizer may terminate its rights related to a Pfizer Program under the Pfizer Collaboration Agreement at its own convenience upon 90 days’ notice to the Parent. The Parent may also terminate its rights related to a Wave Program at its own convenience upon 90 days’ notice to Pfizer. The Pfizer Collaboration Agreement may also be terminated by either party in the event of an uncured material breach of the Pfizer Collaboration Agreement by the other party.

Pfizer nominated two hepatic targets upon entry into the Pfizer Collaboration in May 2016. The Pfizer Collaboration Agreement provides Pfizer with options to nominate up to three additional programs by making nomination milestone payments. Pfizer nominated the third, fourth and fifth hepatic targets in August 2016, March 2018 and April 2018, respectively.

The Pfizer Collaboration is managed by a joint steering committee in which both parties are represented equally, which will oversee the scientific progression of each Pfizer Program up to the clinical candidate stage. During the

Wave Life Sciences Ltd.

Notes to Supplementary Financial Information

Year ended December 31, 2019

5. COLLABORATION AGREEMENTS (CONTINUED)

four-year research term and for a period of two years thereafter, the Parent has agreed to work exclusively with Pfizer with respect to using any of the Company’s stereopure oligonucleotide technology that is specific for the applicable hepatic target which is the basis of any Pfizer Program. Within a specified period after receiving a data package for a candidate under each nominated program, Pfizer may exercise an option to obtain a license to develop, manufacture and commercialize the program candidate by paying an exercise price per program.

The Parent assessed this arrangement in accordance with ASC 606 and concluded that the contract counterparty, Pfizer, is a customer. The Parent identified the following promises under the arrangement: (1) the non-exclusive, royalty-free research and development license; (2) the research and development services for Programs 1 and 2; (3) the program nomination options for Programs 3, 4 and 5; (4) the research and development services associated with Programs 3, 4 and 5; (5) the options to obtain a license to develop, manufacture and commercialize Programs 1 and 2; and (6) the options to obtain a license to develop, manufacture and commercialize Programs 3, 4 and 5. The research and development services for each of Programs 1 and 2 were determined to not be distinct from the research and development license and should be combined into a single performance obligation for each program. The promises under the Pfizer Collaboration Agreement relate primarily to the research and development required by the Parent for each of the programs nominated by Pfizer.

Additionally, the Parent determined that the program nomination options for Programs 3, 4 and 5 were priced at a discount and, as such, provide material rights to Pfizer, representing three separate performance obligations. The research and development services associated with Programs 3, 4 and 5 and the options to obtain a license to develop, manufacture and commercialize Programs 3, 4 and 5 are subject to Pfizer’s exercise of the program nomination options for such programs and therefore do not represent performance obligations at the outset of the arrangement. The options to obtain a license to develop, manufacture and commercialize Programs 1 and 2 do not represent material rights; as such, they are not representative of performance obligations at the outset of the arrangement. Based on these assessments, the Parent identified five performance obligations in the Pfizer Collaboration Agreement: (1) research and development services and license for Program 1; (2) research and development services and license for Program 2; (3) material right provided for the option to nominate Program 3; (4) material right provided for the option to nominate Program 4; and (5) material right provided for the option to nominate Program 5.

At the outset of the arrangement, the transaction price included only the $10.0 million up-front consideration received. The Parent determined that the Pfizer Collaboration Agreement did not contain a significant financing component. The program nomination option exercise fees for research and development services associated with Programs 3, 4 and 5 that may be received are excluded from the transaction price until each customer option is exercised. The potential milestone payments were excluded from the transaction price, as all milestone amounts were fully constrained at the inception of the Pfizer Collaboration Agreement. The exercise fees for the options to obtain a license to develop, manufacture and commercialize Programs 3, 4 and 5 that may be received are excluded from the transaction price until each customer option is exercised. The Parent will reevaluate the transaction price at the end of each reporting period and as uncertain events are resolved or other changes in circumstances occur, and, if necessary, will adjust its estimate of the transaction price.

During the year ended December 31, 2017, it became probable that a significant reversal of cumulative revenue would not occur for a developmental milestone under the Pfizer Collaboration Agreement. At such time, the associated consideration was added to the estimated transaction price and allocated to the existing performance obligations, and the Parent recognized a cumulative catch-up to revenue for this developmental milestone, representing the amount that would have been recognized had the milestone payment been included in the

Wave Life Sciences Ltd.

Notes to Supplementary Financial Information

Year ended December 31, 2019

5. COLLABORATION AGREEMENTS (CONTINUED)

transaction price from the outset of the arrangement. The remainder will be recognized in the same manner as the remaining, unrecognized transaction price over the remaining period until each performance obligation is satisfied.

Revenue associated with the performance obligations relating to Programs 1 and 2 is being recognized as revenue as the research and development services are provided using an input method, according to the full-time employee (“FTE”) hours incurred on each program and the FTE hours expected to be incurred in the future to satisfy the performance obligation. The transfer of control occurs over time and, in management’s judgment, this input method is the best measure of progress towards satisfying the performance obligation. The amount allocated to the three material rights will be recognized as the underlying research and development services are provided commencing from the date that Pfizer exercises each respective option, or immediately as each option expires unexercised. The amounts received that have not yet been recognized as revenue are recorded in deferred revenue on the Parent’s supplementary balance sheets.

Pfizer nominated the third, fourth and fifth hepatic targets in August 2016, March 2018 and April 2018, respectively. Upon each exercise, the Parent allocated the transaction price amount allocated to the material right at inception of the arrangement plus the program nomination option exercise fee paid by Pfizer at the time of exercising the option to a new performance obligation, which will be recognized as revenue as the research and development services are provided using the same method as the performance obligations relating to Programs 1 and 2.

Through December 31, 2019, the Parent had recognized revenue of $17.0 million as collaboration revenue in the Company’s consolidated statements of operations and comprehensive loss under the Pfizer Collaboration Agreement. During the years ended December 31, 2019, 2018 and 2017, the Parent recognized revenue of $7.1 million, $4.9 million and $3.9 million, respectively, under the Pfizer Collaboration Agreement. The aggregate amount of the transaction price allocated to the Parent’s partially unsatisfied performance obligations and recorded in deferred revenue at December 31, 2019 is $1.5 million, all of which is included in current liabilities. The Parent expects to recognize the remaining deferred revenue according to FTE hours incurred, over the remaining research term, which is four months as of December 31, 2019.

Takeda Collaboration and Equity Agreements

In February 2018, Wave USA and Wave UK entered into a global strategic collaboration (the “Takeda Collaboration”) with Takeda Pharmaceutical Company Limited (“Takeda”), pursuant to which Wave USA, Wave UK and Takeda agreed to collaborate on the research, development and commercialization of oligonucleotide therapeutics for disorders of the Central Nervous System (“CNS”).

Simultaneously with Wave USA and Wave UK’s entry into the collaboration and license agreement with Takeda (the “Takeda Collaboration Agreement”), the Parent entered into a share purchase agreement with Takeda (the “Takeda Equity Agreement,” and together with the Takeda Collaboration Agreement, the “Takeda Agreements”) pursuant to which the Parent agreed to sell to Takeda 1,096,892 of its ordinary shares at a purchase price of $54.70 per share. In April 2018, the Parent closed the Takeda Equity Agreement and received aggregate cash proceeds of $60.0 million. The Parent did not incur any material costs in connection with the issuance of shares.

Wave Life Sciences Ltd.

Notes to Supplementary Financial Information

Year ended December 31, 2019

6. SHARE CAPITAL

The following represents the historical ordinary share transactions of the Parent from December 31, 2016 through December 31, 2019:

•

In April 2017, the Parent closed a follow-on underwritten public offering of 4,166,667 ordinary shares at a purchase price of $24.00 per share for gross proceeds of $100.0 million. The net proceeds from this issuance were $93.5 million after deducting underwriting discounts and commissions and other offering expenses.

•	In April 2018, the Parent issued 1,096,892 ordinary shares to Takeda under the Takeda Collaboration Agreement at a purchase price of $54.70 per share, for an aggregate purchase price of $60.0 million.

•

In January 2019, the Parent closed a follow-on underwritten public offering of 3,950,000 ordinary shares at a purchase price of $38.00 per share for gross proceeds of $150.1 million, and in February 2019 the Parent closed on the sale of an additional 592,500 ordinary shares (collectively, the “January 2019 Offering”) for gross proceeds of an additional $22.5 million. The net proceeds to the Parent from the January 2019 Offering were $161.8 million, after deducting underwriting discounts and commissions and offering expenses.

Features of the Series A Preferred Shares and Ordinary Shares

The Series A preferred shares and ordinary shares have no par value and there is no concept of authorized share capital under Singapore law. The Series A preferred shares are not redeemable.

Voting

The holders of Series A preferred shares are not entitled to vote on any of the matters proposed to shareholders, other than as specified in the Parent’s Constitution. The holders of ordinary shares are entitled to one vote for each ordinary share held at all meetings of shareholders and written actions in lieu of meetings.

Dividends

All dividends, if any, shall be declared and paid pro rata according to the number of shares held by each member entitled to receive dividends. The Parent’s board of directors may deduct from any dividend all sums of money presently payable by the member to the Parent on account of calls.

Liquidation

In the event of a liquidation, dissolution or winding up of, or a return of capital by the Parent, the ordinary shares will rank equally with the Series A preferred shares after the payment of the liquidation preference of an aggregate of approximately $10 thousand for Series A preferred shares.

7. SHARE-BASED COMPENSATION

In December 2014, the Parent’s board of directors adopted the Wave Life Sciences Ltd. 2014 Equity Incentive Plan (the “2014 Plan”), and reserved 1,763,714 ordinary shares for issuance under this plan, which was increased to 5,064,544 in 2015, to 6,064,544 in 2017, to 6,943,344 in 2018, and to 7,971,331 in 2019. The 2014 Plan authorizes the board of directors or a committee of the board to grant incentive share options, non-qualified share options, share appreciation rights, restricted awards, which include restricted shares and restricted share units

Wave Life Sciences Ltd.

Notes to Supplementary Financial Information

Year ended December 31, 2019

7. SHARE-BASED COMPENSATION (CONTINUED)

(“RSUs”), and performance awards to eligible employees, consultants and directors of the Company. The Company accounts for grants to its board of directors as grants to employees.

As of December 31, 2019, 1,081,856 ordinary shares remained available for future grant under the 2014 Plan.

Share option activity under the 2014 Plan is summarized as follows:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)(1)
Outstanding as of January 1, 2019	4,016,590	$19.47
Granted(2)	163,200	21.89
Exercised	(213,556)	12.20
Forfeited or cancelled	(127,685)	32.47

Outstanding as of December 31, 2019	3,838,549	$19.54	6.13	$7,530

Options exercisable as of December 31, 2019	2,972,764	$15.17	5.75	$7,530

(1)

The aggregate intrinsic value of options is calculated as the difference between the exercise price of the share options and the fair value of the Parent’s ordinary shares for those share options that had exercise prices lower than the fair value of the ordinary shares as of the end of the period.

(2)	Includes 126,000 options granted by the Parent to non-employee directors during 2019; these options are treated as options granted to employees.

Options generally vest over periods of one to four years, and options that are forfeited or cancelled are available to be granted again. The contractual life of options is generally five or ten years from the grant date.

The assumptions used in the Black-Scholes option pricing model to determine the fair value of share options granted to employees during the period were as follows:

	For the Year Ended December 31,
	2019	2018	2017
Risk-free interest rate	1.34% - 2.62%	2.49% - 3.01%	1.49% - 2.23%
Expected term (in years)	3.00 - 6.11	3.00 - 6.25	3.00 - 6.25
Expected volatility	68% - 74%	64% - 71%	69% - 72%
Expected dividend yield	0%	0%	0%

The options that were granted to non-employees in 2015 were fully vested as of December 31, 2018. There have been no additional options granted to non-employees since 2015.

Wave Life Sciences Ltd.

Notes to Supplementary Financial Information

Year ended December 31, 2019

7. SHARE-BASED COMPENSATION (CONTINUED)

RSU activity for the year ended December 31, 2019 is summarized as follows:

	RSUs	Average Grant Date Fair Value (in dollars per share)
Outstanding as of January 1, 2019	408,521	$37.16
Granted	1,566,855	42.71
Vested	(112,437)	36.61
Forfeited	(111,077)	42.69

RSUs Outstanding at December 31, 2019	1,751,862	$41.81

Of the RSUs granted, 567,915 were time-based RSUs and 998,940 were performance-based RSUs. Vesting of these performance-based RSUs is contingent on the occurrence of certain regulatory and commercial milestones. Time-based RSUs generally vest over periods of one to four years. RSUs that are forfeited are available to be granted again. The Company did not recognize an expense in 2019 related to the performance-based RSUs as the related milestones were not considered probable of achievement.

As of December 31, 2019, the unrecognized compensation cost related to outstanding options was $17.1 million for employees. Of the total unrecognized compensation cost, $1.2 million related to the Parent’s options granted to non-employee directors and the remaining $15.9 million related to the options granted to employees of the Parent’s subsidiaries. The unrecognized compensation cost related to outstanding options for employees is expected to be recognized over a weighted-average period of approximately 1.94 years. For the years ended December 31, 2019, 2018 and 2017, the weighted-average grant date fair value per granted option was $11.95, $27.90 and $16.58, respectively. The aggregate fair value of options that vested during the years ended December 31, 2019, 2018 and 2017, was $15.2 million, $9.3 million and $11.5 million, respectively. The unrecognized compensation costs related to outstanding time-based RSUs was $23.7 million as of December 31, 2019 and is expected to be recognized over a weighted-average period of approximately 2.76 years. The total fair value of RSUs vested during the years ended December 31, 2019, 2018, and 2017 was $4.2 million, $1.8 million, and $0.4 million, respectively.

Share-based compensation expense for the years ended December 31, 2019, 2018 and 2017 is classified as operating expenses in the consolidated statements of operations and comprehensive loss as follows:

	For the Year Ended December 31,
	2019	2018	2017
	(in thousands)
Research and development expenses	$9,479	$9,172	$7,670
General and administrative expenses	10,030	6,424	4,473

Total share-based compensation expense	$19,509	$15,596	$12,143

There was no share-based compensation expense recorded for the year ended December 31, 2019 related to options granted to non-employees. Of the total share-based compensation expense recorded for the years ended December 31, 2018 and 2017, $1.4 million and $2.9 million, respectively, related to options granted to non-employees, all of which is included in research and development expenses on the consolidated statements of operations and comprehensive loss. Of the total share-based compensation expense recorded, the Parent recorded

Wave Life Sciences Ltd.

Notes to Supplementary Financial Information

Year ended December 31, 2019

7. SHARE-BASED COMPENSATION (CONTINUED)

share-based compensation expense of $1.2 million, $2.3 million and $4.0 million for the years ended December 31, 2019, 2018 and 2017, respectively. The Parent records the share-based compensation expense related to options granted to non-employees and non-employee directors. The options granted to non-employee directors are treated as options granted to employees. The Parent’s subsidiaries record share-based compensation expense related to options and RSUs granted to employees of the subsidiaries, as well as shares issued to employees of the subsidiaries.

8. RELATED PARTY

The Parent had the following related party transaction for the periods presented in the accompanying supplementary financial information, which has not otherwise been discussed in these notes to the supplementary financial information:

•

The Parent held cash of $0.1 million in depository accounts with Kagoshima Bank, Ltd., an affiliate of the Parent’s shareholders, Kagoshima Shinsangyo Sousei Investment Limited Partnership, as of December 31, 2017. These depository accounts were closed during the three months ended March 31, 2018.

9. SUBSEQUENT EVENTS

Workforce Reduction

On February 6, 2020, the Company implemented a plan to reduce operating costs and better align its workforce with the needs of its business following the Company’s December 16, 2019 announcement of its decision to discontinue the suvodirsen program for patients with Duchenne muscular dystrophy (“DMD”) and to cease development of the Company’s other DMD programs. Under this cost reduction plan, the Company reduced its workforce by approximately 22%. The Company estimates that it will incur one-time restructuring charges of approximately $3.5 million, including employee severance, benefits and related termination costs, the majority of which was paid in the first quarter of 2020.

Coronavirus Outbreak

On March 11, 2020, the World Health Organization declared the Coronavirus (“COVID-19”) outbreak to be a pandemic in recognition of its rapid spread across the globe. Many governments are taking increasingly stringent steps to help contain or delay the spread of the virus.

For the December 31, 2019 financial statements, the COVID-19 outbreak and the related impacts are considered non-adjusting events. The extent to which the global pandemic may impact the Company’s supply chain, patients in its clinical trials, and its employees, will depend on future developments, which are highly uncertain and cannot be predicted. Many of the Company’s employees and vendors are working remotely, however given the nature of research and development, manufacturing, and clinical trials, there are many activities that cannot be conducted remotely. As a result, there could be delays in research and development, manufacturing and preclinical and clinical activities due to the COVID-19 pandemic. The Company continues to evaluate COVID-19’s effect on its liquidity, capital resources, operations and business, and those of the third parties on which it relies.

VOTE PROCESSING C/O BROADRIDGE 51 MERCEDES WAY EDGEWOOD, NY 11717	VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D15752-Z77822	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

    WAVE LIFE SCIENCES LTD.

The Board of Directors recommends a vote FOR all of the director nominees listed in Proposal 1 and FOR Proposals 2, 3, 4, and 5.

1. The Election of the Nominees for Director:		For	Against	Abstain

1a.	Paul B. Bolno, M.D., MBA

1b.	Mark H. N. Corrigan, M.D.

1c.	Christian Henry

1d.	Peter Kolchinsky, Ph.D.

1e.	Amy Pott

1f.	Adrian Rawcliffe

1g.	Ken Takanashi

1h.	Aik Na Tan

1i.	Gregory L. Verdine, Ph.D.

1j.	Heidi L. Wagner, J.D.

		For	Against	Abstain

2.

To approve the re-appointment of KPMG LLP to serve as our independent registered public accounting firm and independent Singapore auditor for the year ending December 31, 2020, and to authorize the Audit Committee of the Board of Directors to fix KPMG LLP’s remuneration for services provided through the date of our 2021 Annual General Meeting of Shareholders

3.

To approve the Company’s payment of cash and equity-based compensation to non-employee directors for service on the Board of Directors and its committees, in the manner and on the basis set forth under “Proposal 3: Non-Employee Directors’ Compensation” in the proxy statement

4.	To authorize the Board of Directors to allot and issue Ordinary Shares of Wave Life Sciences Ltd.

5.	To approve by a non-binding advisory vote the compensation of our named executive officers as disclosed in the proxy statement

6.	To transact such other business as may properly come before the 2020 Annual General Meeting of Shareholders and all adjournments or postponements thereof

Please indicate if you plan to attend the 2020 Annual General Meeting.

		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Wave Life Sciences Ltd.

2020 Annual General Meeting of Shareholders

Wednesday, August 12, 2020, 11:00 a.m., Eastern Time

Wave Life Sciences Ltd.

733 Concord Avenue, Cambridge, MA 02138

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS: The notice,

proxy statement and our 2019 annual report to shareholders are available for viewing,

printing and downloading at https://materials.proxyvote.com/.

Vote by Mail

Whether or not you expect to attend the 2020 Annual General Meeting of Shareholders, please mark,

sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to

Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

YOUR PROXY CARD MUST BE RECEIVED AT THE ADDRESS ABOVE NOT LESS THAN 48 HOURS BEFORE THE TIME

APPOINTED FOR HOLDING THE 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS (OR WITHIN SUCH OTHER TIME

AS MAY BE REQUIRED BY THE SINGAPORE COMPANIES ACT).

D15753-Z77822

Proxy - WAVE LIFE SCIENCES LTD. (Incorporated in the Republic of Singapore;

Company Registration Number 201218209G)

2020 Annual General Meeting of Shareholders

August 12, 2020

This proxy is solicited by the Board of Directors

Paul B. Bolno, M.D., MBA, and in his absence, Linda Rockett, Esq., each with the power of substitution and each with the full power to act alone, are hereby authorized as Proxies to represent and vote the ordinary shares of Wave Life Sciences Ltd. owned by the undersigned, with all the powers which the undersigned would possess if personally present, at the 2020 Annual General Meeting of Shareholders of Wave Life Sciences Ltd. to be held on August 12, 2020 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the Proxies as directed herein by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the director nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, and FOR Proposal 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before 2020 Annual General Meeting of Shareholders or at any adjournment or postponement thereof.

Continued and to be signed on reverse side